As filed with the Securities and Exchange Commission on November 20, 2003

Registration No. 333-106911

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-4 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933	FORM S-4 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

THE TITAN CORPORATION

(Exact name of registrant as specified in its charter)

3033 Science Park Road

San Diego, California 92121-1199

(858) 552-9500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Delaware

(State or Other Jurisdiction of Incorporation or Organization)

95-2588754

(I.R.S. Employer Identification No.)

7373

(Primary Standard Industrial Classification Code Number for the registrant)

LOCKHEED MARTIN CORPORATION

(Exact name of registrant as specified in its charter)

6801 Rockledge Drive

Bethesda, Maryland 20817

(301) 897-6000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Maryland

(State or Other Jurisdiction of Incorporation or Organization)

52-1893632

(I.R.S. Employer Identification No.)

3760

(Primary Standard Industrial Classification Code Number for the registrant)

For information regarding additional registrants, see Schedule A hereto.

Nicholas J. Costanza

Senior Vice President, General Counsel and Secretary

The Titan Corporation

3033 Science Park Road

San Diego, California 92121-1199

(858) 552-9500

(Name, address, including zip code, and telephone number, including area code, of agent for service)

David A. Dedman

Associate General Counsel

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, Maryland 20817

(301) 897-6000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:
Mark E. Mazo James E. Showen Hogan & Hartson L.L.P. 555 13th Street, N.W. Washington, D.C. 20004 (202) 637-5600	Glenn C. Campbell King & Spalding LLP 1730 Pennsylvania Ave., N.W. Washington, D.C. 20006 (202) 737-0500

Approximate date of commencement of proposed sale to the public:    As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box.    ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

CALCULATION OF REGISTRATION FEE

Title of Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

8% Senior Subordinated Notes due 2011 of The Titan Corporation	$200,000,000	100%	$200,000,000	$16,180(2)

Guarantees of 8% Senior Subordinated Notes due 2011 by the Subsidiary Guarantors listed on Schedule A hereto	—	—	—	(3)

Guarantee of 8% Senior Subordinated Notes due 2011 by Lockheed Martin Corporation	—	—	—	(3)

(1)	The registration fee has been calculated pursuant to Rule 457(f)(2) under the Securities Act of 1933, as amended, and reflects the estimated book value of the securities being registered as of July 9, 2003. The Proposed Maximum Aggregate Offering Price is estimated solely for the purpose of calculating the registration fee.
(2)	Previously paid.
(3)	Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees of the debt securities being registered. The guarantees will not be traded separately.

The registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Schedule A

TABLE OF GUARANTORS

NAME/ADDRESS/PHONE	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	I.R.S. EMPLOYER IDENTIFICATION NUMBER

BTG, Inc. 3877 Fairfax Ridge Road Fairfax, VA 22030 (703) 383-8970	Virginia	54-1194161

BTG Technology Resources, Inc. 1501 Merchants Way Niceville, FL 32578 (850) 897-6111	Florida	54-1848240

BTG Technology Systems, Inc. 3877 Fairfax Ridge Road Fairfax, VA 22030 (703) 383-8970	Virginia	54-1194316

Cayenta eUtility Solutions— eMunicipal Solutions, Inc. 2955 Virtual Way, Ste. 100 Vancouver, BC (604) 570-4301	Nevada	98-0127562

Cayenta Operating LLC 3033 Science Park Road San Diego, CA 92121 (858) 552-9500	Delaware	94-3284583

Concept Automation, Inc. of America 3877 Fairfax Ridge Road Fairfax, VA 22030 (703) 383-8970	Virginia	54-1043204

Datacentric Automation Corporation 3033 Science Park Road San Diego, CA 92121 (858) 552-9500	Delaware	33-0931737

International Systems, LLC 9925 Carroll Canyon Road San Diego, CA 92131 (858) 566-9829	California	33-0700074

Linkabit Wireless LLC 3033 Science Park Road San Diego, CA 92121 (858) 552-9500	Delaware	33-0591074

NAME/ADDRESS/PHONE	STATE OR OTHER JURISDICTION OF INCORPORATION OR ORGANIZATION	I.R.S. EMPLOYER IDENTIFICATION NUMBER

Procom Services, Inc. 3394 Carmel Mountain Road San Diego, CA 92121 (858) 720-4000	California	33-0427938

Titan Africa, Inc. 3033 Science Park Road San Diego, CA 92121 (858) 552-9500	Delaware	33-0864886

Titan Facilities, Inc. (formerly known as Delta Construction Management, Inc.) 1501 Merchants Way Niceville, FL 32578 (850) 897-6111	Virginia	54-0918681

Titan Scan Technologies Corporation 9020 Activity Road San Diego, CA 92126 (858) 547-5990	Delaware	33-0937905

Titan Wireless, Inc. 3033 Science Park Road San Diego, CA 92121 (858) 552-9500	Delaware	33-0836787

Titan Wireless Afripa Holding, Inc. 3033 Science Park Road San Diego, CA 92121 (858) 552-9500	Delaware	33-0948527

Unidyne, LLC 3835 Princess Anne Road Norfolk, VA 23502 (757) 855-8037	Delaware	54-0856870

The information contained in this prospectus is not complete and may be changed. We may not complete this exchange offer and issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is prohibited.

SUBJECT TO COMPLETION, DATED NOVEMBER 20, 2003

PROSPECTUS

Dated                     , 2003

$200,000,000

THE TITAN CORPORATION

Offer to Exchange

8% Senior Subordinated Notes due 2011  that have been registered under the Securities Act of 1933  for  any and all outstanding unregistered 8% Senior Subordinated Notes due 2011

and

Solicitation of Consents

to the Proposed Amendments to the Indenture

relating to the 8% Senior Subordinated Notes due 2011 of The Titan Corporation

and

LOCKHEED MARTIN CORPORATION

Offer to Guarantee

The Titan Corporation is offering to exchange new 8% Senior Subordinated Notes due 2011 registered under the Securities Act of 1933, as amended, for any and all of its outstanding unregistered 8% Senior Subordinated Notes due 2011. The terms of the exchange notes are substantially identical to those of the outstanding notes, except that the exchange notes have been registered under the Securities Act. You will receive $1,000 principal amount of exchange notes for each $1,000 principal amount of outstanding notes that you validly tender in the exchange offer and do not withdraw.

Concurrently with the exchange offer, Titan is seeking your consent to proposed amendments to the indenture under which the outstanding notes were issued and under which the exchange notes will be issued. Titan is soliciting consents to the proposed amendments to satisfy Titan’s obligations under a merger agreement, dated as of September 15, 2003, relating to the proposed merger of Titan with a wholly-owned subsidiary of Lockheed Martin. The proposed merger is conditioned on, among other things, receipt of consents to the proposed amendments from holders of at least a majority in aggregate principal amount of outstanding notes.

These proposed amendments seek to release the subsidiaries of Titan that are currently guarantors under the indenture and remove most of the restrictive covenants and reporting requirements contained in the indenture. In addition, Titan is seeking your consent to provide for the termination of a registration rights agreement relating to the notes. Holders of outstanding notes who return their consent to the proposed amendments prior to the consent fee deadline will receive a consent fee in cash in an amount equal to     % of the principal amount of the outstanding notes tendered by the holder if the requisite consents are received and the merger is completed. In addition, Lockheed Martin is offering to fully and unconditionally guarantee both the outstanding notes and the exchange notes if the requisite consents are received and the proposed merger is completed. If your consent is not received by the consent fee deadline, you will not be paid the consent fee.

Titan intends to complete the exchange offer even if the requisite consents are not received and the merger is not completed. If the merger is not completed for any reason, the proposed amendments will not become operative, Lockheed Martin will not become a guarantor of the notes and you will not receive the consent fee.

For a discussion of factors you should consider before you decide to participate in the exchange offer and consent solicitation, see “ Risk Factors” beginning on page 15.

The consent fee deadline is 5:00 p.m., New York City time on                     , 2003, unless extended. The expiration date for the exchange offer and consent solicitation is 5:00 p.m., New York City time, on                     , 2004, unless extended. Your ability to withdraw tendered notes and consents is limited as described in this prospectus.

The dealer-manager and solicitation agent for the exchange offer and consent solicitation is:

Credit Suisse First Boston LLC

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. No person has been authorized to give any information or make any representations in connection with the exchange offer and consent solicitation, other than the information and those representations contained or incorporated by reference in this prospectus or in the accompanying letters of transmittal. If given or made, such information and representations must not be relied upon by you as having been authorized by us, the trustee, the exchange agent, the dealer-manager and solicitation agent, the information agent, or any other party involved in the exchange offer and consent solicitation. We are not making an offer of these securities in any state or jurisdiction where the offer is not permitted. You should not assume that the information provided by this prospectus or the documents incorporated by reference herein is accurate as of any date other than the date of such prospectus or incorporated documents, regardless of the date you receive them.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act of 1933, as amended, which we refer to as the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities. Titan has agreed that, for a period of up to 180 days after the completion of the exchange offer, it will make this prospectus available to any broker-dealer for use in connection with any such resale. For additional information regarding the resale of exchange notes, see “Plan of Distribution.”

ii

PROSPECTUS SUMMARY

This summary is qualified in all respects by the more detailed information appearing elsewhere or incorporated by reference in this prospectus. You should carefully read this entire prospectus and the documents incorporated by reference in this prospectus to fully understand the terms of the exchange offer and the consent solicitation. References to the “outstanding notes” refer to Titan’s outstanding unregistered 8% Senior Subordinated Notes due 2011, and references to the “exchange notes” refer to Titan’s 8% Senior Subordinated Notes due 2011 that have been registered under the Securities Act. References to the “notes” refer collectively to the outstanding notes and the exchange notes. Unless otherwise indicated, references to the “letter of transmittal” refer to both the BLUE letter of transmittal and consent and the GREEN letter of transmittal.

Titan

The Titan Corporation

3033 Science Park Road

San Diego, California 92121

(858) 552-9500

The Titan Corporation, a Delaware corporation, is a technology developer and systems integrator for the Department of Defense, the Department of Homeland Security, and intelligence and other key United States government agencies. Titan provides a range of services and systems solutions. These solutions and services include research and development, design, installation, integration, test, logistics support, maintenance and training. Titan also provides services and solutions to government agencies with sophisticated information systems. These include information processing, information fusion, data management, and communication systems. In addition, Titan develops and produces digital imaging products, sensors, lasers, electro-optical systems, threat simulation/training systems, intelligence electronic hardware, signal intercept systems and complex military specific systems.

Lockheed Martin

Lockheed Martin Corporation

6801 Rockledge Drive

Bethesda, Maryland 20817

(301) 897-6000

Lockheed Martin principally researches, designs, develops, manufactures, integrates and operates advanced technology systems, products and services. Lockheed Martin serves customers in domestic and international defense and civil and commercial sectors, with its principal customers being agencies of the United States government. Lockheed Martin is a Maryland corporation and was formed in March 1995 by combining the businesses of Lockheed Corporation and Martin Marietta Corporation. Lockheed Martin operates in five principal business areas: Aeronautics, Electronic Systems, Space Systems, Integrated Systems & Solutions, and Technology Services.

Purpose of the Exchange Offer and Consent Solicitation

The purpose of the exchange offer described in this prospectus is to satisfy Titan’s obligations under a registration rights agreement relating to the outstanding notes. In addition, in connection with the proposed merger between Lockheed Martin and Titan, which is referred to as the merger, Lockheed Martin and Titan have agreed to file, and to use their commercially reasonable efforts to cause to become effective with the Securities and Exchange Commission, or the SEC, this registration statement with respect to the exchange of the outstanding notes for the exchange notes and consent solicitation. Titan expects to complete the exchange offer even if the requisite consents are not received and the merger is not completed.

The purpose of the consent solicitation described in this prospectus is to satisfy one of the conditions to Lockheed Martin’s obligation to complete the proposed merger. In this regard, Titan has agreed to use commercially reasonable efforts to commence a consent solicitation to amend the indenture to:

•	provide that the merger does not require a change in control offer, as defined in the indenture, to be made to the holders of the notes;

•	eliminate most of the restrictive covenants and the reporting requirements contained in the indenture;

•	modify the event of default provisions; and

•	release the subsidiaries of Titan from their guarantees under the indenture.

In addition, Titan is seeking your consent to provide for the termination of the registration rights agreement. The proposed amendments to the indenture and the registration rights agreement are referred to as the “proposed amendments.” Holders of outstanding notes who return their consent to the proposed amendments prior to the consent fee deadline will receive a consent fee equal to     % of the principal amount of outstanding notes tendered by the holder, if the requisite consents are received and the merger is completed. If your consent is not received by the consent fee deadline, you will not receive the consent fee. In addition, Lockheed Martin will fully and unconditionally guarantee the notes if the requisite consents are received and the merger is completed. If the merger is not completed for any reason, the proposed amendments will not become operative, Lockheed Martin will not become a guarantor of the notes and you will not receive a consent fee. If the merger is completed and the proposed amendments become operative, Lockheed Martin will become a guarantor of the notes.

The Merger

Upon completion of the merger, Titan will be merged with a wholly-owned subsidiary of Lockheed Martin. After the merger, the surviving entity in the merger will continue its existence under Delaware law as a wholly-owned subsidiary of Lockheed Martin and will be the obligor of the notes. Lockheed Martin and Titan currently anticipate that the merger will be completed during the first quarter of 2004. For more information regarding the merger and the transactions contemplated thereby, please see the section entitled “The Merger.”

Summary of the Terms of the Exchange Offer and Consent Solicitation

The Exchange Offer

Titan is offering up to $200 million aggregate principal amount of exchange notes registered under the Securities Act, in exchange for the same principal amount of unregistered outstanding notes. Outstanding notes may be tendered for exchange notes in whole or in part in any integral multiple of $1,000. Titan is making the exchange offer in order to satisfy its obligations under the registration rights agreement relating to the outstanding notes. Titan expects to complete the exchange offer even if the requisite consents are not received and the merger is not completed. For a description of the procedure for tendering the outstanding notes, see “Procedures for Tendering Outstanding Notes and Delivering Consents.”

The Consent Solicitation	Concurrently with the exchange offer, Titan is soliciting your consent to amend the indenture to:

•	provide that the merger does not require a change in control offer, as defined in the indenture, to be made to the noteholders;

•	eliminate most of the restrictive covenants and the reporting requirements contained in the indenture;

•	modify the event of default provisions; and

•	release the subsidiaries of Titan from their guarantees under the indenture.

In addition, Titan is seeking your consent to provide for the termination of the registration rights agreement. Titan is seeking consents to all of the proposed amendments as a single proposal. The holders of at least a majority in aggregate principal amount of the outstanding notes, whose consents are referred to as the requisite consents, must consent to the proposed amendments. As soon as the requisite consents are received, Titan will execute an amendment to the registration rights agreement and execute the supplemental indenture. The proposed amendments will not become operative until immediately prior to the completion of the merger. If the merger is not completed, the proposed amendments will not become operative.

If the proposed amendments become operative, the terms of the outstanding notes and the exchange notes will be amended as described under “The Consent Solicitation — The Proposed Amendments,” and holders of the notes will no longer be entitled to the benefits of most of the restrictive covenants in the indenture. As a result, there will be no restrictions on Titan’s ability to incur debt, make restricted payments and take other actions that would have been prohibited under the indenture.

Consent Fee; Lockheed Martin Guarantee	Holders of outstanding notes who return their consent to the proposed amendments prior to the consent fee deadline will receive a consent fee equal to % of the principal amount of outstanding notes tendered by the holder, if the requisite consents are received and the merger is completed. If your consent is not received by the consent fee deadline, you will not be paid the consent fee. You must tender your notes and consent to the proposed amendments in accordance with the procedures set forth under “Procedures for Tendering Outstanding Notes and Delivering Consents” on or prior to the consent fee deadline to receive the consent fee.

In addition, Lockheed Martin will fully and unconditionally guarantee the notes if the requisite consents are received and the proposed merger is completed. Under the guarantee, Lockheed Martin will guarantee the due and punctual payment of the principal of and interest, if any, in respect of the notes when and as the same shall become due and payable. Upon payment of the principal of and interest, if any, on all notes, Lockheed Martin will be subrogated to all rights of the holders of the notes against Titan in respect of any amounts paid by Lockheed Martin pursuant to the provisions of the indenture.

If the merger is not completed for any reason, the proposed amendments will not become operative, Lockheed Martin will not become a guarantor of the notes and you will not receive the consent fee. If the proposed amendments become operative, all holders of all notes will receive the benefit of the Lockheed Martin guarantee, whether or not they participate in the exchange offer and consent solicitation.

Supplemental Indenture

The proposed amendments to the indenture, if adopted, will be set forth in a supplemental indenture to be executed by Titan, Lockheed Martin, a wholly-owned subsidiary of Lockheed Martin, and the trustee as promptly as practicable after receipt of the requisite consents. The proposed amendments will become effective when the supplemental indenture is executed. Once the proposed amendments become effective, the consents will be irrevocable. However, the proposed amendments will not become operative until immediately prior to the completion of the merger, and only if the merger is completed. If the merger is not completed, the proposed amendments will not become operative. Until that point, the indenture, without giving effect to the proposed amendments, will remain in effect. If the requisite consents are not received and accepted by Titan, the supplemental indenture will not be executed and the proposed amendments will not become operative.

Procedures for Tendering Outstanding Notes and Consenting to the Proposed Amendments

If you wish to tender your outstanding notes and consent to the proposed amendments, you must complete, sign and date the BLUE letter of transmittal or follow the procedures for electronic tenders of notes and delivery of consents, in accordance with the instructions contained in this prospectus and the letter of transmittal.

If you wish to tender your outstanding notes, but do not wish to consent to the proposed amendments, you must complete, sign and date the GREEN letter of transmittal or follow the procedures for electronic tenders of notes, in accordance with the instructions contained in this prospectus and the letter of transmittal.

If your outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, Titan urges you to contact your nominee holder promptly if you wish to tender outstanding notes pursuant to the exchange offer and the consent solicitation.

See “Procedures for Tendering Outstanding Notes and Delivering Consents.”

If you are a person holding the outstanding notes through the Depository Trust Company, which is referred to in this prospectus as DTC, and wish to participate in the exchange offer and consent solicitation, you must do so through the DTC’s Automated Tender Offer Program, which is referred to in this prospectus as ATOP, by which you will agree to be bound by one of the letters of transmittal. By executing and agreeing to be bound by a letter of transmittal, you will be making a number of important representations to Titan, as set forth in such letter of transmittal, which representations are described under “Procedures for Tendering Outstanding Notes and Delivering Consents.”

Letters of transmittal and certificates representing outstanding notes should not be sent to Titan, Lockheed Martin, the dealer-manager and solicitation agent or the information agent. Those documents should be sent only to the exchange agent. The address, telephone and facsimile numbers, of the exchange agent are set forth in “The Exchange Offer — Exchange Agent” and in the letters of transmittal. Upon completion of the exchange offer, Titan will accept for exchange any and all outstanding notes that are properly tendered in the exchange offer and not withdrawn prior to the expiration date. The exchange notes issued in the exchange offer will be delivered promptly following the expiration date. See the section entitled “The Exchange Offer — Terms of the Exchange Offer.”

Any outstanding notes not accepted for exchange for any reason will be returned without expense as soon as practicable after the expiration or termination of the exchange offer.

Consent Fee Deadline	The consent fee deadline is 5:00 p.m., New York City time, on, , 2003, unless extended. If your consent is not received by the consent fee deadline, you will not receive the consent fee.

Expiration Date

The expiration date for the exchange offer and consent solicitation is 5:00 p.m., New York City time, on                     , 2004, unless extended. Holders of outstanding notes who validly tender notes after the consent fee deadline but on or prior to the expiration date will receive exchange notes in the exchange offer but will not receive the consent fee.

Withdrawal

Tenders of outstanding notes may be withdrawn by delivering a written notice of withdrawal to the exchange agent in conformity with the procedures discussed in the section entitled “Procedures for Tendering Outstanding Notes and Delivering Consents.”

If you tender your outstanding notes and consent to the proposed amendments, you may withdraw your tender and consent at any time prior to the date on which the requisite consents have been received and the supplemental indenture has been executed.

If you tender your notes without consenting to the proposed amendments, you may withdraw your tender at any time on or before the expiration date of the exchange offer.

Consequences of Your Failure to Exchange Your Outstanding Notes

Outstanding notes that are not exchanged in the exchange offer will continue to be subject to the restrictions on transfer that are described in the legend on the outstanding notes. In general, you may offer or sell your outstanding notes only if they are registered under, or offered or sold under an exemption from, the Securities Act and applicable state securities laws. Titan does not currently intend to register the outstanding notes for resale under the Securities Act. If the requisite consents are received and the proposed amendments become operative, following completion of the exchange offer Titan will not be required to register under the Securities Act any outstanding notes that remain outstanding. If your outstanding notes are not tendered and accepted in the exchange offer, it may become more difficult for you to sell or transfer your outstanding notes. Upon completion of the exchange offer, interest on any outstanding notes that are not tendered for exchange in the exchange offer will accrue at a rate equal to 8% per year, the same rate that the interest will accrue on the exchange notes.

Consequences of Your Failure to Consent to the Proposed Amendments

Receipt of the requisite consents to the proposed amendments is a condition to the completion of the merger. If the requisite consents are not received, the merger may not be completed, the proposed amendments will not become operative, Lockheed Martin will not become a guarantor of the notes and no consent fee will be paid.

If the requisite consents are received and the merger is completed, your notes will be governed by the terms of the indenture, as amended by the supplemental indenture, even if you do not consent.

Who May Participate in the Exchange Offer	Based on interpretations of the staff of the SEC, Titan believes that you will be allowed to resell the exchange notes that Titan issues in the exchange offer if:

•	you are acquiring the exchange notes in the ordinary course of your business;

•	you are not participating in and do not intend to participate in a distribution of the exchange notes;

•	you have no arrangement or understanding with any person to participate in a distribution of the exchange notes; and

•	you are not an “affiliate” of Titan, as defined in Rule 405 under the Securities Act.

If any of these conditions are not satisfied, you will not be eligible to participate in the exchange offer, you should not rely on the interpretations of the staff of the SEC in connection with the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your notes.

If you are a broker-dealer and you will receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you will be required to acknowledge that you will deliver a prospectus in connection with any resale of the exchange notes. See the section entitled “Plan of Distribution” for a description of the prospectus delivery obligations of broker-dealers in the exchange offer.

In accordance with the foregoing conditions, if you are a broker-dealer that acquired the outstanding notes directly from Titan in the initial offering and not as a result of market-making activities, you will not be eligible to participate in the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions which may be waived by Titan. See the section entitled “The Exchange Offer — Conditions to the Exchange Offer.”

The exchange offer is not conditioned upon any minimum principal amount of outstanding notes being tendered. Titan reserves the right in its sole and absolute discretion, subject to applicable law, at any time and from time to time:

•	to delay the acceptance of the outstanding notes for exchange;

•	to terminate the exchange offer if one or more specific conditions have not been satisfied;

•	to extend the expiration date of the exchange offer and retain all outstanding notes pursuant to the exchange offer, subject, however, to the right of holders of outstanding notes to withdraw their tendered outstanding notes; or

•	to waive any condition or otherwise amend the terms of the exchange offer in any respect. See the section entitled “The Exchange Offer — Expiration Dates; Extensions; Amendments.”

Conditions to the Consent

Solicitation

Adoption of the proposed amendments pursuant to the consent solicitation is conditioned upon receipt of the requisite consents. As soon as the requisite consents are received, Titan will execute an amendment to the registration rights agreement and execute the supplemental indenture. The proposed amendments will not become operative until immediately prior to the completion of the merger. If the merger is not completed, the proposed amendments will not become operative.

Liquidated Damages

This registration statement first became effective on September 10, 2003. However, because of the proposed merger with Lockheed Martin, Titan did not complete the exchange offer within 40 days of this registration statement first becoming effective as required by the registration rights agreement. As a result, liquidated damages began accruing on the outstanding notes beginning on October 20, 2003. With respect to the first 90-day period immediately following October 20, 2003, liquidated damages accrue over and above the stated interest rate on the outstanding notes at a rate equal to 0.25% per year. The rate at which the liquidated damages will accrue will increase by an additional 0.25% per year with respect to each subsequent 90-day period, up to a maximum aggregate rate of 2.0% per year. At the next regularly scheduled interest payment date following completion of the exchange offer, Titan will pay to the holders of outstanding notes on the applicable record date the amount of unpaid liquidated damages that have accrued from November 15, 2003, the most recent interest payment date, until the completion of the exchange offer. After completion of the exchange offer and termination of the registration rights agreement, no additional liquidated damages will accrue on the notes. For a more detailed discussion of the liquidated damages provision of the registration rights agreement, see the section entitled “The Consent Solicitation — The Registration Rights Amendment.”

Federal Income Tax Consequences

For a summary of certain federal income tax consequences relating to the exchange offer and the consent solicitation, see the section entitled “Certain United States Federal Income Tax Consequences.” Holders are urged to consult their own tax advisors regarding the tax consequences to them, in their particular situation, of the exchange offer and the consent solicitation.

Exchange Agent	Deutsche Bank Trust Company Americas is serving as the exchange agent in connection with the exchange offer. Letters of transmittal, certificates representing outstanding notes and other documentation should be delivered to the exchange agent. The address, telephone and facsimile numbers of the exchange agent are:

By Overnight Courier:	By Hand Delivery:
DB Services Tennessee, Inc. Corporate Trust & Agency Services, Reorganization Unit 648 Grassmere Park Road Nashville, Tennessee 37211 Attn: Karl Shepherd	Deutsche Bank Trust Company Americas c/o The Depository Trust Clearing Corporation 55 Water Street, 1st Floor Janette Park Entrance New York, New York 10041

By Mail:

DB Services Tennessee, Inc.

Reorganization Unit

P.O. Box 292737

Nashville, Tennessee 37229-2737

By facsimile: (eligible institutions only) (615) 835-3701

For information: (800) 735-7777
For confirmation by telephone: (615) 835-3572

Trustee

Deutsche Bank Trust Company Americas is serving as trustee under the indenture. The Trustee makes no recommendation as to whether or not holders should tender their notes in response to the exchange offer or deliver consents to the proposed amendments in response to the consent solicitation.

Dealer-Manager and Solicitation Agent

Credit Suisse First Boston LLC is serving as dealer-manager and solicitation agent in connection with the exchange offer. The address, telephone number of the dealer-manager and solicitation agent are:

Credit Suisse First Boston

Eleven Madison Avenue

New York, New York 10010

(212) 325-2000

Letters of transmittal, certificates representing outstanding notes and other documentation should not be sent to the dealer-manager and solicitation agent.

Information Agent

The information agent for the exchange offer and consent solicitation is Morrow & Co., Inc. Additional copies of this prospectus, the letters of transmittal and other related materials may be obtained from the information agent.

If you have questions about the exchange offer or consent solicitation, you may contact the information agent at:

Morrow & Co., Inc.

445 Park Avenue

New York, New York 10022

Banks and Brokerage Firms: (800) 654-2468

Bondholders: (800) 607-0088

Letters of transmittal, certificates representing outstanding notes and other documentation should not be sent to the information agent.

Use of Proceeds	Neither Titan nor Lockheed Martin will receive any cash proceeds from the issuance of the exchange notes or the guarantees offered hereby.

Summary of the Terms of the Exchange Notes

The following is a summary of the material terms of the exchange notes. If the proposed amendments become operative, the terms of both the outstanding notes and the exchange notes will be amended as described under “The Consent Solicitation — The Proposed Amendments.” You should carefully read this entire prospectus, including the sections entitled “Description of the Exchange Notes” and “The Consent Solicitation — The Proposed Amendments.”

Issuer	The Titan Corporation

Exchange notes offered	$200 million aggregate principal amount of 8% Senior Subordinated Notes due 2011.

Interest	Interest on the exchange notes will accrue at the rate of 8% per year from the later of:

•	the last interest payment date on which interest was paid on the outstanding notes; or

•	if the exchange offer is consummated on a date after the record date for an interest payment date to occur on or after the date of such exchange and as to which interest will be paid, the date of such interest payment date.

Maturity	May 15, 2011

Interest Payment Dates	Semiannually, on May 15 and November 15

Repurchase of exchange notes at the option of holder upon change of control

If the requisite consents are obtained and the proposed amendments to the indenture become operative, this provision will be eliminated. See the section entitled “The Consent Solicitation — The Proposed Amendments.”

If the requisite consents are not obtained or the proposed amendments to the indenture do not become operative, upon a change of control, you may require Titan to repurchase all or a portion of your exchange notes at a purchase price of 101% of their principal amount, plus accrued and unpaid interest and liquidated damages, if any. The term “change of control” is defined in “Description of Exchange Notes — Certain Definitions.”

Ranking	The exchange notes and the subsidiary guarantees will be Titan’s and the applicable guarantor’s general unsecured obligations and will be:

•	junior in right of payment to all of Titan’s and such guarantor’s existing and future senior indebtedness, including secured indebtedness;

•	equal in right of payment to all of Titan’s and such guarantor’s existing and future senior subordinated indebtedness; and

•	senior in right of payment to all of Titan’s and such guarantor’s future subordinated indebtedness.

As of September 30, 2003, Titan had outstanding an aggregate of approximately $346.5 million of debt that was senior or effectively senior to the outstanding notes, and approximately $4.0 million of debt and obligations under capital leases that were pari passu with or effectively pari passu with the notes. Titan also had $125.5 million of total availability under its secured revolving credit facility, subject to its compliance with financial and other covenants in connection with any such borrowing, of which Titan would have been able to borrow $125.5 million in compliance with those covenants.

If the requisite consents are obtained and the proposed amendments to the indenture become operative, Lockheed Martin will fully and unconditionally guarantee the notes. See “The Consent Solicitation — Lockheed Martin Guarantee.”

Subsidiary Guarantees

If the requisite consents are obtained and the proposed amendments to the indenture become operative, the guarantees provided by certain of Titan’s subsidiaries will be released and Lockheed Martin will become a guarantor under the indenture.

If the requisite consents are not obtained or the proposed amendments to the indenture do not become operative, obligations under the exchange notes will be fully and unconditionally guaranteed on a senior subordinated basis by Titan’s domestic subsidiaries, other than Cayenta, Inc., the operations of which have been discontinued. Titan has three foreign subsidiaries that are not guarantors of the outstanding notes and will not be providing guarantees of Titan’s obligations under the exchange notes. One of these foreign subsidiaries is one of Cayenta’s subsidiaries.

Redemption

Titan may redeem the exchange notes, in whole or in part, on or after May 15, 2007 at the redemption prices set forth in this prospectus, plus accrued and unpaid interest and liquidated damages, if any.

In addition, on or prior to May 15, 2006, Titan may redeem up to 35% of the aggregate principal amount of the notes with the net proceeds of certain public equity offerings. See “Description of Exchange Notes — Optional Redemption” for more information.

Certain Covenants

If the requisite consents are obtained and the proposed amendments to the indenture become operative, certain covenants that currently restrict Titan’s and the subsidiary guarantors’ operations will be amended or deleted and certain covenants will be added. If the requisite consents are not obtained or the proposed amendments to the indenture do not become operative, the indenture governing the notes will continue to contain covenants that will limit Titan’s and its subsidiaries’ ability to, among other things:

•	pay dividends, redeem capital stock and make other restricted payments and investments;

•	incur additional debt or issue preferred stock;

•	enter into agreements that restrict Titan’s subsidiaries from paying dividends or other distributions, making loans or otherwise transferring assets to Titan or to any other subsidiaries;

•	create liens on assets;

•	engage in transactions with affiliates;

•	sell assets, including capital stock of subsidiaries; and

•	merge, consolidate or sell all or substantially all of Titan’s assets and the assets of Titan’s subsidiaries.

These covenants are subject to a number of important qualifications and exceptions. See “Description of the Exchange Notes — Certain Covenants.”

Listing	Titan does not intend to list the notes on any national securities exchange or on an automated interdealer quotation system.

Governing Law	The laws of the State of New York.

If the proposed amendments become operative, the terms of both the outstanding notes and the exchange notes will be amended as described under “The Consent Solicitation — The Proposed Amendments.”

THE MERGER

On September 15, 2003, Lockheed Martin, LMC Sub One, Inc., a wholly-owned subsidiary of Lockheed Martin referred to as LMC Sub One, and Titan executed a merger agreement, providing for the merger of Titan with and into LMC Sub One in a “forward” merger. Subsequent to the signing of the merger agreement, LMC Sub One assigned its interests under the merger agreement to LMC LLC One, LLC, a wholly-owned subsidiary of Lockheed Martin Corporation referred to as LMC LLC One. Under certain circumstances set forth in the merger agreement, Titan may elect to restructure the proposed transaction and cause LMC LLC One to be merged with and into Titan in a “reverse” merger. The surviving entity in the merger will continue its existence under Delaware law as a wholly-owned subsidiary of Lockheed Martin and will be the obligor of the notes.

Lockheed Martin and Titan expect to complete the merger promptly after receipt of Titan stockholder approval at a special meeting and receipt of all necessary regulatory approvals. Lockheed Martin and Titan currently anticipate that the merger will be completed during the first quarter of 2004.

You should carefully read the merger agreement, which has been filed as Exhibit 2.1 to Titan’s Current Report on Form 8-K filed with the SEC on September 17, 2003, for more information concerning the proposed merger.

RISK FACTORS

You should carefully consider the following risks and other information contained in this prospectus, together with all of the other information incorporated by reference in this prospectus, including the risks identified in each of Titan’s and Lockheed Martin’s annual reports on Form 10-K, before deciding to exchange your outstanding notes for exchange notes and/or consenting to the proposed amendments.

If Titan does not receive the requisite consents from holders of the outstanding notes, Titan may not be able to complete the merger and, if so, the notes will not be guaranteed by Lockheed Martin, which could have an adverse effect on the trading price of your notes.

The merger is conditioned on Titan obtaining the requisite consents from the holders of the outstanding notes. If the requisite consents are not obtained, the merger may not be completed. In this case, or if for any other reason the merger is not completed, Lockheed Martin will not become a guarantor of the notes, which could have an adverse effect on the trading price of the notes.

If the proposed amendments to the indenture become operative, holders of notes will no longer benefit from the protections afforded by most of the restrictive covenants under the indenture.

Assuming the requisite consents are obtained, the proposed amendments will become operative immediately prior to the closing of the merger. If the proposed amendments become operative, holders of notes will no longer be entitled to the benefits of most of the restrictive covenants and other provisions that currently constrain Titan’s operations. As a result, there will be no restrictions on Titan’s ability to incur debt, make restricted payments and take other actions that previously would not have been permitted under the indenture.

If you do not exchange your outstanding notes for exchange notes, you will continue to have restrictions on your ability to resell them, which could reduce their value.

The outstanding notes were not registered under the Securities Act or under the securities laws of any state and may not be resold, offered for resale, or otherwise transferred unless they are subsequently registered or resold pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. If you do not exchange your outstanding notes for exchange notes pursuant to the exchange offer, you will not be able to resell, offer to resell, or otherwise transfer the outstanding notes unless they are registered under the Securities Act or unless you resell them, offer to resell them or otherwise transfer them under an exemption from the registration requirements of, or in a transaction not subject to, the Securities Act. In addition, if the exchange offer is completed Titan will no longer be under an obligation to register the outstanding notes under the Securities Act.

If you do not participate in this exchange offer, the market for your outstanding notes may be less liquid than before the exchange offer and the market value of your outstanding notes may be lower.

The exchange of outstanding notes for exchange notes will reduce the number of holders of outstanding notes and the number of outstanding notes that would otherwise be available for trading and could adversely affect the liquidity and market value of the remaining outstanding notes.

A liquid trading market for the exchange notes may not develop, which could have an adverse effect on the market price of the exchange notes.

The exchange notes are a new issue of securities for which there is currently no public market. Titan does not intend to apply for listing of the exchange notes on any securities exchange, or for quotation through an automated interdealer quotation system. Accordingly, the exchange notes will trade only in the over-the-counter market. A liquid trading market may not develop for the exchange notes. If the exchange notes are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, Titan’s performance and other factors. In addition, if the proposed amendments become operative and Lockheed Martin becomes a guarantor of the notes, the trading price of the notes could be affected by Lockheed Martin’s performance. If a market for the exchange notes does develop, it is possible that holders of exchange notes will not be able to sell their notes at a particular time or that the prices a holder will receive when such notes are sold will not be favorable. As a result, your ability to resell the exchange notes at fair market value, or at all, may be limited, which could have an adverse effect on the market price of the exchange notes.

If the proposed amendments become operative, there are generally no terms of the notes that will protect or compensate you in the event Titan or Lockheed Martin is involved in a highly leveraged or similar transaction.

If the proposed amendments become operative, there will be no covenants or other provisions in the terms of the notes providing for a change of control offer, increased interest or that would otherwise provide you with additional compensation or protection in the event Titan or Lockheed Martin is involved in a recapitalization transaction, a change of control or a highly leveraged transaction, except that the terms of the notes will provide that Titan and Lockheed Martin may not merge or consolidate with any other person or entity, or sell, lease or convey all or substantially all of their assets to any person or entity, unless specified conditions are satisfied. These conditions are limited and relate generally to the assumption of the obligations by the surviving or successor entity of the obligations under the notes.

The exchange notes will be effectively subordinated to existing and future indebtedness and other liabilities of subsidiaries of Titan, and, following the merger, the Lockheed Martin guarantee will be effectively subordinated to existing and future indebtedness of subsidiaries of Lockheed Martin other than Titan.

Lockheed Martin conducts most of its operations through Lockheed Martin Corporation but derives certain of its revenues from, and holds some of its assets through, its subsidiaries. As a result, following the merger, Lockheed Martin and Titan may rely in part upon distributions and advances from Lockheed Martin’s subsidiaries other than Titan in order to assist them in meeting their payment obligations under the exchange notes. In general, these subsidiaries are separate and distinct legal entities and will have no obligations to pay any amounts due on Lockheed Martin’s or Titan’s debt securities, including the exchange notes, or to provide them with funds for their payment obligations, whether by dividends, distributions, loans or otherwise. The exchange notes and the Lockheed Martin guarantee are unsecured and will be effectively subordinated in right of payment to all liabilities of subsidiaries of Titan and, following the merger, subsidiaries of Lockheed Martin other than Titan. This means that in the event of a bankruptcy, liquidation or reorganization, the subsidiaries must pay their creditors in full before Titan and Lockheed Martin could use their assets to pay you.

Lockheed Martin’s and Titan’s right to receive assets of any subsidiary in the event of a bankruptcy or liquidation of the subsidiary, and therefore the rights of their creditors to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if Lockheed Martin or Titan, as applicable, were a creditor of any subsidiary, their rights as a creditor would be subordinated to any indebtedness of that subsidiary senior to that held by Titan or subsidiaries of Lockheed Martin other than Titan, including secured indebtedness to the extent of the assets securing such indebtedness. As of September 30, 2003, Titan’s subsidiaries had total liabilities after the elimination of loans and advances from it to its subsidiaries of approximately $172.4 million. In addition, the documents governing Lockheed Martin’s indebtedness do not prohibit it and its subsidiaries from incurring additional indebtedness.

In the future, Titan or Lockheed Martin may acquire any outstanding notes that are not tendered in the exchange offer for consideration different than that in the exchange offer.

In the future, Titan or Lockheed Martin may acquire outstanding notes that are not tendered in the exchange offer through privately negotiated transactions, an exchange offer or such other means as it deems appropriate.

Any such acquisitions will occur upon the terms and at the prices as Titan or Lockheed Martin may determine in its discretion, which may be more or less than the value of the exchange notes being exchanged for the outstanding notes under the exchange offer, and could be for cash or other consideration. Titan or Lockheed Martin may choose to pursue any or none of these alternatives, or combinations thereof, in the future.

If the requisite consents are obtained and the merger is completed, Titan will no longer file reports with the SEC.

If the requisite consents are obtained and the merger is completed, Titan will no longer be subject to the reporting requirements of the Securities Exchange Act of 1934, as amended. As a result, Titan will cease filing periodic and other reports with the SEC and consequently the information available to noteholders regarding Titan’s financial condition will be reduced. This could have an adverse effect on the market price of the notes.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS

The Private Securities Litigation Reform Act of 1995 provides safe harbor provisions for forward-looking information. Forward-looking information is based on projections and estimates, not historical information. Some statements in this prospectus and the documents incorporated by reference herein are forward-looking and use words like “may,” “believe,” “expect,” “plan,” “anticipate,” “estimate” and other expressions. Lockheed Martin and Titan also may provide oral or written forward-looking information in other materials released by Lockheed Martin and Titan to the public.

These forward-looking statements involve risks and uncertainties and reflect the best judgment of Lockheed Martin and Titan based on then current information. The financial condition and results of operations of Lockheed Martin and Titan can be affected by inaccurate assumptions they make or by known or unknown risks and uncertainties. In addition, other factors may affect the accuracy of the forward-looking information, including the following:

•	anticipated cost savings from the proposed merger may not be fully realized or realized within the expected time frame;

•	operating results following the proposed merger may be lower than expected;

•	competitive pressure among companies in our industries may increase significantly;

•	costs or difficulties related to the integration of the businesses of Lockheed Martin and Titan may be greater than expected;

•	general economic conditions, whether nationally or in the specific sectors in which Lockheed Martin and Titan conduct business, may be less favorable than expected;

•	legislation or regulatory changes may adversely affect the businesses of Lockheed Martin and Titan; or

•	adverse changes may occur in the economy or the securities markets generally.

As a result, no forward-looking information can be guaranteed. Actual events and the results of operations may vary materially. While it is not possible to identify all factors, Lockheed Martin and Titan continue to face many risks and uncertainties that could cause actual results to differ from our forward-looking statements, including the risks described in “Risk Factors” and in the documents filed by Lockheed Martin and Titan with the SEC. See the section entitled “Where You Can Find More Information.”

Lockheed Martin and Titan do not assume any responsibility to publicly update any of the forward-looking statements regardless of whether factors change as a result of new information, future events or for any other reason. You should review any additional disclosures made by Lockheed Martin and Titan in their press releases and Forms 10-K, 10-Q and 8-K filed with the SEC.

SELECTED HISTORICAL FINANCIAL DATA OF THE TITAN CORPORATION

The following selected financial data for each of the five years in the period ended December 31, 2002 have been derived from Titan’s audited consolidated financial statements. The financial information presented for the years ended and as of December 31, 1999 and 1998 has been restated from its original historical presentation to reflect acquisitions accounted for using the pooling of interests method that occurred during 2000 and discontinued operations subsequent to those years. The financial data as of September 30, 2003 and 2002, and for each of the nine-month periods then ended, have been derived from Titan’s unaudited condensed consolidated financial statements which include, in the opinion of Titan’s management, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of Titan for the periods and dates presented. Operating results for the nine months ended September 30, 2003 are not necessarily indicative of results to be expected for the full fiscal year. This data should be read in conjunction with the respective audited and unaudited consolidated financial statements of Titan, including the notes thereto, incorporated by reference in this document. See “Where You Can Find More Information.”

	Nine Months Ended September 30,		Year Ended December 31,
	2003	2002	2002	2001	2000	1999	1998
	(In thousands, except per share data)
Income Statement Data:
Revenues	$1,287,414	$1,012,798	$1,392,160	$974,497	$846,208	$741,225	$525,519
Operating profit (1)	$82,815	$1,095	$20,668	$27,711	$8,346	$78,794	$41,470
Income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle (2)	$28,009	$(20,849)	$(13,244)	$(3,457)	$(15,334)	$37,660	$18,540
Income (loss) from discontinued operations, net of taxes (benefit) (3)	34	(209,729)	(218,106)	(95,157)	(3,394)	97	(17,085)
Cumulative effect of change in accounting principle, net of tax benefit	—	(40,111)	(40,111)	—	—	—	(19,474)

Net income (loss)	$28,043	$(270,689)	$(271,461)	$(98,614)	$(18,728)	$37,757	$(18,019)

Basic earnings (loss) per share:
Income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	$0.35	$(0.28)	$(0.18)	$(0.13)	$(0.34)	$0.78	$0.43
Income (loss) from discontinued operations, net of taxes (3)	—	(2.79)	(2.87)	(1.63)	(0.09)	0.01	(0.41)
Cumulative effect of change in accounting principle, net of taxes	—	(0.53)	(0.53)	—	—	—	(0.47)

Net income (loss)	$0.35	$(3.60)	$(3.58)	$(1.76)	$(0.43)	$0.79	$(0.45)

Weighted average shares	79,374	75,270	75,988	58,793	52,717	47,094	41,657

Diluted earnings (loss) per share:
Income (loss) from continuing operations before discontinued operations and cumulative effect of change in accounting principle	$0.33	$(0.28)	$(0.18)	$(0.13)	$(0.34)	$0.70	$0.42
Income (loss) from discontinued operations, net of taxes (3)	—	(2.79)	(2.87)	(1.63)	(0.10)	—	(0.40)
Cumulative effect of change in accounting principle, net of taxes	—	(0.53)	(0.53)	—	—	—	(0.45)

Net income (loss)	$0.33	$(3.60)	$(3.58)	$(1.76)	$(0.44)	$0.70	$(0.43)

Weighted average shares	82,296	75,270	75,988	58,793	52,717	54,136	43,172

Cash dividends on preferred stock	$(516)	$(517)	$(689)	$(690)	$(692)	$(695)	$(778)

	As of September 30, 2003	As of December 31,
		2002	2001	2000	1999	1998
	(In thousands, except per share data)
Balance Sheet Data:
Total assets	$1,286,769	$1,297,442	$1,451,919	$951,209	$627,550	$369,923
Total debt	548,750	351,142	336,887	269,126	258,934	143,501
Company obligated mandatorily redeemable convertible preferred securities of a subsidiary trust whose sole assets are senior subordinated debentures of Titan (“5 3/4% HIGH TIDES”)	—	250,000	250,000	250,000	—	—
Stockholders’ equity	366,110	312,313	496,958	167,416	166,348	98,440

(1)	Operating profit reflects earnings from continuing operations before interest income and expense, income taxes, and debt extinguishment charges. Operating profit includes $0.8 million of merger-related costs in the nine months ended September 30, 2003. Operating profit includes the effect of exit and restructuring charges and other of $50.1 million and $53.3 million in the nine months ended September 30, 2002, and the year ended December 31, 2002, respectively. Acquisition and integrated related charges and other reflected in operating profit were $27.8 million, $28.8 million, $13.1 million and $7.1 million in 2001, 2000, 1999 and 1998, respectively. Operating profit in 2000 reflects a valuation allowance for accounts receivable of $10.0 million and a gain on investment of $2.1 million. Operating profit in 1999 includes the effect of a gain on investment of $41.8 million. Operating profit also reflects amortization of goodwill of $10.0 million, $9.9 million, $8.0 million and $3.2 million in 2001, 2000, 1999 and 1998, respectively, amortization of purchased intangibles of $5.7 million, $3.3 million and $4.2 million in 2002 and for the nine-month periods ended September 30, 2003 and 2002, respectively, and deferred compensation charges of $27.8 million, $4.3 million, $5.5 million, $0.1 million and $0.0 million in 2002, 2001, 2000, 1999 and 1998, respectively, and $6.7 million and $24.9 million for the nine-month periods ended September 30, 2003 and 2002, respectively.
(2)	Income (loss) from continuing operations includes the effect of debt extinguishment costs of $12.4 million and $9.4 million in the nine months ended September 30, 2003 and 2002, respectively, and $9.4 million and $6.3 million in 2002 and 2000, respectively.
(3)	Income (loss) from discontinued operations per share is net of taxes (benefit) of $(109.3) million or $(1.44) per share, $(7.8) million or $(0.13) per share, $5.8 million or $0.11 per share, $1.4 million or $0.03 per share, and $(7.1) million or $(0.17) per share in 2002, 2001, 2000, 1999 and 1998, respectively, and $(11.0) million or $(0.14) per share and $(77.7) million or $(1.03) per share for the nine-month periods ended September 30, 2003 and 2002, respectively. The $218.1 million or $2.87 per share charge in 2002 is related to the decision to divest LinCom Wireless and a remaining commercial information technology business, to sell or close the Titan Wireless segment and to sell certain commercial information technology operations within the Cayenta segment and the AverCom business. The $0.3 million or $0.00 per share charge in the nine-month period ended September 30, 2003 is related to the exit of the Titan Wireless segment and the disposal or wind-down of Titan’s commercial information technology business and LinCom Wireless business.

SELECTED HISTORICAL FINANCIAL DATA OF LOCKHEED MARTIN

The following selected financial data for each of the five years in the period ended December 31, 2002 have been derived from Lockheed Martin’s audited consolidated financial statements. The selected financial data as of September 30, 2003 and 2002, and for each of the nine-month periods then ended, have been derived from Lockheed Martin’s unaudited condensed consolidated financial statements which include, in the opinion of Lockheed Martin’s management, all adjustments, consisting of normal recurring adjustments, necessary to present fairly the results of operations and financial position of Lockheed Martin for the periods and dates presented. Operating results for the nine months ended September 30, 2003 are not necessarily indicative of results to be expected for the full fiscal year. This data should be read in conjunction with the respective audited and unaudited consolidated financial statements of Lockheed Martin, including the notes thereto, incorporated by reference in this document. See “Where You Can Find More Information.”

	As of or for the Nine Months Ended September 30		As of or for the Year Ended December 31
	2003 (2)	2002 (3)	2002 (4)	2001 (5)	2000 (6)	1999 (7)	1998 (8)
	(In millions, except per share data)
Income Statement Data:
Net sales	$22,846	$18,798	$26,578	$23,990	$24,541	$24,999	$25,809
Operating profit (1)	$1,420	$1,474	$1,158	$833	$1,105	$1,997	$2,487
Earnings (loss) from continuing operations before cumulative effect of change in accounting	$709	$875	$533	$43	$(477)	$729	$978
Net earnings (loss)	$709	$847	$500	$(1,046)	$(519)	$382	$1,001
Earnings (loss) per common share:
Basic:
Continuing operations before cumulative effect of change in accounting	$1.59	$1.97	$1.20	$0.10	$(1.19)	$1.91	$2.60
Net earnings (loss)	$1.59	$1.91	$1.13	$(2.45)	$(1.29)	$1.00	$2.66
Diluted:
Continuing operations before cumulative effect of change in accounting	$1.57	$1.94	$1.18	$0.10	$(1.19)	$1.90	$2.57
Net earnings (loss)	$1.57	$1.88	$1.11	$(2.42)	$(1.29)	$0.99	$2.63
Cash dividends	$0.36	$0.33	$0.44	$0.44	$0.44	$0.88	$0.82
Balance Sheet Data:
Total assets	$24,880	$28,919	$25,758	$27,654	$30,426	$30,261	$28,744
Short-term borrowings	$—	$—	$—	$—	$12	$475	$1,043
Current maturities of long-term debt	$150	$763	$1,365	$89	$882	$52	$886
Long-term debt	$6,073	$6,693	$6,217	$7,422	$9,065	$11,427	$8,957
Stockholders’ equity	$6,298	$7,700	$5,865	$6,443	$7,160	$6,361	$6,137

(1)	Operating profit reflects earnings from continuing operations before interest expense and income taxes.
(2)	Includes the effects of a charge related to exiting the commercial mail sorting business, a loss on the early repayment of debt and a gain on the partial reversal of Space Imaging, LLC guarantee which, on a combined basis, decreased earnings from continuing operations before taxes by $168 million, $110 million after tax ($0.24 per diluted share).
(3)	Includes the effect of a research and development tax credit settlement which increased earnings from continuing operations by $90 million ($0.20 per diluted share).
(4)	Includes the effects of a write-down of telecommunications investments, a charge related to Russian advances and a write-down of an investment in Space Imaging and a charge related to recording of a guarantee and a research and development tax credit settlement which, on a combined basis, decreased earnings from continuing operations before income taxes by $1.1 billion, $632 million after tax ($1.40 per diluted share). In 2002, Lockheed Martin adopted FAS 142 which prohibits amortization of goodwill.
(5)	Includes the effects of a write-off of an investment in Astrolink and related costs, impairment of investments in Loral Space and Americom Asia-Pacific, a loss on early repayment of debt, a gain on sale of surplus real estate and other portfolio shaping activities which, on a combined basis, decreased earnings from continuing operations before income taxes by $973 million, $651 million after tax ($1.50 per share). Also includes a gain from the disposal of a business and charges for Lockheed Martin’s exit from its global telecommunications business which is included in discontinued operations and which, on a combined basis, increased the net loss by $1 billion ($2.38 per diluted share).
(6)	Reflects the business combination with COMSAT Corporation effective August 2000. Includes the effects of a loss related to the divestiture of AES, a loss on the early repayment of debt, a charge related to the Globalstar guarantee, an impairment charge related to ACeS, a gain on the sale of Control Systems, a gain on sales of surplus real estate, partial reversal of a CalComp reserve and other portfolio shaping activities which, on a combined basis, decreased earnings from continuing operations before income taxes by $685 million, $951 million after tax ($2.36 per diluted share).
(7)	Includes the effects of a gain from the sale of an investment in L-3, a gain on sales of surplus real estate and other portfolio shaping activities which, on a combined basis, increased earnings from continuing operations before income taxes by $249 million, $162 million after tax ($0.42 per share). Also includes a cumulative effect adjustment relating to the adoption of SOP 98-5 regarding costs of start-up activities which, resulted in a charge that reduced net earnings by $355 million ($0.93 per diluted share).
(8)	Includes the effects of a loss from the non-bankruptcy shut-down of the CalComp Technology, Inc. business, a gain on sales of surplus real estate and other portfolio shaping activities which, on a combined basis, decreased earnings from continuing operations before income taxes by $162 million, $136 million after tax ($0.36 per share).

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL INFORMATION

The following unaudited pro forma combined condensed financial statements are based upon Lockheed Martin’s and Titan’s historical consolidated financial statements incorporated by reference in this document, and have been prepared to reflect the proposed merger based on the purchase method of accounting. The unaudited pro forma combined condensed statements of earnings, which have been prepared for the nine months ended September 30, 2003 and for the year ended December 31, 2002, give effect to the merger as if it had occurred at the beginning of each of the periods presented. The unaudited pro forma combined condensed balance sheet has been prepared as of September 30, 2003 and gives effect to the merger as if it had occurred on that date. Lockheed Martin prepared the unaudited pro forma adjustments based upon financial data requested from Titan, and upon preliminary estimates and assumptions. The final determination of the fair market value of the assets acquired and liabilities assumed and the final allocation of the purchase price are expected to be finalized within one year of the date of the merger and will be reflected in future filings. The final determinations may result in amounts that are materially different from the amounts reflected in the pro forma data presented herein and are subject to adjustment pending such final determinations.

The unaudited pro forma combined condensed financial statements are not necessarily indicative of actual or future financial position or results of operations that would have occurred or will occur upon completion of the merger. These statements do not include the effects of any estimated transition or restructuring costs which may be incurred in connection with integrating the operations of Titan into Lockheed Martin. It is not possible at this time to estimate the effect of such costs for pro forma purposes. Additionally, the unaudited pro forma combined condensed statements of earnings do not reflect any net cost savings or economies of scale that may have occurred had the merger been completed at the beginning of the respective periods.

The unaudited pro forma combined condensed financial statements are based upon, and should be read in conjunction with, the historical consolidated financial statements of Lockheed Martin and Titan, including the respective notes, which are incorporated by reference in this document. See “Where You Can Find More Information.”

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF EARNINGS

	For The Nine Months Ended September 30, 2003
	(In $ millions, except per share data)
	Historical Lockheed Martin	Historical Titan	Reclassifications	Pro Forma Adjustments	Notes	Pro Forma Combined
Net sales	$22,846	$1,287		$(30)	(a)	$24,103
Cost of sales	21,426	1,204	$2	(17)	(a), (b)	22,615

Earnings from operations	1,420	83	(2)	(13)		1,488
Other income and expenses, net	(17)	(10)		(7)	(c), (d)	(34)

	1,403	73	(2)	(20)		1,454
Interest expense	376	26		(14)	(d)	388

Earnings (loss) from continuing operations before income taxes	1,027	47	(2)	(6)		1,066
Income tax expense (benefit)	318	19	(2)	(2)	(e)	333

Earnings (loss) from continuing operations	$709	$28	$—	$(4)		$733

Earnings (loss) from continuing operations per common share:
Basic:
Weighted average shares	446.9	79.4				464.2
Per common share	$1.59	$0.35				$1.58
Diluted:
Weighted average shares	450.5	82.3				469.9
Per common share	$1.57	$0.33				$1.56

See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

UNAUDITED PRO FORMA COMBINED CONDENSED STATEMENTS OF EARNINGS

	For The Year Ended December 31, 2002
	(In $ millions, except per share data)
	Historical Lockheed Martin	Historical Titan	Reclassifications	Pro Forma Adjustments	Notes	Pro Forma Combined
Net sales	$26,578	$1,392		$(29)	(a)	$27,941
Cost of sales	24,629	1,371	$1	(14)	(a), (b)	25,987

Earnings from operations	1,949	21	(1)	(15)		1,954
Other income and expenses, net	(791)	(8)		(21)	(c), (d)	(820)

	1,158	13	(1)	(36)		1,134
Interest expense	581	33		(20)	(d)	594

Earnings (loss) from continuing operations before income taxes	577	(20)	(1)	(16)		540
Income tax expense (benefit)	44	(7)	(1)	(5)	(e)	31

Earnings (loss) from continuing operations	$533	$(13)	$—	$(11)		$509

Earnings (loss) from continuing operations per common share:
Basic:
Weighted average shares	445.1	76.0				462.4
Per common share	$1.20	$(0.18)				$1.10
Diluted:
Weighted average shares	452.0	76.0				471.6
Per common share	$1.18	$(0.18)				$1.08

See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

UNAUDITED PRO FORMA COMBINED CONDENSED BALANCE SHEET

	As of September 30, 2003
	(In $ millions)
	Historical Lockheed Martin	Historical Titan	Reclassifications	Pro Forma Adjustments	Notes	Pro Forma Combined
Assets
Current assets:
Cash and cash equivalents	$1,835	$32		$(1,260)	(c), (d)	$607
Short-term investments	247	—				247
Receivables	3,552	347	$13			3,912
Inventories	2,158	32				2,190
Deferred income taxes	1,286	101	(8)	5		1,384
Other current assets	636	105	10			751

Total current assets	9,714	617	15	(1,255)		9,091
Property, plant and equipment	3,279	64		(22)	(f)	3,321
Investments in affiliates	1,089	—				1,089
Intangible assets related to contracts and programs acquired	721	—		192	(f)	913
Cost in excess of net assets acquired	7,380	466		1,533	(f), (g)	9,379
Other assets	2,697	140	(2)	(38)	(f)	2,797

	$24,880	$1,287	$13	$410		$26,590

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,298	$72				$1,370
Customer advances and amounts in excess of costs incurred	4,002	—	$13			4,015
Salaries, benefits and payroll taxes	1,241	88				1,329
Income taxes	214	—				214
Current maturities of long-term debt	150	4		$(4)	(d)	150
Other current liabilities	1,407	118	37	37	(f)	1,599

Total current liabilities	8,312	282	50	33		8,677
Long-term debt	6,073	544		(306)	(d), (f)	6,311
Post-retirement benefit liabilities	1,514	—				1,514
Pension liabilities	852	—				852
Other liabilities	1,831	95	(37)	7	(f)	1,896
Stockholders’ equity:
Preferred stock	—	1		(1)	(c)	—
Common stock	451	1		16	(g), (h)	468
Additional paid-in capital	2,652	667		358	(c), (g), (h)	3,677
Retained earnings (deficit)	4,808	(299)		299	(g)	4,808
Treasury stock	—	(1)		1	(g)	—
Unearned ESOP shares	(25)	—				(25)
Unearned compensation	—	(2)		2	(g)	—
Accumulated other comprehensive income	(1,588)	(1)		1	(g)	(1,588)

Total stockholders’ equity	6,298	366	—	676		7,340

	$24,880	$1,287	$13	$410		$26,590

See Accompanying Notes to Unaudited Pro Forma Combined Condensed Financial Statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL STATEMENTS

(1) Purchase Price

As described in this document, Lockheed Martin has agreed to acquire each outstanding common share of Titan for $22.00 per share in cash, Lockheed Martin common stock or a combination of cash and Lockheed Martin common stock. Titan stockholders who make a cash election or a stock election will likely have the form of their merger consideration adjusted as a result of the allocation provisions of the merger agreement that require that 50% of Titan’s outstanding shares of common stock be exchanged for Lockheed Martin common stock and 50% of Titan’s outstanding shares of common stock be exchanged for cash. Shares of Titan common stock will be exchanged for shares of Lockheed Martin common stock based on an exchange rate determined by dividing $22.00 by the average Lockheed Martin price during a ten-day measurement period. The average Lockheed Martin price is subject to a lower and upper collar in accordance with the terms of the merger agreement. The computation of the purchase price follows (in millions):

Purchase of 100% of outstanding common shares (81.2 million shares of Titan common stock at $22.00 per share)	$1,786
Assumption of Titan stock options and warrants at fair value	149
Estimated Lockheed Martin transaction costs	6

Total purchase price	$1,941

(2) Reclassifications

Reclassifications have been reflected in the unaudited pro forma combined condensed statements of earnings and balance sheet to conform the presentation of income tax balances, assets and liabilities of discontinued operations and other items to the format used by Lockheed Martin.

(3) Pro Forma Adjustments

The following adjustments are provided to reflect the merger on a pro forma basis:

(a)	To eliminate the sales and cost of sales between Lockheed Martin and Titan. No adjustments have been made to eliminate the related intercompany profit in ending inventories and the net intercompany receivables and payables at September 30, 2003, as such amounts are not considered material.

(b)	To record the amortization of intangible assets related to contracts and programs acquired over an estimated composite life of 9 years and to eliminate Titan’s historical amortization of intangible assets.

(c)	To reduce cash, stockholders’ equity and interest income due to Titan’s use of $14 million of cash to redeem its cumulative convertible preferred stock prior to closing and Lockheed Martin’s use of $899 million of cash and short-term investments in the acquisition of 50% of Titan’s common stock and estimated transaction costs.

(d)	To reduce interest expense, interest income and cash to reflect Lockheed Martin’s use of $347 million of cash to repay borrowings outstanding under Titan’s line of credit.

(e)	To record the federal income tax effect, using the 35% statutory rate, related to the net pro forma adjustments.

(f)	To record the estimated fair values of the intangible assets related to contracts and programs acquired and cost in excess of net assets acquired (goodwill), as well as to adjust the other assets and liabilities of Titan to their estimated fair value.

(g)	To eliminate Titan’s historical cost in excess of net assets acquired (goodwill) and stockholders’ equity balances.

(h)	To record the assumed issuance of 17.34 million shares of Lockheed Martin common stock at an average price of $51.5125 per share and to record the assumption of Titan’s stock options and warrants at their estimated fair value.

(4) Computation of Pro Forma Earnings Per Common Share:

	Nine Months Ended September 30, 2003	Year Ended December 31, 2002
	(In millions, except per share data)
Pro Forma Basic Earnings Per Common Share:
Earnings from continuing operations	$733	$509

Average number of common shares outstanding for basic earnings per share	464.2	462.4

Pro forma basic earnings per share from continuing operations	$1.58	$1.10

Pro Forma Diluted Earnings Per Common Share:
Earnings from continuing operations	$733	$509

Average number of common shares outstanding for basic earnings per share	464.2	462.4
Dilutive stock options — based on the treasury stock method	5.7	9.2

Average number of common shares outstanding for diluted earning per share	469.9	471.6

Pro forma diluted earnings per share from continuing operations	$1.56	$1.08

RATIO OF EARNINGS TO FIXED CHARGES

Titan

The following sets forth Titan’s historical consolidated ratio of earnings to fixed charges for the periods shown:

Nine Months Ended September 30,		Years Ended December 31
2003	2002	2002	2001	2000	1999	1998
2.3x	0.1x	0.6x	0.8x	0.3x	3.4x	2.7x

For purposes of computing the ratio of earnings to fixed charges, “earnings” consist of income or losses from continuing operations before income taxes plus fixed charges and “fixed charges” consist of interest expense, including amortization of debt discount and expense, and the estimated interest factor attributable to rentals. The computations reflect the reclassification of specified debt extinguishment costs. The amounts of the deficiencies in Titan’s “earnings” to cover its “fixed charges” on a one-to-one basis during 2000, 2001 and 2002 and the nine months ended September 30, 2002 were $30.3 million, $7.2 million, $19.7 million and $31.8 million, respectively.

Lockheed Martin

The following sets forth Lockheed Martin’s historical consolidated ratio of earnings to fixed charges for the periods shown:

Nine Months Ended September 30,		Years Ended December 31
2003	2002	2002	2001	2000	1999	1998
3.5x	3.4x	1.9x	1.3x	1.2x	2.4x	2.8x

For purposes of computing the ratio of earnings to fixed charges, “earnings” consists of income or losses from continuing operations before income taxes plus “fixed charges” plus losses of equity method investments less undistributed earnings of equity method investments less interest capitalized. “Fixed charges” consists of interest expense on all indebtedness, including amortization of debt discount or premium, interest capitalized and the estimated interest factor attributable to rentals.

Pro Forma Combined

The following sets forth the pro forma combined ratio of earnings to fixed charges for the year ended December 31, 2002 and the nine months ended September 30, 2003. The data presented below should be read in conjunction with the “Unaudited Pro Forma Combined Condensed Financial Information” in this document.

Pro Forma Combined
Nine Months Ended September 30, 2003	Year Ended December 31, 2002
3.4x	1.8x

USE OF PROCEEDS

Neither Titan nor Lockheed Martin will receive any cash proceeds from the issuance of the exchange notes or the guarantees offered hereby.

THE CONSENT SOLICITATION

The purpose of the consent solicitation is to satisfy one of the conditions to Lockheed Martin’s obligations to complete the proposed merger between Lockheed Martin and Titan.

Terms of the Consent Solicitation

Concurrently with the exchange offer, Titan is soliciting your consent to amend the indenture governing the notes to:

•	provide that the merger does not require a change in control offer, as defined in the indenture, to be made to the holders of the notes;

•	eliminate most of the restrictive covenants and the reporting requirements contained in the indenture;

•	modify the event of default provisions; and

•	release the subsidiaries of Titan from their guarantees under the indenture.

In addition, Titan is seeking your consent to provide for the termination of the registration rights agreement. Titan is seeking consents to all of the proposed amendments as a single proposal. The holders of at least a majority in aggregate principal amount of the outstanding notes, whose consents are referred to as the requisite consents, must consent to the proposed amendments for them to be effective. As soon as the requisite consents are received, Titan will execute an amendment to the registration rights agreement and execute the supplemental indenture, all conditioned upon completion of the merger. The proposed amendments will not become operative until immediately prior to the completion of the merger. If the merger is not completed, the proposed amendments will not become operative. If the proposed amendments become operative, the terms of the outstanding notes and the exchange notes will be amended as described under “— The Proposed Amendments.”

Holders of outstanding notes who return their consent to the proposed amendments prior to the consent fee deadline will receive a consent fee, if the requisite consents are received and the merger is completed, as described below. If your consent is not received by the consent fee deadline, you will not receive the consent fee. In addition, Lockheed Martin is offering to fully and unconditionally guarantee both the outstanding notes and the exchange notes, if the requisite consents are received and the merger is completed.

Solely for reasons of administration, Titan has fixed the close of business on             , 2003 as the record date for the consent solicitation for purposes of determining the persons to whom Titan will initially mail this prospectus and the related documents. There will be no fixed record date for determining holders of the outstanding notes entitled to participate in this consent solicitation and all holders of outstanding notes may consent to the proposed amendments.

Consent Fee and Consent Fee Deadline

If you consent to the proposed amendments prior to the consent fee deadline, you will receive a consent fee equal to     % of the principal amount of outstanding notes you tender if the requisite consents are received and the merger is completed. If your consent is not received by the consent fee deadline, you will not receive the consent fee. See “Procedures for Tendering Outstanding Notes and Delivering Consents” for information on how to deliver your consent to the proposed amendments.

The consent fee deadline is 5:00 p.m., New York City time, on             , 2003, unless Titan extends the consent fee deadline, in which case the consent fee deadline is the latest date and time to which Titan extends the consent fee deadline.

Lockheed Martin Guarantee

If the supplemental indenture becomes operative, Lockheed Martin will become a guarantor of the notes. If added as a guarantor, Lockheed Martin will fully and unconditionally guarantee the due and punctual payment of the principal of or interest, if any, in respect of the notes when and as the same shall become due and payable. Obligations under the Lockheed Martin guarantee will be unsecured and unsubordinated obligations of Lockheed Martin and will rank pari passu with Lockheed Martin’s other unsecured and unsubordinated indebtedness. Upon payment of the principal of and accrued and unpaid interest, if any, on all notes, Lockheed Martin will be subrogated to all rights of the holders of the notes against Titan in respect of any amounts paid by Lockheed Martin pursuant to the provisions of the indenture. If the proposed amendments become operative, Lockheed Martin will guarantee all of the notes, whether tendered in the exchange offer or not.

Expiration Date

The expiration date for the consent solicitation is 5:00 p.m., New York City time, on             , 2004, unless Titan extends the consent solicitation, in which case the expiration date of the consent solicitation is the latest date and time to which Titan extends the consent solicitation.

Extensions

In order to extend the consent solicitation or consent fee deadline, Titan will:

•	notify the exchange agent and dealer-manager and solicitation agent of any extension by oral or written communication; and

•	issue a press release or other public announcement, which will report the approximate number of consents received, before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

During any extension of the consent solicitation or consent fee deadline, all consents previously received and not validly withdrawn will remain valid.

Titan reserves the right:

•	to delay accepting any consents;

•	to amend the terms of the consent solicitation in any respect;

•	to extend the consent fee deadline or expiration date; or

•	if, in the opinion of Titan’s counsel, the completion of the consent solicitation would violate any law or interpretation of the staff of the SEC, to terminate or amend the consent solicitation by giving oral or written notice to the exchange agent and the dealer-manager and solicitation agent.

Any delay in acceptance, extension, termination, or amendment will be followed as soon as practicable by a press release or other public announcement. If Titan amends the consent solicitation in a manner that it determines constitutes a material change, Titan will promptly disclose that amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and Titan will extend the consent solicitation for the requisite period of time, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the consent solicitation would have otherwise expired.

The Proposed Amendments

Titan is seeking your consent to amend the provisions of the indenture governing the notes as described below.

If the requisite consents are received, the proposed amendments to the indenture will be set forth in a supplemental indenture to be executed by Titan, Lockheed Martin, a wholly owned subsidiary of Lockheed Martin and the trustee as promptly as practicable. The proposed amendments will become effective when the supplemental indenture is executed. Once the proposed amendments become effective, the consents will be irrevocable. However, the proposed amendments will not become operative until immediately prior to the completion of the merger, and only if the merger is completed. If the merger is not completed, the proposed amendments will not become operative. Until that point, the indenture, without giving effect to the proposed amendments, will remain in effect. If the requisite consents are not received and accepted by Titan, the supplemental indenture will not be executed and will not become operative.

A copy of the proposed form of supplemental indenture has been filed as an exhibit to the registration statement of which this prospectus forms a part. If the proposed amendments become operative, the indenture, as amended, will apply equally to holders of the outstanding notes and the exchange notes.

To implement the proposed amendments, Titan must obtain the consent of both the trustee and the consent of the holders of a majority in aggregate principal amount of the outstanding notes. By validly delivering your consent to the proposed amendments in accordance with the procedures described in this prospectus, you will be directing the trustee to consent to the proposed amendments, as well as providing your own consent to the proposed amendments. The trustee will consent if the requisite consents are obtained. If Titan obtains the consent from at least a majority in aggregate principal amount of the outstanding notes and the merger is completed, the proposed amendments will become operative.

Set forth below is a summary of the provisions Titan proposes to eliminate:

Location	Restrictive Covenants
Section 4.5 of the indenture	Taxes. This provision requires Titan to pay all material taxes, assessments and government levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment would not have a material adverse effect on Titan’s ability to satisfy its obligations under the outstanding notes.

Section 4.6 of the indenture	Stay, Execution and Usury Laws. This provision prohibits Titan from insisting upon, pleading, or in any manner whatsoever claiming or taking the benefit or advantage of, any stay, extension or usury law that may affect the covenants or the performance of the indenture.

Section 4.7 of the indenture	Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock. This provision prohibits Titan from directly or indirectly, issuing, assuming, guaranteeing, incurring, becoming directly or indirectly liable with respect to, or otherwise becoming responsible for, any indebtedness, except for specified permitted indebtedness.

Section 4.9 of the indenture	Limitation on Restricted Payments. This provision prohibits Titan from making certain payments, including the payment of dividends, unless after giving effect to the payment, there is no event of default under the indenture and the aggregate amount of any restricted payments does not exceed a level specified in the Indenture.

Location	Restrictive Covenants

Section 4.10 of the indenture	Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries. This provision prohibits Titan from entering into any restrictions on its ability or the ability of its subsidiaries to pay dividends or to transfer assets or property except in certain instances identified in the Indenture.

Section 4.11 of the indenture	Limitation on Transactions with Affiliates. This provision prohibits Titan and its subsidiaries from entering into any contract or other agreement with any affiliate, as defined in the indenture, unless certain conditions are met, including that the agreement is on terms no less favorable than Titan could have obtained in an arm’s-length transaction with a non-affiliate.

Section 4.12 of the indenture	Limitation on Sale of Assets and Subsidiary Stock. This provision prohibits Titan and its subsidiaries from undertaking a sale of its or its subsidiaries’ assets or the stock of its subsidiaries unless certain conditions are met.

Section 4.13 of the indenture	Repurchase of Notes at the Option of the Holder Upon a Change of Control. This provision grants to each holder of outstanding notes the right, at the holder’s option, to require Titan to repurchase all or any part of the holder’s outstanding notes upon the occurrence of a change of control, as defined in the indenture.

Section 4.14 of the indenture	Limitation on Layering Indebtedness. This provision prohibits Titan and its subsidiaries from incurring any indebtedness that is contractually subordinate in right of payment to any of Titan’s other indebtedness unless the indebtedness is contractually subordinate in right of payment to, or ranks pari passu with, the outstanding notes.

Section 4.15 of the indenture	Subsidiary Guarantors. This provision identifies certain of Titan’s subsidiaries as guarantors of the outstanding notes.

Section 4.16 of the indenture	Limitation on Status as Investment Company. This provision prohibits Titan and its subsidiaries from being required to register as an investment company, as defined in the Investment Company Act of 1940, as amended, or from becoming subject to regulation under that act.

Section 4.17 of the indenture	Maintenance of Properties and Insurance. This provision requires Titan to cause all material properties used or useful to the conduct of its business or the business of its subsidiaries to be maintained and kept in good condition, repair and working order.

In addition to the above deletions, Titan will add or amend specified provisions of the indenture. Set forth below is a summary of the material differences between the indenture, as currently comprised, and the indenture, as proposed to be amended. Capitalized terms used below but not defined herein have the meanings ascribed to them in the section “Description of the Exchange Notes.”

Provision of Current Indenture	Provision of Amended Indenture
SEC Reports (Section 4.3)

Titan must provide to the trustee and to the holders of the outstanding notes, copies of all reports that it files with the Commission and any additional information that it is required by the Commission to file with respect to its compliance with the conditions and covenants set forth in the indenture or, if it is not required to file with the Commission, provide such information to the trustee which would have been required pursuant to Section 13 or 15(d) of the Exchange Act.

Titan and Lockheed Martin must file with the trustee within 15 days after it files them with the Commission copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may by rules and regulations prescribe) which Titan and Lockheed Martin is required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act. Titan and Lockheed Martin also shall comply with Section 314(a) of the Trust Indenture Act.

Encumbrance of Assets; Liens (Section 4.8)

Titan will not and the Guarantors will not, and neither Titan nor the Guarantors will permit any of Titan’s Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets owned or acquired on or after the date of the Indenture or upon any income or profits therefrom securing any of Titan’s Indebtedness or any Indebtedness of any Guarantor unless Titan provides, and causes Titan’s Subsidiaries to provide, concurrently therewith, that the outstanding notes and the applicable Guarantees are equally and ratably so secured; provided that if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be contractually subordinate and junior to the Lien securing the outstanding notes (and any related applicable Guarantees) with the same relative priority as such Subordinated Indebtedness shall have with respect to the outstanding notes (and any related applicable Guarantees).

If Lockheed Martin, or any restricted subsidiary of Lockheed Martin, pledges or mortgages any of its property to secure any debt, then Lockheed Martin will, unless an exception applies, pledge or mortgage the same property to the trustee to secure the exchange notes for as long as such debt is secured by such property.

This restriction will not apply in certain situations. Assets may be encumbered if the encumbrance is a permitted lien, without regard to the amount of debt secured by the encumbrance. Assets also may be encumbered if the sum of the following does not exceed 10% of Lockheed Martin’s consolidated net tangible assets:

(1)    the amount of debt secured by such assets, plus

(2)    the amount of other secured debt not permitted by this restriction, excluding debt that is secured by a permitted lien, plus

(3)    the total amount of secured debt existing at the date of the Indenture, plus

(4)    the total amount of attributable debt in respect of certain sale-leaseback transactions.

Provision of Current Indenture	Provision of Amended Indenture

Sale-Leaseback Transactions
(New Section 4.19)

Sale-leaseback transactions are deemed to be “Asset Sales” and limitations thereon contained in the Indenture are summarized below.

The indenture will generally restrict Lockheed Martin’s ability and the abilities of certain of its subsidiaries to enter into sale-leaseback transactions, unless:

(1)    the lease has a term of three years or less;

(2)    the lease is between Lockheed Martin and a restricted subsidiary or between restricted subsidiaries of Titan;

(3)    Lockheed Martin or a restricted subsidiary could create a lien under the indenture on the property to secure debt at least equal in amount to the attributable debt for the lease;

(4)    Lockheed Martin or a Subsidiary owns or acquires other property which will be made a principal property and is determined by the Lockheed Martin board of directors to have a fair value at least equal to the attributable debt incurred; or

(5)    Lockheed Martin or a restricted subsidiary makes an optional prepayment in cash under specified circumstances set forth in the Indenture.

Successors (Article V)

Titan is not permitted to consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of its assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

(1)    either (a) Titan is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of Titan’s obligations in connection with the outstanding notes and the Indenture;

(2)    no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

(3)    immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of

Neither Titan nor Lockheed Martin may consolidate with or merge into another entity or transfer all or substantially all of its assets to another entity unless:

(1)    the successor entity assumes all of the obligations under the notes, the Lockheed Martin guarantee, as applicable, and the indenture;

(2)    immediately after giving effect to the transaction, no event of default and no circumstances which, after notice or lapse of time or both, would become an event of default, shall have happened and be continuing; and

(3)    Titan or Lockheed Martin, as applicable, has delivered to the trustee an officers’ certificate confirming that it has complied with the Indenture.

Finally, the amended article will specifically allow for the surviving entity in a merger to be a limited liability company.

Provision of Current Indenture	Provision of Amended Indenture
Successors (Article V)

additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant “Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock”; and

(4)    each Guarantor, shall have by amendment to its Guarantee and, as applicable the Indenture, if necessary, confirmed in writing that its Guarantee shall apply to the obligations of Titan or the surviving entity in accordance with the outstanding notes and the Indenture.

Upon any consolidation or merger or any transfer of all or substantially all of Titan’s assets in accordance with the foregoing, the successor corporation formed by such consolidation or into which Titan is merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, Titan under the Indenture with the same effect as if such successor corporation had been named therein as Titan, and (except in the case of a lease) Titan shall be released from the obligations under the outstanding notes and the Indenture except with respect to any obligations that arise from, or are related to, such transaction.

Provision of Current Indenture	Provision of Amended Indenture
Events of Default (Article VI)

The Indenture defines an “Event of Default” as:

(1)    Titan’s failure to pay any installment of interest (or Liquidated Damages, if any) on the outstanding notes as and when the same becomes due and payable and the continuance of any such failure for 30 days;

(2)    Titan’s failure to pay all or any part of the principal, or premium, if any, on the outstanding notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, on outstanding notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable;

(3)    Titan’s failure or the failure by any of Titan’s Subsidiaries to observe or perform any other covenant or agreement contained in the outstanding notes or the Indenture and, except for the covenants under the headings “Repurchase of Notes at the Option of the Holder Upon a Change of Control,” “Limitation on Sale of Assets and Subsidiary Stock,” “Merger, Consolidation or Sale of Assets” and “Limitation on Restricted Payments” in the Indenture, the continuance of such failure for a period of 30 days after written notice is given to Titan by the Trustee or to Titan and the Trustee by the Holders of at least 25% in aggregate principal amount of the outstanding notes outstanding;

(4)    certain events of bankruptcy, insolvency or reorganization in respect of Titan or any of Titan’s Significant Subsidiaries;

(5)    a default in Titan’s Indebtedness or the Indebtedness of any of Titan’s Subsidiaries with an aggregate amount outstanding in excess of $10.0 million (a) resulting from the failure to pay principal at stated maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity;

(6)    final unsatisfied judgments not covered by insurance aggregating in excess of $10.0 million, at any one time rendered against Titan or any of

The following are “events of default” under the Indenture, as amended:

(1)    failure to pay the principal or any premium on the Titan notes when due;

(2)    failure for 30 days to pay interest on any exchange notes when due;

(3)    failure to perform any other covenant in the indenture that continues for 90 days after Titan has been given written notice of such failure; or

(4)    certain events in bankruptcy, insolvency or reorganization of Lockheed Martin or Titan.

The trustee may withhold notice to the holders of any default, except a payment default, if it considers such action to be in the holders’ interests.

If an event of default occurs and continues, the trustee, or the holders of at least 25% in aggregate principal amount of the Titan notes, may declare the entire principal of all the Titan notes to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority of the aggregate principal amount of the Titan notes can void the acceleration of payment.

The Indenture provides that the trustee has no obligation to exercise any of its rights at the direction of any holders, unless the holders offer the trustee reasonable indemnity. If they provide this indemnification, the holders of a majority in principal amount of the Titan notes have the right to direct any proceeding, remedy, or power available to the trustee.

Provision of Current Indenture	Provision of Amended Indenture

Titan’s Subsidiaries and not stayed, bonded or discharged within 60 days; and

(7)    any Guarantee of a Guarantor ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee and the Indenture) or any Guarantor denies or disaffirms its Obligations under its Guarantee.

The Indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default.

If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (4) above relating to Titan or any of Titan’s Significant Subsidiaries) then in every such case, unless the principal of all of the outstanding notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the outstanding notes then outstanding, by notice in writing to Titan (and to the Trustee if given by Holders), (an “Acceleration Notice”), may declare all principal, determined as set forth below, and accrued interest (and Liquidated Damages, if any) thereon to be due and payable immediately. In the event a declaration of acceleration resulting from an Event of Default described in clause (5) above with respect to any Senior Debt outstanding pursuant to the Credit Agreement has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within 30 days thereof and the Trustee has received written notice or such cure, waiver or rescission and no other Event of Default described in clause (5) above has occurred that has not been cured or waived within 30 days of the declaration of such acceleration in respect of such Indebtedness.

If an Event of Default specified in clause (4) above, relating to Titan or any of Titan’s Significant Subsidiaries occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all outstanding notes without any declaration or other act on the part of the Trustee or the Holders. The Holders of a majority in aggregate principal amount of outstanding notes

Provision of Current Indenture	Provision of Amended Indenture
generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the outstanding notes which have become due solely by such acceleration and except a Default with respect to any provision requiring a supermajority approval to amend, which Default may only be waived by such a supermajority, have been cured or waived.

The Registration Rights Amendment

Under the terms of a registration rights agreement between Titan and holders of the outstanding notes, Titan is obligated to complete an exchange offer in which the outstanding notes would be exchanged for a series of notes issued by Titan identical in all respects to the outstanding notes but registered under the Securities Act within 40 days after a registration statement relating to such an exchange offer was first declared effective by the SEC. This prospectus forms a part of the registration statement Titan filed to meet its obligations under the registration rights agreement, which first became effective on September 10, 2003. However, because of the proposed merger with Lockheed Martin, Titan did not complete the exchange offer within 40 days of the registration statement first becoming effective as required by the registration rights agreement. As a result, Titan was in breach of its obligations under the registration rights agreement, and the outstanding notes began accruing liquidated damages on October 20, 2003 as explained below.

With respect to the first 90-day period immediately following October 20, 2003, liquidated damages accrue over and above the stated interest rate on the outstanding notes at a rate equal to 0.25% per year. The rate at which the liquidated damages will accrue will increase by an additional 0.25% per year with respect to each subsequent 90-day period, up to a maximum aggregate rate of 2.0% per year, until the exchange offer is completed. All accrued liquidated damages will be paid by Titan along with regular interest payments on each regularly scheduled interest payment date.

Accrual of additional liquidated damages on the outstanding notes will cease upon completion of the exchange offer. Any accrued and unpaid liquidated damages at that time will be paid at the next regularly scheduled interest payment date.

If the proposed amendments become operative, the registration rights agreement will terminate.

The Subsidiary Guarantee Releases

The outstanding notes are jointly and severally irrevocably and unconditionally guaranteed on a senior subordinated basis by certain of Titan’s present and future domestic subsidiaries. Assuming that the proposed amendments become operative, Titan’s subsidiaries will no longer be guarantors of the outstanding notes, and their guarantees of Titan’s obligations under the outstanding notes will be released.

Adoption of the Proposed Amendments to the Indenture

The proposed amendments to the indenture will be set forth in a supplemental indenture to be executed by Titan, Lockheed Martin, a wholly owned subsidiary of Lockheed Martin, and the trustee as promptly as practicable after receipt of the requisite consents. Consents received before the supplemental indenture is executed will become irrevocable once the supplemental indenture is executed, but the proposed amendments will not become operative until immediately prior to the completion of the merger, and only if the merger is completed. If the merger is not completed, the proposed amendments will not become operative. Until that point, the indenture, without giving effect to the proposed amendments, will remain in effect. If the requisite consents are not received by Titan, the supplemental indenture will not be executed and will not become operative.

The indenture will remain in effect in the form in which it currently exists until the proposed amendments become operative as described above, whereupon the indenture will be modified as provided in the proposed amendments.

Exchange Agent

Titan has appointed Deutsche Bank Trust Company Americas as exchange agent for the exchange offer and consent solicitation. Letters of transmittal, certificates representing outstanding notes and other documentation should be delivered to the exchange agent. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent at the following addresses:

By Overnight Courier:	By Hand Delivery:	By Mail:
DB Services Tennessee, Inc. Corporate Trust & Agency Services, Reorganization Unit 648 Grassmere Park Road Nashville, Tennessee 37211 Attn: Karl Shepherd	Deutsche Bank Trust Company Americas c/o The Depository Trust Clearing Corporation 55 Water Street, 1st Floor Janette Park Entrance New York, New York 10041	DB Services Tennessee, Inc. Reorganization Unit P.O. Box 292737 Nashville, Tennessee 37229-2737

By facsimile: (eligible institutions only) (615) 835-3701

For information: (800) 735-7777

For confirmation by telephone: (615) 835-3572

Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Information Agent

Titan has appointed Morrow & Co., Inc. as information agent for the exchange offer and consent solicitation. Questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal should be directed to the information agent at the following address and telephone number:

Morrow & Co., Inc.

445 Park Avenue

New York, New York 10022

Banks and Brokerage Firms: (800) 654-2468

Bondholders: (800) 607-0088

Letters of transmittal, certificates representing outstanding notes and other documentation should not be sent to the information agent.

Dealer-Manager and Solicitation Agent

Titan has appointed Credit Suisse First Boston LLC as dealer-manager and solicitation agent for the consent solicitation. Questions and requests for assistance may also be directed to the dealer-manager and solicitation agent at the address and phone number listed below:

Credit Suisse First Boston

Eleven Madison Avenue

New York, New York 10010

(212) 325-2000

Letters of transmittal, certificates representing outstanding notes and other documentation should not be sent to the dealer-manager.

Conditions to the Proposed Amendments

Adoption of the proposed amendments pursuant to the consent solicitation is conditioned upon receipt of the requisite consents from holders of outstanding notes and completion of the proposed merger.

Fees and Expenses

Lockheed Martin and Titan will each pay certain expenses incurred in connection with the exchange offer and consent solicitation as described under “The Exchange Offer — Fees and Expenses.”

Consequences of Your Failure to Consent

If your consent is not received by the exchange agent by the consent fee deadline, you will not be paid a consent fee. Receipt of the requisite consents from holder of outstanding notes is also a condition to completion of the proposed merger. If the requisite consents are not received, the proposed merger may not be completed, the supplemental indenture will not be executed, the proposed amendments will not become operative, Lockheed Martin will not become a guarantor of the notes and you will not receive the consent fee. If the requisite consents are obtained and the proposed merger is completed, your notes will be governed by the terms of the indenture, as amended by the supplemental indenture, even if you do not consent.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

Titan sold the outstanding notes on May 15, 2003, pursuant to a purchase agreement, dated as of May 15, 2003, between Titan and Credit Suisse First Boston LLC, Goldman, Sachs & Co. and Wachovia Securities, Inc. which are referred to in this prospectus as the initial purchasers. The initial purchasers subsequently sold the outstanding notes to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, in reliance on Rule 144A and to persons outside the U.S. in reliance on Regulation S under the Securities Act.

As a condition to the initial sale of the outstanding notes, Titan and the initial purchasers entered into a registration rights agreement dated as of May 15, 2003. Pursuant to the registration rights agreement, Titan agreed to:

•	file a registration statement under the Securities Act with respect to the exchange notes with the SEC by August 13, 2003;

•	use its reasonable best efforts to cause the registration statement to become effective under the Securities Act on or before December 11, 2003 and to remain effective for at least 20 business days after the date notice of the exchange offer is mailed to noteholders;

•	use its reasonable best efforts to keep the exchange offer open for at least 40 days after the registration statement has been declared effective; and

•	use its reasonable best efforts to keep the registration statement continuously effective under the Securities Act and to supplement and amend the prospectus contained therein as required to ensure that it is available for sales of exchange notes for a period of up to 180 days after the completion of the exchange offer, or for such longer period as provided by the registration rights agreement.

Under the terms of the registration rights agreement, Titan was obligated to complete an exchange offer for a series of notes identical in all respects to the outstanding notes outstanding under the indenture but registered under the Securities Act, within 40 days after a registration statement relating to such an exchange offer was first declared effective by the SEC. This prospectus forms a part of the registration statement Titan filed for this purpose on July 9, 2003 and which first became effective on September 10, 2003. However, because of the proposed merger with Lockheed Martin, Titan did not complete the exchange offer within 40 days of September 10, 2003, and Titan became obligated to pay liquidated damages beginning on that date. See the section entitled “The Proposed Amendments — The Registration Rights Agreement.”

Titan agreed to issue and exchange the exchange notes for all outstanding notes validly tendered and not validly withdrawn before the expiration of the exchange offer. Titan is sending this prospectus, together with a letter of transmittal, to all the beneficial holders known to Titan. For each outstanding note validly tendered to Titan pursuant to the exchange offer and not validly withdrawn, the holder will receive an exchange note having a principal amount equal to that of the tendered outstanding note. A copy of the registration rights agreement has been filed as an exhibit to the registration statement of which this prospectus forms a part. The registration statement is intended to satisfy some of Titan’s obligations under the registration rights agreement.

The term “holder” with respect to the exchange offer means any person in whose name outstanding notes are registered on the trustee’s books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose outstanding notes are held of record by DTC, who desires to deliver the outstanding note by book-entry transfer at DTC.

Resale of the Exchange Notes

Titan believes that you will be allowed to resell the exchange notes to the public without registration under the Securities Act, and without delivering a prospectus that satisfies the requirements of Section 10 of the

Securities Act, if you can make the representations set forth below under “— Procedures for Tendering Outstanding Notes.” However, if you intend to participate in a distribution of the exchange notes, are a broker-dealer that acquired the outstanding notes from Titan in the initial offering with an intent to distribute those notes and not as a result of market-making activities or are an “affiliate” of Titan as defined in Rule 405 of the Securities Act, you will not be eligible to participate in the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your notes.

Titan bases its view on interpretations by the staff of the SEC in no-action letters issued to other issuers in exchange offers similar to this exchange offer. However, Titan has not asked the SEC to consider this particular exchange offer in the context of a no-action letter. Therefore, you cannot be sure that the SEC will treat it in the same way it has treated other exchange offers in the past.

A broker-dealer that has acquired outstanding notes as a result of market-making or other trading activities has to deliver a prospectus in order to resell any exchange notes it receives for its own account in the exchange offer. This prospectus may be used by such broker-dealer to resell any of its exchange notes. Titan has agreed in the registration rights agreement to send this prospectus to any broker-dealer that requests copies for a period of up to 180 days after the completion of the exchange offer, or for such longer period as provided by the registration rights agreement. See the section entitled “ Distribution” for more information regarding broker-dealers.

The exchange offer is not being made to, nor will Titan accept tenders for exchange from, holders of outstanding notes in any jurisdiction in which this exchange offer or the acceptance of the exchange offer would not be in compliance with the securities or blue sky laws.

The exchange offer is not subject to any federal or state regulatory requirements other than securities laws.

Terms of the Exchange Offer

General. Based on the terms and conditions set forth in this prospectus and in the letter of transmittal, Titan will accept any and all outstanding notes validly tendered and not validly withdrawn on or before the expiration date.

Subject to the minimum denomination requirements of the exchange notes, Titan will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes validly tendered pursuant to the exchange offer and not validly withdrawn on or before the expiration date. Holders may tender some or all of their outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in amounts that are integral multiples of $1,000 principal amount.

The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

•	the exchange notes will be registered under the Securities Act and, therefore, the exchange notes will not bear legends restricting the transfer of the exchange notes, and

•	holders of the exchange notes will not be entitled to any of the exchange offer provisions under the registration rights agreement or the liquidated damages provisions of the registration rights agreement, which provisions will terminate upon the completion of the exchange offer.

The exchange notes of a particular series will evidence the same indebtedness as the outstanding notes of that same series, which they replace, and will be issued under, and be entitled to the benefits of, the same indenture that governs the outstanding notes, subject to amendment as discussed in this prospectus. As a result, both the exchange notes of a particular series and the outstanding notes of that same series will be treated as a single series of debt securities under the indenture. The exchange offer does not depend on any minimum aggregate principal amount of outstanding notes being tendered for exchange.

If the proposed amendments become operative, the terms of both the outstanding notes and the exchange notes will be amended as described under “The Consent Solicitation — The Proposed Amendments.”

As of the date of this prospectus, $200 million in aggregate principal amount of the outstanding notes is outstanding, all of which is registered in the name of Cede & Co., as nominee for DTC. Solely for reasons of administration, Titan has fixed the close of business on               , 2003 as the record date for the exchange offer for purposes of determining the persons to whom Titan will initially mail this prospectus and the letter of transmittal. There will be no fixed record date for determining holders of the outstanding notes entitled to participate in this exchange offer and all holders of outstanding notes may tender their outstanding notes.

As a holder of outstanding notes, you do not have any appraisal or dissenters’ rights or any other right to seek monetary damages in court under the Delaware General Corporation Code or the indenture governing the notes. Titan intends to conduct the exchange offer in accordance with the provisions of the registration rights agreement and the applicable requirements of the Securities Exchange Act of 1934, as amended, which is referred to in this prospectus as the Exchange Act, and the related rules and regulations of the SEC. Upon completion of the exchange offer, outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and interest on these notes will accrue at a rate equal to 8% per year, the same rate that interest will accrue on the exchange notes.

Titan will be deemed to have accepted validly tendered outstanding notes if and when Titan gives oral or written notice of its acceptance to Deutsche Bank Trust Company Americas, which is acting as the exchange agent. The exchange agent will act as agent for the tendering holders of outstanding notes for the purpose of receiving the exchange notes from Titan.

If you validly tender outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees. In addition, subject to the instructions in the letter of transmittal, you will not have to pay transfer taxes for the exchange of outstanding notes. Lockheed Martin will pay all charges and expenses in connection with the exchange offer, other than certain applicable taxes described under “— Fees and Expenses.”

Expiration Date; Extensions; Amendments

The exchange offer will expire at 5:00 p.m., New York City time, on              , 2004, unless Titan extends the exchange offer, in which case the expiration date is the latest date and time to which Titan extends the exchange offer.

In order to extend the exchange offer, Titan will:

•	notify the exchange agent and the dealer-manager and solicitation agent of any extension by oral or written communication; and

•	issue a press release or other public announcement, which will report the approximate number of outstanding notes tendered, before 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

During any extension of the exchange offer, all outstanding notes previously validly tendered and not validly withdrawn will remain valid.

Titan reserves the right:

•	to delay accepting any outstanding notes;

•	to waive any condition or otherwise amend the terms of the exchange offer in any respect;

•	to extend the exchange offer; or

•	if, in the opinion of Titan’s counsel, the completion of the exchange offer would violate any law or interpretation of the staff of the SEC, to terminate or amend the exchange offer by giving oral or written notice to the exchange agent and the dealer-manager and solicitation agent.

Any delay in acceptance, extension, termination, or amendment will be followed as soon as practicable by a press release or other public announcement. If Titan amends the exchange offer in a manner that it determines constitutes a material change, Titan will promptly disclose that amendment by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and Titan will extend the exchange offer for the requisite period of time, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would have otherwise expired.

Conditions of the Exchange Offer

Notwithstanding any other term of the exchange offer, or any extension of the exchange offer, Titan may terminate the exchange offer before acceptance of the outstanding notes if in its reasonable judgment:

•	the exchange offer would violate applicable law or any applicable interpretation of the staff of the SEC; or

•	any action or proceeding has been instituted or threatened in any court or by any governmental agency that might materially impair Titan’s ability to proceed with or complete the exchange offer or, in any such action or proceeding, any material adverse development has occurred with respect to Titan; or

•	Titan has not obtained any governmental approval which it deems necessary for the completion of the exchange offer.

If Titan, in its reasonable discretion, determines that any of the above conditions is not satisfied, it may:

•	refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders;

•	extend the exchange offer and retain all outstanding notes tendered on or before the expiration date, subject to the holders’ right to withdraw the tender of the outstanding notes; or

•	waive any unsatisfied conditions regarding the exchange offer and accept all properly tendered outstanding notes that have not been withdrawn. If this waiver constitutes a material change to the exchange offer, Titan will promptly disclose the waiver by means of a prospectus supplement that will be distributed to the registered holders of the outstanding notes, and Titan will extend the exchange offer for a period of time that it will determine, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would have otherwise expired.

All conditions to the exchange offer will be satisfied or waived prior to the expiration of the exchange offer. Titan will not waive any condition of the exchange offer with respect to any noteholder unless it waives such condition for all noteholders.

Exchange Agent

Titan has appointed Deutsche Bank Trust Company Americas as exchange agent for the exchange offer. Letters of transmittal, certificates representing outstanding notes and other documentation should be delivered to the exchange agent. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent at the following addresses:

By Overnight Courier:	By Hand Delivery:	By Mail:
DB Services Tennessee, Inc. Corporate Trust & Agency Services, Reorganization Unit 648 Grassmere Park Road Nashville, Tennessee 37211 Attn: Karl Shepherd	Deutsche Bank Trust Company Americas c/o The Depository Trust Clearing Corporation 55 Water Street, 1st Floor Janette Park Entrance New York, New York 10041	DB Services Tennessee, Inc. Reorganization Unit P.O. Box 292737 Nashville, Tennessee 37229-2737

By facsimile: (eligible institutions only) (615) 835-3701

For information: (800) 735-7777

For confirmation by telephone: (615) 835-3572

Originals of all documents sent by facsimile should be sent promptly by registered or certified mail, by hand or by overnight delivery service.

Dealer-Manager and Solicitation Agent

Titan has appointed Credit Suisse First Boston LLC as dealer-manager and solicitation agent for the exchange offer. Questions and requests for assistance may be directed to the dealer-manager and solicitation agent at the following addresses:

Credit Suisse First Boston

Eleven Madison Avenue

New York, New York 10010

(212) 325-2000

Letters of transmittal, certificates representing outstanding notes and other documentation should not be sent to the dealer-manager and solicitation agent.

Information Agent

Titan has appointed Morrow & Co., Inc. as information agent for the exchange offer and consent solicitation. Questions and requests for assistance, requests for additional copies of this prospectus or of the letters of transmittal should be directed to the information agent at the following address and telephone number:

Morrow & Co., Inc.

445 Park Avenue

New York, New York 10022

Banks and Brokerage Firms: (800) 654-2468

Bondholders: (800) 607-0088

Letters of transmittal, certificates representing outstanding notes and other documentation should not be sent to the dealer-manager and solicitation agent.

Fees and Expenses

Lockheed Martin will pay certain expenses incurred in connection with the exchange offer and consent solicitation, including filing fees, registration fees, and printing and mailing costs. Titan will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by facsimile, telephone, or in person by its officers and regular employees or by officers and employees of its affiliates. No additional compensation will be paid to any officers and employees who engage in soliciting tenders.

Titan will pay the exchange agent, the dealer-manager and solicitation agent and the information agent reasonable and customary fees for their services and will reimburse them for related, reasonable out-of-pocket expenses. Titan also will reimburse brokerage houses and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses they incur in forwarding copies of this prospectus, the letter of transmittal and related documents.

Titan will pay all transfer taxes, if any, applicable to the exchange of outstanding notes. If, however, exchange notes, or outstanding notes for principal amounts not tendered or accepted for exchange, are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the outstanding notes tendered, or if a transfer tax is imposed for any reason other than the exchange, then the amount of any transfer taxes will be payable by the person tendering the notes. If you do not submit satisfactory evidence of payment of those taxes or exemption from payment of those taxes with the letter of transmittal, the amount of those transfer taxes will be billed directly to you.

Consequences of Failure to Exchange

Outstanding notes that are not exchanged will remain “restricted securities” within the meaning of Rule 144(a)(3) of the Securities Act. Accordingly, they may not be offered, sold, pledged or otherwise transferred except:

•	to Titan or to any of its subsidiaries;

•	inside the United States to a qualified institutional buyer in compliance with Rule 144A under the Securities Act;

•	inside the United States to an institutional accredited investor that, before the transfer, furnishes to the trustee a signed letter containing certain representations and agreements relating to the restrictions on transfer of the outstanding notes, the form of which you can obtain from the trustee and an opinion of counsel acceptable to us and the trustee that the transfer complies with the Securities Act;

•	outside the United States in compliance with Rule 904 under the Securities Act;

•	pursuant to the exemption from registration provided by Rule 144 under the Securities Act, if available;

•	in accordance with another exemption from the registration requirements of the Securities Act and based upon an opinion of counsel, if Titan so requests; or

•	pursuant to an effective registration statement under the Securities Act.

The liquidity of the outstanding notes could be adversely affected by the exchange offer. See “Risk Factors — If you do not participate in this exchange offer, the market for your outstanding notes may be less liquid than before the exchange offer and the market value of your outstanding notes may be lower.” Following completion of the exchange offer, Titan will not be required to register under the Securities Act any outstanding notes that remain outstanding except in the limited circumstances in which Titan is obligated pursuant to the registration rights agreement to file a shelf registration statement for certain holders of outstanding notes not eligible to participate in the exchange offer. Upon completion of the exchange offer, interest on any outstanding notes not tendered or otherwise accepted for exchange in the exchange offer will accrue at a rate equal to 8% per year, the same rate that interest will accrue on the exchange notes.

Accounting Treatment

For accounting purposes, Titan will recognize no gain or loss as a result of the exchange offer. Titan will amortize the expenses of the exchange offer and the unamortized expenses related to the issuance of the outstanding notes over the remaining term of the notes.

PROCEDURES FOR TENDERING OUTSTANDING NOTES AND DELIVERING CONSENTS

General

Procedures for tendering your outstanding notes and consenting to the proposed amendments are described below. You may tender your outstanding notes in the exchange offer without consenting to the proposed amendments, but you may not consent to the proposed amendments without tendering your outstanding notes in the exchange offer. If you do not validly tender your outstanding notes in the exchange offer on or prior to the expiration date, you will not receive exchange notes for your outstanding notes. If you do not consent to the proposed amendments prior to the consent fee deadline, you will not receive the consent fee.

Please follow the procedures described below if you desire to tender your outstanding notes and consent to the proposed amendments.

Procedures for Tendering and Consenting. If you wish to tender your outstanding notes and consent to the proposed amendments, you must comply with the following procedures on or prior to the expiration date:

•	If you hold your outstanding notes in book-entry form, you must:

•	send a timely confirmation of a book-entry transfer of outstanding notes to the exchange agent; and

•	either:

•	complete, sign and deliver to the exchange agent the BLUE letter of transmittal; or

•	electronically transmit your acceptance of the exchange offer and your consent to the proposed amendments through DTC’s ATOP system, which is described below under the heading “—Book-Entry Transfer.”

•	If you hold your outstanding notes in certificated form, you must:

•	deliver your certificates for outstanding notes to the exchange agent or deliver a properly executed notice of guaranteed delivery; and

•	complete, sign and deliver to the exchange agent the BLUE letter of transmittal.

Please follow the procedures described below if you desire to tender your outstanding notes without consenting to the proposed amendments.

Procedures for Tendering Without Consenting. If you wish to tender your outstanding notes without consenting to the proposed amendments, you must comply with the following procedures:

•	If you hold your outstanding notes in book-entry form, you must:

•	send a timely confirmation of a book-entry transfer of outstanding notes to the exchange agent; and

•	either:

•	complete, sign and deliver to the exchange agent the GREEN letter of transmittal; or

•	electronically transmit your acceptance of the exchange offer through DTC’s ATOP system, which is described below under the heading “—Book-Entry Transfer.”

•	If you hold your outstanding notes in certificated form, you must:

•	deliver your certificates for outstanding notes to the exchange agent or deliver a properly executed notice of guaranteed delivery; and

•	complete, sign and deliver to the exchange agent the GREEN letter of transmittal.

Your valid tender, with or without consenting to the proposed amendments, will indicate an agreement between you and Titan that you have agreed to tender the outstanding notes and consent to the proposed amendments, if applicable, in accordance with the terms and conditions in the appropriate letter of transmittal.

The method of delivery of outstanding notes, the letters of transmittal, and all other required documents to the exchange agent is at your election and risk. Instead of delivery by mail, Titan recommends that you use an overnight or hand delivery service, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure delivery to the exchange agent on or before the consent fee deadline or the expiration date, as the case may be. Do not send any letter of transmittal or outstanding notes or other documentation to Titan, Lockheed Martin, the dealer-manager and solicitation agent or the information agent. You may request that your broker, dealer, commercial bank, trust company, or other nominee effect delivery of your outstanding notes for you.

If you beneficially own the outstanding notes and you hold those outstanding notes through a broker, dealer, commercial bank, trust company, or other nominee and you want to tender your outstanding notes and consent to the proposed amendments, you should contact that nominee promptly and instruct it to tender your outstanding notes and consent to the proposed amendments on your behalf.

Generally, an eligible institution must guarantee signatures on a letter of transmittal unless:

•	you tender your outstanding notes as the registered holder (a registered holder means any participant in DTC whose name appears on a security listing as the owner of outstanding notes) and the exchange notes issued in exchange for your outstanding notes are to be issued in your name and delivered to you at your registered address appearing on the security register for the outstanding notes; or

•	you tender your outstanding notes for the account of an eligible institution.

An “eligible institution” means:

•	a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc.;

•	a commercial bank or trust company having an office or correspondent in the United States; or

•	an “eligible guarantor institution” as defined by Rule 17Ad-15 under the Exchange Act.

In each instance, the eligible institution must be a member of one of the signature guarantee programs identified in the letter of transmittal in order to guarantee signatures on a letter of transmittal.

If the exchange notes or unexchanged outstanding notes are to be delivered to an address other than that of the registered holder appearing on the security register for the outstanding notes, an eligible institution must guarantee the signature on the letter of transmittal.

Tendered outstanding notes will be deemed to have been received as of the date when:

•	the exchange agent receives a properly completed and signed letter of transmittal accompanied by the tendered outstanding notes or a confirmation of book-entry transfer of such outstanding notes into the exchange agent’s account at DTC with an agent’s message, or

•	the exchange agent receives a notice of guaranteed delivery from an eligible institution.

Issuances of exchange notes in exchange for outstanding notes tendered pursuant to a notice of guaranteed delivery or letter to similar effect by an eligible institution will be made only against submission of a duly signed letter of transmittal, and any other required documents, and deposit of the tendered outstanding notes, or confirmation of a book-entry transfer of such outstanding notes into the exchange agent’s account at DTC pursuant to the book-entry procedures described below.

Titan will make the final determination regarding all questions relating to the validity, form, eligibility, including time of receipt of tenders and withdrawals of tendered outstanding notes, and its determination will be final and binding on all parties.

Titan reserves the absolute right to reject any and all outstanding notes improperly tendered. Titan will not accept any outstanding notes if its acceptance of them would, in the opinion of Titan’s counsel, be unlawful. Titan also reserves the absolute right to waive any defects, irregularities, or conditions of surrender as to any particular outstanding note. Titan’s interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, you must cure any defects or irregularities in connection with tenders of outstanding notes on or before the expiration date. Although Titan intends to notify holders of defects or irregularities in connection with tenders of outstanding notes, neither Titan, Lockheed Martin, the exchange agent, the dealer-manager and solicitation agent, nor anyone else will incur any liability for failure to give that notice. Tenders of outstanding notes will not be deemed to have been made until any defects or irregularities have been cured or waived. All conditions of the exchange offer will be satisfied or waived prior to the expiration of the exchange offer. Titan will not waive any condition of the exchange offer with respect to any noteholder unless Titan waives such condition for all noteholders.

Titan has no current plan to acquire, or to file a registration statement to permit resales of, any outstanding notes that are not validly tendered pursuant to the exchange offer. However, Titan and Lockheed Martin reserve the right in their sole discretion to purchase or make offers for any outstanding notes that remain outstanding after the expiration date. To the extent permitted by law, Titan and Lockheed Martin also reserve the right to purchase outstanding notes in the open market, in privately negotiated transactions, or otherwise. The terms of any future purchases or offers could differ from the terms of the exchange offer.

Pursuant to both letters of transmittal, if you elect to tender outstanding notes in exchange for exchange notes, you must exchange, assign, and transfer the outstanding notes to Titan and irrevocably constitute and appoint the exchange agent as your true and lawful agent and attorney-in-fact with respect to the tendered outstanding notes, with full power of substitution, among other things, to cause the outstanding notes to be assigned, transferred, and exchanged. By executing a letter of transmittal, you make the representations and warranties set forth below to Titan. By executing a letter of transmittal you also promise, at Titan’s request, to execute and deliver any additional documents that it considers necessary to complete the exchange of outstanding notes for exchange notes as described in the letters of transmittal.

Under existing interpretations of the SEC contained in several no-action letters to third parties, Titan believes that the exchange notes will be freely transferable by the holders after the exchange offer without further registration under the Securities Act; provided, however, that each holder who wishes to exchange its outstanding notes for exchange notes will be required to represent:

•	that the holder has full power and authority to tender, exchange, assign, and transfer the outstanding notes tendered;

•	that Titan will acquire good title to the outstanding notes being tendered, free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sale agreements, or other obligations relating to their sale or transfer, and not subject to any adverse claim when Titan accepts the outstanding notes;

•	that the holder is acquiring the exchange notes in the ordinary course of your business;

•	that the holder is not participating in and does not intend to participate in a distribution of the exchange notes;

•	that the holder has no arrangement or understanding with any person to participate in the distribution of the exchange notes;

•	that the holder is not an “affiliate,” as defined in Rule 405 under the Securities Act, of Titan; and

•	that if the holder is a broker-dealer and it will receive exchange notes for its own account in exchange for outstanding notes that it acquired as a result of market-making activities or other trading activities, it will deliver a prospectus in connection with any resale of the exchange notes.

If you are a broker-dealer that acquired the outstanding notes directly from Titan in the initial offering and not as a result of market-making activities or you cannot otherwise make any of the representations set forth above, you will not be eligible to participate in the exchange offer, you should not rely on the interpretations of the staff of the SEC in connection with the exchange offer and you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with the resale of your notes.

Participation in the exchange offer and consent solicitation is voluntary. You are urged to consult your financial and tax advisors in deciding whether to participate in the exchange offer and consent solicitation.

Return of Outstanding Notes

If any outstanding notes are not accepted for any reason described in this prospectus, or if outstanding notes are validly withdrawn or are submitted for a greater principal amount than you want to exchange, the exchange agent will return the unaccepted, withdrawn, or non-exchanged outstanding notes to you or, in the case of outstanding notes tendered by book-entry transfer, into an account for your benefit at DTC, unless otherwise provided in the letter of transmittal. The outstanding notes will be credited to an account maintained with DTC as promptly as practicable.

Book Entry Transfer

The exchange agent will make a request to establish two accounts with respect to the outstanding notes at DTC for purposes of the exchange offer and consent solicitation within two business days after the date of this prospectus. One account will be for outstanding notes that are tendered with a consent to the proposed amendments. The other account will be for outstanding notes that are tendered without a consent. Any financial institution that is a participant in DTC’s system may make book-entry delivery of outstanding notes and consent to the proposed amendments by causing DTC to transfer the outstanding notes into the appropriate account at DTC in accordance with DTC’s procedures for transfer. To validly tender notes and deliver consents or tender notes without delivering a consent through DTC, the financial institution that is a participant in DTC will electronically transmit its acceptance through the Automatic Transfer Offer Program. DTC will then edit and verify the acceptance and send an agent’s message to the exchange agent for its acceptance. The agent’s message shall state that DTC has received an express acknowledgment from the DTC participant tendering outstanding notes on behalf of the holder that such DTC participant (a) has received and agrees to be bound by the terms and conditions of the exchange offer and the consent solicitation as set forth in this prospectus and the GREEN letter of transmittal or BLUE letter of transmittal, as appropriate, and that Titan may enforce such agreement against such participant and (b) either (1) consents to the proposed amendments as described in this prospectus, or (2) does not consent to the proposed amendments. Delivery of the agent’s message by DTC will satisfy the terms of the exchange offer and the consent solicitation in lieu of execution and delivery of a GREEN letter of transmittal or BLUE letter of transmittal, as the case may be, by the DTC participant identified in the agent’s message.

A tender of outstanding notes through a book-entry transfer into the appropriate exchange agent’s account at DTC will only be effective if an agent’s message or the appropriate letter of transmittal with any required signature guarantees and any other required documents are transmitted to and received by the exchange agent at its address set forth in the letters of transmittal for receipt on or before the expiration date unless the guaranteed delivery procedures described below are complied with. Delivery of documents to DTC does not constitute delivery to the exchange agent.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes and (1) your outstanding notes are not immediately available so that you can meet the applicable deadline, (2) you cannot deliver your outstanding notes or other required documents to the exchange agent on or before the applicable deadline, or (3) the procedure for book-entry transfer cannot be completed on or before the applicable deadline, you may nonetheless participate in the exchange offer and consent solicitation if:

•	you tender your notes through an eligible institution;

•	on or before the expiration date, the exchange agent receives from the eligible institution a properly completed and duly executed notice of guaranteed delivery substantially in the form provided by Titan, by mail or hand delivery, showing the name and address of the holder, the name(s) in which the outstanding notes are registered, the certificate number(s) of the outstanding notes, if applicable, and the principal amount of outstanding notes tendered; the notice of guaranteed delivery must state that the tender is being made by the notice of guaranteed delivery and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, together with the certificate(s) representing the outstanding notes, in proper form for transfer, or a book-entry confirmation with an agent’s message, as the case may be, and any other required documents, will be delivered by the eligible institution to the exchange agent, and

•	the properly executed letter of transmittal, as well as the certificate(s) representing all tendered outstanding notes, in proper form for transfer, or a book-entry confirmation with an agent’s message, as the case may be, and all other documents required by the letter of transmittal are received by the exchange agent within three NYSE trading days after the expiration date.

Unless outstanding notes are tendered by the above-described method and deposited with the exchange agent within the time period set forth above, Titan may, at its option, reject the tender. The exchange agent will send you a notice of guaranteed delivery upon your request if you want to tender your outstanding notes according to the guaranteed delivery procedures described above.

Withdrawal of Tenders and Consents

Withdrawal Procedures. To withdraw tenders and consents, the exchange agent must receive a written notice of withdrawal at its address set forth below. Any notice of withdrawal must:

•	specify the name of the person having deposited the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate number or numbers, if applicable, and principal amount of the outstanding notes;

•	contain a statement that the holder is withdrawing the election to have the outstanding notes exchanged;

•	be signed by the holder in the same manner as the original signature on the letter of transmittal used to tender the outstanding notes; and

•	specify the name in which any outstanding notes are to be registered, if different from that of the registered holder of the outstanding notes and, unless the outstanding notes were tendered for the account of an eligible institution, the signatures on the notice of withdrawal must be guaranteed by an eligible institution. If outstanding notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at DTC.

Timing of Withdrawals. Whether you will be able to withdraw a tender of outstanding notes depends on whether you have consented to the proposed amendments and when the exchange agent receives your written notice of withdrawal:

•	If you tender your outstanding notes and consent to the proposed amendments, you may withdraw your tender and consent at any time prior to the date on which the requisite consents have been received and the supplemental indenture has been executed.

•	If you tender your notes without consenting to the proposed amendments, you may withdraw your tender at any time on or before the expiration date of the exchange offer.

Withdrawal of Consents. If you tender your outstanding notes and consent to the proposed amendments, you may not withdraw your consent unless you also withdraw your tendered notes using the withdrawal procedures described above. However, consents may not be withdrawn following the date on which the requisite consents have been received and the supplemental indenture has been executed. As a result, if you tender your outstanding notes and consent to the proposed amendments, you may not withdraw your tendered notes or your consent following the date on which the requisite consents have been received and the supplemental indenture has been executed.

Changing Your Decision Regarding the Proposed Amendments. If, following your initial tender of your outstanding notes, you change your decision as to whether to consent to the proposed amendments, you must withdraw your initial tender and validly tender your outstanding notes again to evidence your changed decision. Please note that if you tender your outstanding notes and consent to the proposed amendments, you will not be permitted to change your decision regarding the proposed amendments following the date on which the requisite consents have been received and the supplemental indenture has been executed.

Validity, Form and Eligibility. Titan will make the final determination on all questions regarding the validity, form, eligibility, including time of receipt of notices of withdrawal, and its determination will be final and binding on all parties. Any outstanding notes validly withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and consent solicitation and no exchange notes will be issued in exchange unless the outstanding notes so withdrawn are validly tendered again. Properly withdrawn outstanding notes may be tendered again by following one of the procedures described above under “— General.” Any outstanding notes that are not accepted for exchange will be returned at no cost to the holder or, in the case of outstanding notes tendered by book-entry transfer, into an account for your benefit at DTC pursuant to the book-entry transfer procedures described above, as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer.

DESCRIPTION OF THE EXCHANGE NOTES

Except as otherwise indicated below, the following summary applies to both the outstanding notes issued May 15, 2003 pursuant to the indenture, dated as of May 15, 2003, by and among Titan, the Guarantors and Deutsche Bank Trust Company Americas, as trustee, and to the exchange notes to be issued in connection with the exchange offer. The exchange notes will also be issued under the indenture. As used in this section, the term “notes” means the exchange notes and the outstanding notes, in each case outstanding at any given time and issued under the indenture. The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the Trust Indenture Act of 1939, which is referred to as the TIA.

If a majority in aggregate principal amount of outstanding notes do not consent to the proposed amendments, and/or the merger is not completed for any reason, the following terms which govern the outstanding notes will continue to govern those notes following the exchange offer in all material respects, except that the transfer restrictions, penalty interest provisions and registration rights applicable to the outstanding notes will not apply to the outstanding notes tendered in the exchange offer.

If the holders of a majority in aggregate principal amount of outstanding notes consent to the proposed amendments and the merger is completed, then the proposed amendments to the indenture will become operative and the notes will have their terms amended as described herein. See “The Consent Solicitation — The Proposed Amendments” for a discussion of how these amendments will change the terms of the exchange notes and the outstanding notes.

Notwithstanding the merger, Titan, or its successor in the merger, will remain the obligor under the indenture and the notes.

The following is a summary of the material provisions of the indenture but does not restate the indenture in its entirety. It does not purport to be complete and is qualified in its entirety by reference to all of the provisions of the indenture, a copy of which has been filed as an exhibit to the registration statement of which this prospectus is a part. Titan urges you to read the indenture because it, and not this summary, defines your rights as a holder of the notes.

You can find the definitions of certain capitalized terms used in the following summary under the subheading “— Certain Definitions” below.

The terms of the notes include those stated in the indenture and those made part of the indenture by reference to the TIA. The notes are subject to all such terms, and holders of notes are referred to the indenture and the TIA for a statement thereof.

The term “Subsidiaries” as used in this “Description of Exchange Notes” does not include Unrestricted Subsidiaries. As of the date of this prospectus, none of Titan’s Subsidiaries is an Unrestricted Subsidiary. However, under certain circumstances, Titan is able to designate current or future Subsidiaries as Unrestricted Subsidiaries. Unrestricted Subsidiaries are not subject to the restrictive covenants set forth in the indenture.

Brief Description of the Exchange Notes and the Subsidiary Guarantees

The Exchange Notes

The notes are:

•	Titan’s general, unsecured obligations;

•	ranked junior in right of payment to all of Titan’s existing and future Senior Debt;

•	ranked senior in right of payment to all of Titan’s existing and future Subordinated Indebtedness; and

•	unconditionally guaranteed by the Guarantors on a senior subordinated basis.

The notes will be issued in fully registered form only, without coupons, in denominations of $1,000 and integral multiples thereof.

The Subsidiary Guarantees

The notes are jointly and severally irrevocably and unconditionally guaranteed (the “Guarantees”) on a senior subordinated basis by each of Titan’s present and future Subsidiaries (the “Guarantors”) other than Foreign Subsidiaries and Cayenta, the operations of which have been discontinued. The obligations of each Guarantor under its Guarantee, however, are limited in a manner intended to avoid it being deemed a fraudulent conveyance under applicable law. Titan has three Foreign Subsidiaries that also do not provide Guarantees of Titan’s obligations under the notes. One of these Foreign Subsidiaries is one of Cayenta’s Subsidiaries. Certain former Guarantors of the notes have been merged into other Guarantors of the notes or Titan since the Issue Date in accordance with the Indenture. Accordingly, these former Guarantors no longer exist as separate legal entities, no longer provide Guarantees of the outstanding notes and will not provide Guarantees of the exchange notes.

If the proposed amendments to the indenture become operative, the Guarantors will be released from the Guarantees.

Principal, Maturity and Interest; Additional Notes

On the Issue Date, Titan initially issued the outstanding notes, which have an aggregate principal amount of $200.0 million. Upon completion of the exchange offer, if all of the outstanding notes are exchanged for exchange notes, Titan will initially issue exchange notes with a maximum aggregate principal amount of $200.0 million. The indenture provides, in addition to the $200.0 million aggregate principal amount of exchange notes that may be issued upon completion of the exchange offer, for the issuance of additional notes having identical terms and conditions to the Notes (the “Additional Notes”), subject to compliance with the terms of the indenture, including the covenant “Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock.” Interest will accrue on the Additional Notes issued pursuant to the indenture from and including the date of issuance of such Additional Notes. Any such Additional Notes would be issued on the same terms as the notes and would constitute part of the same series of securities as the notes and would vote together as one series on all matters with respect to the notes. All references to notes herein include the Additional Notes, except as stated otherwise.

The notes mature on May 15, 2011 and bear interest at 8% per year. Interest on the notes accrues from the date of issuance or from the most recent date to which interest has been paid or provided for (an “Interest Payment Date”). Interest on the notes is payable semi-annually in arrears on May 15 and November 15 of each year, commencing November 15, 2003, to the Persons in whose names the notes are registered at the close of business on the May 1 or November 1 immediately preceding such Interest Payment Date. Interest for the notes will accrue from the later of:

•	the last Interest Payment Date (or, subject to the following, May 15, 2003, if no Interest Payment Date has occurred at the time of the completion of the exchange offer); or

•	if the exchange offer is consummated on a date after the record date for an Interest Payment Date to occur on or after the date of such exchange and as to which interest will be paid, the date of such Interest Payment Date.

Interest for the Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

Methods of Receiving Payments on the Notes

Principal of, premium, if any, and interest (and Liquidated Damages, if any) on the notes is payable, and the notes may be presented for registration of transfer or exchange, at Titan’s office or agency maintained for such purpose, which office or agency is maintained in the Borough of Manhattan, The City of New York. Except as set forth below, at Titan’s option, payment of interest may be made by check mailed to the holders of the notes (the “Holders”) at the addresses set forth upon Titan’s registry books. No service charge will be made for any registration of transfer or exchange of notes, but Titan may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Until otherwise designated by Titan, Titan’s office or agency is the corporate trust office of the Trustee presently located at the office of the Trustee in the Borough of Manhattan, The City of New York.

Subordination

The notes and the Guarantees are Titan’s and the Guarantors’ general, unsecured obligations, respectively, contractually subordinated in right of payment to all of Titan’s Senior Debt and the Senior Debt of the Guarantors, as applicable. This effectively means that holders of Senior Debt must be paid in full before any amounts are paid to the Holders of the notes in the event Titan becomes bankrupt or is liquidated and that holders of Senior Debt can block payments to the Holders of the notes in the event of a default by Titan on such Senior Debt, all as more fully described below.

If the requisite consents are obtained and the proposed amendments to the indenture become operative, the Guarantees provided by the Guarantors will be released and Lockheed Martin will become a guarantor under the indenture. Obligations under the Lockheed Martin guarantee will be unsecured and unsubordinated obligations of Lockheed Martin and will rank pari passu with Lockheed Martin’s other unsecured and unsubordinated indebtedness.

As of September 30, 2003, Titan had outstanding an aggregate of approximately $346.5 million of Senior Debt, all of which Indebtedness is secured.

The rights of Holders are subordinated by operation of law to all existing and future indebtedness and preferred stock of Titan’s subsidiaries that are not Guarantors, which as of September 30, 2003 was $0.7 million, as well as other liabilities of such subsidiaries.

The indenture permits Titan and Titan’s Subsidiaries to incur additional Indebtedness.

Titan may not and the Guarantors may not, make payment (by set-off or otherwise), as applicable, on account of any Obligation in respect of the notes, including the principal of, premium, if any, or interest on the notes (or Liquidated Damages), or on account of the redemption provisions of the notes (including any repurchases of notes), for cash or property (other than Junior Securities):

(1) upon the maturity of any of Titan’s Senior Debt or any Senior Debt of such Guarantor by lapse of time, acceleration (unless waived) or otherwise, unless and until all principal of, premium, if any, and the interest on such Senior Debt are first paid in full in cash or Cash Equivalents (or such payment is duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents, or

(2) in the event of default in the payment of any principal of, premium, if any, or interest on Titan’s Senior Debt or Senior Debt of such Guarantor, as applicable, when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise (a “Payment Default”), unless and until such Payment Default has been cured or waived or otherwise has ceased to exist.

Upon (1) the happening of an event of default other than a Payment Default that permits the holders of Senior Debt to declare such Senior Debt to be due and payable and (2) written notice of such event of default given to Titan and the Trustee by (a) the representative under the Credit Agreement or (b) at any time after the Credit Agreement is no longer in full force and effect, the holders of an aggregate of at least $25.0 million principal amount outstanding of any other Senior Debt or their representative (a “Payment Notice”), then, unless and until such event of default has been cured or waived or otherwise has ceased to exist, no payment (by set-off or otherwise) may be made by or on Titan’s behalf or the behalf of any Guarantor which is an obligor under such Senior Debt on account of any Obligation in respect of the notes, including the principal of, premium, if any, or interest on the notes (including any repurchases of any of the notes), or on account of the redemption provisions of the notes (or Liquidated Damages), in any such case, other than payments made with Junior Securities. Notwithstanding the foregoing, unless the Senior Debt in respect of which such event of default exists has been declared due and payable in its entirety within 179 days after the Payment Notice is delivered as set forth above (the “Payment Blockage Period”) (and such declaration has not been rescinded or waived), at the end of the Payment Blockage Period, Titan and the Guarantors will be required to pay all sums not previously paid to the Holders of the notes during the Payment Blockage Period due to the foregoing prohibitions and to resume all other payments as and when due on the notes.

Any number of Payment Notices may be given; provided, however, that:

(1) not more than one Payment Notice shall be given within a period of any 360 consecutive days, and

(2) no non-Payment Default that existed upon the date of such Payment Notice or the commencement of such Payment Blockage Period (whether or not such event of default is on the same issue of Senior Debt) shall be made the basis for the commencement of any other Payment Blockage Period (for purposes of this provision, any subsequent action, or any subsequent breach of any financial covenant for a period commencing after the expiration of such Payment Blockage Period that, in either case, would give rise to a new event of default, even though it is an event that would also have been a separate breach pursuant to any provision under which a prior event of default previously existed, shall constitute a new event of default for this purpose).

Upon any distribution of Titan’s assets or any Guarantor’s assets upon any dissolution, winding up, total or partial liquidation or reorganization of Titan or a Guarantor, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or a similar proceeding or upon assignment for the benefit of creditors or any marshaling of assets or liabilities:

(1) the holders of all of Titan’s or such Guarantor’s Senior Debt, as applicable, will first be entitled to receive payment in full in cash or Cash Equivalents (or have such payment duly provided for) or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents before the Holders are entitled to receive any payment on account of any Obligation in respect of the notes, including the principal of, premium, if any, and interest on the notes (or Liquidated Damages) (other than Junior Securities); and

(2) any payment or distribution of Titan’s or such Guarantor’s assets of any kind or character from any source, whether in cash, property or securities (other than Junior Securities) to which the Holders or the Trustee on behalf of the Holders would be entitled (by set-off or otherwise), except for the subordination provisions contained in the indenture, will be paid by the liquidating trustee or agent or other Person making such a payment or distribution directly to the holders of such Senior Debt or their representative to the extent necessary to make payment in full (or have such payment duly provided for) on all such Senior Debt remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

In the event that, notwithstanding the foregoing, any payment or distribution of Titan’s or any Guarantor’s assets (other than Junior Securities) shall be received by the Trustee or the Holders at a time when such payment or distribution is prohibited by the foregoing provisions, such payment or distribution shall be held in trust for the benefit of the holders of such Senior Debt, and shall be paid or delivered by the Trustee or such Holders, as the case may be, to the holders of such Senior Debt remaining unpaid or unprovided for or to their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any of such Senior Debt may have been issued, ratably according to the aggregate principal amounts remaining unpaid on account of such Senior Debt held or represented by each, for application to the payment of all such

Senior Debt remaining unpaid, to the extent necessary to pay or to provide for the payment of all such Senior Debt in full in cash or Cash Equivalents or otherwise to the extent holders accept satisfaction of amounts due by settlement in other than cash or Cash Equivalents after giving effect to any concurrent payment or distribution to the holders of such Senior Debt.

No provision contained in the indenture or the notes affects Titan’s obligation or the obligation of the Guarantors, which is absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on or, if applicable, Liquidated Damages on the notes. The subordination provisions of the indenture and the notes do not prevent the occurrence of any Default or Event of Default under the indenture or limit the rights of the Trustee or any Holder to pursue any other rights or remedies with respect to the notes.

As a result of these subordination provisions, in the event of the liquidation, bankruptcy, reorganization, insolvency, receivership or similar proceeding or an assignment for the benefit of Titan’s creditors or a marshaling of Titan’s assets and liabilities, Holders of the notes may receive ratably less than other creditors.

Certain Bankruptcy Limitations

If the requisite consents are obtained and the proposed amendments to the indenture become operative, the Guarantees provided by the Guarantors will be released and Lockheed Martin will become a guarantor under the indenture. See “Risk Factors — The exchange notes will be effectively subordinated to existing and future indebtedness and other liabilities of subsidiaries of Titan, and, following the merger, the Lockheed Martin guarantee will be effectively subordinated to existing and future indebtedness of subsidiaries of Lockheed Martin other than Titan.”

Titan conducts a significant portion of its operations through its subsidiaries. Accordingly, Titan’s ability to meet its cash obligations is dependent upon the ability of Titan’s subsidiaries to make cash distributions to Titan. Furthermore, any right Titan has to receive the assets of any such subsidiary upon such subsidiary’s liquidation or reorganization (and the consequent right of the Holders of the notes to participate in the distribution of the proceeds of those assets) effectively is subordinated by operation of law to the claims of such subsidiary’s creditors (including trade creditors) and holders of any of its preferred stock, except to the extent that Titan is recognized as a creditor or preferred stockholder of such subsidiary, in which case Titan’s claims are subordinate to any indebtedness or preferred stock of such subsidiary senior in right of payment to that held by Titan.

Holders of the notes are direct creditors of each Guarantor by virtue of its Guarantee. Nonetheless, in the event of the bankruptcy or financial difficulty of a Guarantor, such Guarantor’s obligations under its Guarantee may be subject to review and avoidance under state and federal fraudulent transfer laws. Among other things, such obligations may be avoided if a court concludes that such obligations were incurred for less than reasonably equivalent value or fair consideration at a time when the Guarantor was insolvent, was rendered insolvent, or was left with inadequate capital to conduct its business. A court would likely conclude that a Guarantor did not receive reasonably equivalent value or fair consideration to the extent that the aggregate amount of its liability on its Guarantee exceeded the economic benefits it received in the offering of the notes. The obligations of each Guarantor under its Guarantee are limited in a manner intended to cause it not to be a fraudulent conveyance under applicable law, although no assurance can be given that a court would give the Holder the benefit of such provision.

If the obligations of a Guarantor under its Guarantee were avoided, Holders of notes would have to look to the assets of any remaining Guarantors for payment. There can be no assurance in that event that such assets would suffice to pay the outstanding principal and interest on the notes.

Mandatory Redemption

The notes do not have the benefit of any sinking fund, and Titan is not required to make any mandatory redemption payments with respect to the notes.

Optional Redemption

Titan does not have the right to redeem any notes prior to May 15, 2007 (other than out of the Net Cash Proceeds of any Public Equity Offering of Titan common stock, as described below).

At any time on or after May 15, 2007, Titan may redeem the notes for cash, at Titan’s option, in whole or in part, upon not less than 30 days nor more than 60 days notice to each Holder of notes, at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the 12-month period commencing May 15 of the years indicated below, in each case together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the date of redemption of the notes (“Redemption Date”):

Year	Percentage
2007	104.0%
2008	102.0%
2009 and thereafter	100.0%

At any time on or prior to May 15, 2006, upon any Public Equity Offering of Titan common stock for cash, up to 35% of the aggregate principal amount of the notes may be redeemed at Titan’s option within 90 days of such Public Equity Offering, on not less than 30 days, but not more than 60 days, notice to each Holder of the notes to be redeemed, with cash received by Titan from the Net Cash Proceeds of such Public Equity Offering, at a redemption price equal to 108.0% of principal, together with accrued and unpaid interest and Liquidated Damages, if any, thereon to the Redemption Date; provided, however, that immediately following such redemption not less than $130.0 million in aggregate principal amount of the notes then remain outstanding.

If the Redemption Date hereunder is on or after an interest record date (“Record Date”) on which the Holders of record have a right to receive the corresponding Interest due and Liquidated Damages, if any, and on or before the associated Interest Payment Date, any accrued and unpaid interest and Liquidated Damages, if any, due on such Interest Payment Date will be paid to the Person in whose name a note is registered at the close of business on such Record Date.

Selection and Notice

If less than all of the notes are to be redeemed, the Trustee shall select the notes or portions thereof for redemption on a pro rata basis, by lot or in such other manner it deems appropriate and fair. The notes may be redeemed in part in multiples of $1,000 only.

Notice of any redemption will be sent, by first class mail, at least 30 days and not more than 60 days prior to the date fixed for redemption to the Holder of each note to be redeemed to such Holder’s last address as then shown upon the registry books of Titan’s registrar. Any notice which relates to a note to be redeemed in part only must state the portion of the principal amount equal to the unredeemed portion thereof and must state that on and after the date of redemption, upon surrender of such note, a new note or notes in a principal amount equal to the unredeemed portion thereof will be issued. On and after the date of redemption, interest will cease to accrue on the notes or portions thereof called for redemption, unless Titan defaults in the payment thereof.

Certain Covenants

The indenture contains certain covenants that, among other things, restrict Titan’s ability to borrow money, pay dividends on or repurchase capital stock, make investments and sell assets or enter into mergers or consolidations. The following summary of certain covenants of the indenture are summaries only, do not purport to be complete and are qualified in their entirety by reference to all of the provisions of the indenture. Titan urges you to read the indenture because it, and not this description, details your rights as a holder of the notes.

If the proposed amendments to the indenture become operative, these covenants will be amended or deleted. See “The Consent Solicitation — the Proposed Amendments.”

Repurchase of Notes at the Option of the Holder Upon a Change of Control

If the proposed amendments to the indenture become operative, this provision will be deleted. See “The Consent Solicitation — the Proposed Amendments.”

The indenture provides that, in the event that a Change of Control has occurred, each Holder of notes will have the right, at such Holder’s option, pursuant to an offer (subject only to conditions required by applicable law, if any) by Titan (the “Change of Control Offer”), to require Titan to repurchase all or any part of such Holder’s notes (provided, that the principal amount of such notes must be $1,000 or an integral multiple thereof) on a date (the “Change of Control Purchase Date”) that is no later than 35 Business Days after the occurrence of such Change of Control, at a cash price equal to 101% of the principal amount thereof (the “Change of Control Purchase Price”), together with accrued and unpaid interest and Liquidated Damages, if any, to the Change of Control Purchase Date.

The Change of Control Offer shall be made within 15 Business Days following a Change of Control and shall remain open for 20 Business Days following its commencement (the “Change of Control Offer Period”). Upon expiration of the Change of Control Offer Period, Titan shall promptly purchase all notes properly tendered in response to the Change of Control Offer.

As used in this covenant, “person” (including any group that is deemed to be a “person”) has the meaning given by Section 13(d) of the Exchange Act, whether or not applicable.

Notwithstanding the foregoing, Titan will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the indenture applicable to a Change of Control Offer made by Titan, including any requirements to repay in full all Indebtedness under the Credit Agreement, any such Senior Debt or Senior Debt of any Guarantor or obtains the consents of such lenders to such Change of Control Offer as set forth in the following paragraph of this Section, and purchases all notes validly tendered and not withdrawn under such Change of Control Offer.

The indenture provides that, prior to the commencement of a Change of Control Offer, but in any event within 30 days following any Change of Control, Titan will:

(1) (a) repay in full and terminate all commitments under Indebtedness under the Credit Agreement and all other Senior Debt the terms of which require repayment upon a Change of Control or (b) offer to repay in full and terminate all commitments under all Indebtedness under the Credit Agreement and all such other Senior Debt and repay the Indebtedness owed to each lender which has accepted such offer in full, or

(2) obtain the requisite consents under the Credit Agreement and all such other Senior Debt to permit the repurchase of the notes as provided herein.

Titan’s failure to comply with the preceding sentence shall constitute an Event of Default described in clause (3) under “Events of Default” below, but without giving effect to the stated exceptions in such clause.

On or before the Change of Control Purchase Date, Titan will:

(1) accept for payment notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the paying agent for Titan (the “Paying Agent”) cash sufficient to pay the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) of all notes so tendered, and

(3) deliver to the Trustee the notes so accepted together with an Officers’ Certificate listing the notes or portions thereof being purchased by Titan and the Change of Control Purchase Price.

The Paying Agent promptly will pay the Holders of notes so accepted an amount equal to the Change of Control Purchase Price (together with accrued and unpaid interest and Liquidated Damages, if any) and the Trustee promptly will authenticate and deliver to such Holders a new note equal in principal amount to any unpurchased portion of the note surrendered. Any notes not so accepted will be delivered promptly by Titan to the Holder thereof. Titan publicly will announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Purchase Date.

The Change of Control purchase feature of the notes may make more difficult or discourage a takeover of Titan, and, thus, the removal of incumbent management.

The phrase “all or substantially all” of Titan’s assets will likely be interpreted under applicable state law and is dependent upon particular facts and circumstances. As a result, there may be a degree of uncertainty in ascertaining whether a sale or transfer of “all or substantially all” of Titan’s assets has occurred. In addition, no assurances can be given that Titan will be able to acquire notes tendered upon the occurrence of a Change of Control.

Any Change of Control Offer will be made in compliance with all applicable laws, rules and regulations, including, if applicable, Regulation 14E under the Exchange Act and the rules thereunder and all other applicable federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this covenant, Titan’s compliance or compliance by any of the Guarantors with such laws and regulations shall not in and of itself cause a breach of their obligations under such covenant.

If the Change of Control Purchase Date hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any) due on such Interest Payment Date will be paid to the Person in whose name a note is registered at the close of business on such Record Date.

Limitation on Sale of Assets and Subsidiary Stock

If the proposed amendments to the indenture become operative, this provision will be deleted. See “The Consent Solicitation — the Proposed Amendments.”

The indenture provides that Titan will not and the Guarantors will not, and neither Titan nor the Guarantors will permit any of Titan’s Subsidiaries to, in one or a series of related transactions, convey, sell, transfer, assign or otherwise dispose of, directly or indirectly, any of their property, business or assets, including by merger or consolidation (in the case of a Guarantor or one of Titan’s Subsidiaries), and including any sale or other transfer or issuance of any Equity Interests of any of Titan’s Subsidiaries, whether by Titan or one of Titan’s Subsidiaries or through the issuance, sale or transfer of Equity Interests by one of Titan’s Subsidiaries and including any sale and leaseback transaction (any of the foregoing, an “Asset Sale”), unless:

(1) at least 80% of the total consideration for such Asset Sale or series of related Asset Sales consists of cash or Cash Equivalents, except in the case of Excluded Asset Sales, and

(2) the Board of Directors determines in good faith that Titan receives or such Subsidiary receives, as applicable, fair market value for such Asset Sale.

For purposes of (1) above, each of the following shall be deemed to be cash or Cash Equivalents: (a) Purchase Money Indebtedness secured solely by the assets sold and assumed by a transferee; provided, that Titan is and Titan’s Subsidiaries are fully released from all obligations in connection therewith, (b) Indebtedness (other than Subordinated Indebtedness) assumed by a transferee in an Asset Sale; provided, that Titan and Titan’s Subsidiaries are fully released from all obligations in connection therewith and (c) property that within 90 days of such Asset Sale is converted into cash or Cash Equivalents; provided, that such cash and Cash Equivalents shall be treated as Net Cash Proceeds attributable to the original Asset Sale for which such property was received.

The indenture provides that within 365 days following such Asset Sale, the Net Cash Proceeds therefrom (the “Asset Sale Amount”) may be:

(a) invested (or committed, pursuant to a binding commitment subject only to reasonable, customary closing conditions, to be invested, and in fact is so invested, within an additional 30 days) in fixed assets and property (other than notes, bonds, obligations and securities, except in connection with the acquisition of a Subsidiary which is a Guarantor in a Related Business) or used to make Permitted Investments other than those contemplated by clauses (a), (b), and (e) thereof, which in the good faith reasonable judgment of Titan’s Board of Directors will immediately constitute or be a part of a Related Business of Titan or such Subsidiary (if it continues to be a Subsidiary) immediately following such transaction, or

(b) used to retire (i) Purchase Money Indebtedness secured by the asset which was the subject of the Asset Sale, or (ii) Senior Debt and to permanently reduce (in the case of Senior Debt that is not such Purchase Money Indebtedness) the amount of such Indebtedness permitted to be incurred pursuant to paragraph (b) or (c), as applicable, of the covenant “Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock” (including that in the case of a revolver or similar arrangement that makes credit available, such commitment is so permanently reduced by such amount) by an amount of Net Cash Proceeds so applied, or

(c) applied to the optional redemption of the notes in accordance with the terms of the Indenture and Titan’s other Indebtedness ranking on a parity with the notes and with similar provisions requiring Titan to redeem such Indebtedness with the proceeds from such Asset Sale, pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the notes and such other Indebtedness then outstanding;

except that, in the case of each of the provisions of clauses (a) and (b), only proceeds from an Asset Sale of assets or capital stock of a Foreign Subsidiary may be invested in or used to retire Indebtedness of a Foreign Subsidiary. Pending the final application of any Net Cash Proceeds, Titan may temporarily reduce revolving credit borrowings or otherwise invest the Net Cash Proceeds in any manner that is not prohibited by the indenture.

The accumulated Net Cash Proceeds from Asset Sales not applied as set forth in (a), (b) or (c) of the preceding paragraph shall constitute Excess Proceeds. Within 30 days after the date that the amount of Excess Proceeds exceeds $15.0 million, Titan shall apply the Excess Proceeds (the “Asset Sale Offer Amount”) to the repurchase of the notes and such other Indebtedness ranking on a parity with the notes and with similar provisions requiring Titan to make an offer to purchase such Indebtedness with the proceeds from such Asset Sale pursuant to a cash offer (subject only to conditions required by applicable law, if any) (pro rata in proportion to the respective principal amounts (or accreted values in the case of Indebtedness issued with an original issue discount) of the notes and such other Indebtedness then outstanding) (the “Asset Sale Offer”) at a purchase price of 100% of the principal amount (or accreted value in the case of Indebtedness issued with an original issue discount) (the “Asset Sale Offer Price”) together with accrued and unpaid interest and Liquidated Damages, if any, to the date of payment. Each Asset Sale Offer shall remain open for 20 Business Days following its commencement (the “Asset Sale Offer Period”).

Upon expiration of the Asset Sale Offer Period, Titan shall apply the Asset Sale Offer Amount plus an amount equal to accrued and unpaid interest and Liquidated Damages, if any, to the purchase of all Indebtedness properly tendered in accordance with the provisions hereof (on a pro rata basis if the Asset Sale Offer Amount is insufficient to purchase all Indebtedness so tendered) at the Asset Sale Offer Price (together with accrued interest and Liquidated Damages, if any). To the extent that the aggregate amount of notes and such other pari passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Asset Sale Offer Amount, Titan may invest any remaining Net Cash Proceeds for general corporate purposes as otherwise permitted by the indenture and following the consummation of each Asset Sale Offer the Excess Proceeds amount shall be reset to zero.

Notwithstanding, and without complying with, the provisions of this covenant:

(1) Titan may and Titan’s Subsidiaries may, in the ordinary course of business, (a) convey, sell, transfer, assign or otherwise dispose of inventory and other assets acquired and held for resale in the ordinary course of business and (b) liquidate cash and Cash Equivalents;

(2) Titan may and Titan’s Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets pursuant to and in accordance with the covenant “Limitation on Merger, Sale or Consolidation”;

(3) Titan may and Titan’s Subsidiaries may sell or dispose of damaged, worn out or other obsolete property in the ordinary course of business so long as such property is no longer necessary for the proper conduct of Titan’s business or the business of such Subsidiary, as applicable;

(4) Titan may and the Guarantors may convey, sell, transfer, assign or otherwise dispose of assets to Titan or any Guarantor;

(5) Titan may and Titan’s Subsidiaries may, in the ordinary course of business, convey, sell, transfer, assign, or otherwise dispose of assets (or related assets or in related transactions) with a fair market value of less than $1.5 million;

(6) Titan may and each of Titan’s Subsidiaries may surrender or waive contract rights or settle, release or surrender contract, tort or other litigation claims in the ordinary course of business or grant Liens not prohibited by the indenture;

(7) Foreign Subsidiaries may convey, sell, transfer, assign or otherwise dispose of assets to Titan, any of the Guarantors, or any other Foreign Subsidiary;

(8) Titan may and Titan’s Guarantors may exchange assets held by Titan or such Guarantors for assets held by any Person or entity; provided, that (a) the assets received by Titan or such Guarantors in any such exchange in the good faith reasonable judgment of Titan’s Board of Directors will immediately constitute, be a part of, or be used in, a Related Business of Titan or such Guarantors, (b) Titan’s Board of Directors has determined that the terms of any exchange are fair and reasonable, and (c) to the extent that Titan or any of Titan’s Guarantors receives cash or Cash Equivalents in such exchange, Titan will apply such cash or Cash Equivalents in accordance with this covenant “Limitation on Sale of Assets and Subsidiary Stock”; and

(9) Titan may and the Guarantors may sell Equity Interests in (i) Titan Scan Technologies, Inc. or (ii) in Subsidiaries classified as discontinued operations, in each case pursuant to existing equity incentive plans, as such plans exist on the Issue Date, without any amendment thereto increasing the number of Equity Interests reserved for issuance under such plans.

Any Asset Sale Offer shall be made in compliance with all applicable laws, rules, and regulations, including, if applicable, Regulation 14E of the Exchange Act and the rules and regulations thereunder and all other applicable federal and state securities laws. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this paragraph, Titan’s compliance or the compliance of any of Titan’s subsidiaries with such laws and regulations shall not in and of itself cause a breach of Titan’s obligations under such covenant.

If the payment date in connection with an Asset Sale Offer hereunder is on or after an interest payment Record Date and on or before the associated Interest Payment Date, any accrued and unpaid interest (and Liquidated Damages, if any, due on such Interest Payment Date) will be paid to the Person in whose name a Note is registered at the close of business on such Record Date.

Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock

If the proposed amendments to the indenture become operative, this provision will be deleted. See “The Consent Solicitation — the Proposed Amendments.”

The indenture provides that, except as set forth in this covenant, Titan will not and the Guarantors will not, and neither Titan nor the Guarantors will permit any of Titan’s Subsidiaries to, directly or indirectly, issue, assume, guaranty, incur, become directly or indirectly liable with respect to (including as a result of an Acquisition), or otherwise become responsible for, contingently or otherwise (individually and collectively, to “incur” or, as appropriate, an “incurrence”), any Indebtedness (including Disqualified Capital Stock and Acquired Indebtedness), other than Permitted Indebtedness.

Notwithstanding the foregoing if:

(1) no Default or Event of Default shall have occurred and be continuing at the time of, or would occur after giving effect on a pro forma basis to, such incurrence of Indebtedness and

(2) on the date of such incurrence (the “Incurrence Date”), Titan’s Consolidated Coverage Ratio for the Reference Period immediately preceding the Incurrence Date, after giving effect on a pro forma basis to such incurrence of such Indebtedness and, to the extent set forth in the definition of Consolidated Coverage Ratio, the use of proceeds thereof, would be at least 2.0 to 1 (the “Debt Incurrence Ratio”), then Titan and Titan’s Subsidiaries may incur such Indebtedness (including Disqualified Capital Stock).

In addition, the foregoing limitations of the first paragraph of this covenant do not prohibit:

(a) Titan’s incurrence or the incurrence by any Guarantor of Purchase Money Indebtedness; provided, that

(1) the aggregate amount of such Purchase Money Indebtedness incurred and outstanding at any time pursuant to this paragraph (a) (plus any Refinancing Indebtedness issued to retire, defease, refinance, replace or refund such Purchase Money Indebtedness) shall not exceed $25.0 million, and

(2) in each case, such Purchase Money Indebtedness shall not constitute more than 100% of Titan’s cost or the cost to such Guarantor (determined in accordance with GAAP in good faith by Titan’s Board of Directors), as applicable, of the property so purchased, constructed, improved or leased;

(b) if no Event of Default shall have occurred and be continuing, Titan’s incurrence or the incurrence by any Guarantor of Indebtedness in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (b) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $35.0 million; and

(c) Titan’s incurrence or the incurrence by any Guarantor of Indebtedness pursuant to the Credit Agreement in an aggregate amount incurred and outstanding at any time pursuant to this paragraph (c) (plus any Refinancing Indebtedness incurred to retire, defease, refinance, replace or refund such Indebtedness) of up to $485.0 million, minus the amount of any such Indebtedness (1) retired with the Net Cash Proceeds from any Asset Sale applied to permanently reduce the outstanding amounts or the commitments with respect to such Indebtedness pursuant to clause (b) of the second paragraph of the covenant “Limitation on Sale of Assets and Subsidiary Stock” or (2) assumed by a transferee in an Asset Sale.

Indebtedness (including Disqualified Capital Stock) of any Person which is outstanding at the time such Person becomes one of Titan’s Subsidiaries (including upon designation of any subsidiary or other Person as a Subsidiary) or is merged with or into or consolidated with Titan or one of Titan’s Subsidiaries shall be deemed to have been incurred at the time such Person becomes or is designated one of Titan’s Subsidiaries or is merged with or into or consolidated with Titan or one of Titan’s Subsidiaries as applicable.

Notwithstanding any other provision of this covenant, but only to avoid duplication, a guarantee of Titan’s Indebtedness or of the Indebtedness of another Guarantor incurred in accordance with the terms of the indenture (other than Indebtedness incurred pursuant to clause (a) hereof) issued at the time such Indebtedness was incurred or if later at the time the guarantor thereof became one of Titan’s Subsidiaries will not constitute a separate incurrence, or amount outstanding, of Indebtedness. Upon each incurrence Titan may designate (and later redesignate) pursuant to which provision of this covenant such Indebtedness is being incurred and Titan may subdivide an amount of Indebtedness and designate (and later redesignate) more than one provision pursuant to which such amount of Indebtedness is being incurred and such Indebtedness shall not be deemed to have been incurred or outstanding under any other provision of this covenant, except as stated otherwise in the foregoing provisions.

Limitation on Restricted Payments

If the proposed amendments to the indenture become operative, this provision will be deleted. See “The Consent Solicitation — the Proposed Amendments.”

The indenture provides that Titan will not and the Guarantors will not, and neither Titan nor the Guarantors will permit any of Titan’s Subsidiaries to, directly or indirectly, make any Restricted Payment if, after giving effect to such Restricted Payment on a pro forma basis:

(1) a Default or an Event of Default shall have occurred and be continuing;

(2) Titan is not permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio in the covenant “Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock;” or

(3) the aggregate amount of all Restricted Payments made by Titan and Titan’s Subsidiaries, including after giving effect to such proposed Restricted Payment, on and after the Issue Date, would exceed, without duplication, the sum of:

(a) $15.0 million, plus

(b) 50% of Titan’s aggregate Consolidated Net Income for the period (taken as one accounting period), commencing on the first day of the first full fiscal quarter commencing after the Issue Date, to and including the last day of the fiscal quarter ended immediately prior to the date of each such calculation for which Titan’s consolidated financial statements are required to be delivered to the Trustee or, if sooner, filed with the Securities and Exchange Commission (the “Commission”) (or, in the event Consolidated Net Income for such period is a deficit, then minus 100% of such deficit), plus

(c) the aggregate Net Cash Proceeds received by Titan from the sale of Titan’s Qualified Capital Stock (other than (i) to one of Titan’s Subsidiaries and (ii) to the extent applied in connection with a Qualified Exchange or, to avoid duplication, otherwise given credit for in any provision of the following paragraph), after the Issue Date, plus

(d) except in each case, in order to avoid duplication, to the extent any such payment or proceeds have been included in the calculation of Consolidated Net Income, an amount equal to the net reduction in Investments (other than returns of or from Permitted Investments) in any Person resulting from distributions on or repayments of any Investments, including payments of interest on Indebtedness, dividends, repayments of loans or advances, or other distributions or other transfers of assets, in each case to Titan or any Subsidiary or from the Net Cash Proceeds from the sale of any such Investment or from redesignations of Unrestricted Subsidiaries as Subsidiaries (valued in each case as provided in the definition of “Investments”), not to exceed, in each case, the amount of Investments previously made by Titan or any Subsidiary in such Person, including, if applicable, such Unrestricted Subsidiary, less the cost of disposition.

The foregoing clauses (2) and (3) of the immediately preceding paragraph, however, do not prohibit:

(s) any redemption, pursuant to the terms of the Rights Agreement, dated as of August 21, 1995, between Titan and the Rights Agent thereunder, of Titan’s preferred share purchase rights that are attached to Titan’s common stock;

(t) any payment in respect of Permitted Earn-Out Obligations;

(u) repurchases of Capital Stock from Titan’s employees or directors (or their heirs or estates) or employees or directors (or their heirs or estates) of Titan’s Subsidiaries upon the death, disability or termination of employment or service as a director and the cashing-out of stock options from Titan’s employees or directors pursuant to the terms of any stock option, restricted stock or stock incentive plan, in an aggregate amount to all employees or directors (or their heirs or estates) not to exceed $1.0 million per year or $3.5 million in the aggregate on and after the Issue Date;

(v) any dividend, distribution or other payments by any of Titan’s Subsidiaries on its Equity Interests that is paid pro rata to all holders of such Equity Interests;

(w) a Qualified Exchange;

(x) the payment of any dividend on Qualified Capital Stock within 60 days after the date of its declaration if such dividend could have been made on the date of such declaration in compliance with the foregoing provisions; or

(y) so long as no Default shall have occurred and be continuing, the payment of dividends on the preferred stock of Titan outstanding on the Issue Date, payable on a quarterly basis not to exceed $180,000 per quarter.

The full amount of any Restricted Payment made pursuant to the foregoing clauses (s), (u), (v), (x) and (y) (but not pursuant to clauses (t) or (w)) of the immediately preceding sentence, however, will be counted as Restricted Payments made for purposes of the calculation of the aggregate amount of Restricted Payments available to be made referred to in clause (3) of the first paragraph under the heading “— Limitation on Restricted Payments.”

For purposes of this covenant, the amount of any Restricted Payment made or returned, if other than in cash, shall be the fair market value thereof, as determined in the good faith reasonable judgment of Titan’s Board of Directors, unless stated otherwise, at the time made or returned, as applicable. Additionally, concurrently with each Restricted Payment, Titan shall deliver an Officers’ Certificate to the Trustee describing in reasonable detail the nature of such Restricted Payment in excess of $2.5 million, stating the amount of such Restricted Payment, stating in reasonable detail the provisions of the indenture pursuant to which such Restricted Payment was made and certifying that such Restricted Payment was made in compliance with the terms of the indenture.

Limitation on Dividends and Other Payment Restrictions Affecting Subsidiaries

If the proposed amendments to the indenture become operative, this provision will be deleted. See “The Consent Solicitation — the Proposed Amendments.”

The indenture provides that Titan will not and the Guarantors will not, and neither Titan nor the Guarantors will permit any of Titan’s Subsidiaries to, directly or indirectly, create, assume or suffer to exist any consensual restriction on the ability of any of Titan’s Subsidiaries to pay dividends or make other distributions to or on behalf of, or to pay any obligation to or on behalf of, or otherwise to transfer assets or property to or on behalf of, or make or pay loans or advances to or on behalf of, Titan or any of Titan’s Subsidiaries, except:

(1) restrictions imposed by the notes or the indenture or by Titan’s other Indebtedness (which may also be guaranteed by the Guarantors) ranking senior or pari passu with the notes or the Guarantees, as applicable, provided, that such restrictions are no more restrictive taken as a whole than those imposed by the indenture and the notes;

(2) restrictions imposed by applicable law;

(3) existing restrictions under Existing Indebtedness;

(4) restrictions under any Acquired Indebtedness not incurred in violation of the indenture or any agreement (including any Equity Interest) relating to any property, asset, or business acquired by Titan or any of Titan’s Subsidiaries, which restrictions in each case existed at the time of acquisition, were not put in place in connection with or in anticipation of such acquisition and are not applicable to any Person, other than the Person acquired, or to any property, asset or business, other than the property, assets and business so acquired;

(5) any restrictions imposed by Indebtedness incurred under the Credit Agreement pursuant to the covenant “Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock”; provided, that such restrictions are no more restrictive taken as a whole than those imposed by the Credit Agreement as of the Issue Date;

(6) restrictions with respect solely to any of Titan’s Subsidiaries imposed pursuant to a binding agreement which has been entered into for the sale or disposition of all or substantially all of the Equity Interests or assets of such Subsidiary; provided, that such restrictions apply solely to the Equity Interests or assets of such Subsidiary which are being sold;

(7) restrictions on transfer contained in Purchase Money Indebtedness incurred pursuant to the covenant “Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock”; provided, that such restrictions relate only to the transfer of the property acquired with the proceeds of such Purchase Money Indebtedness;

(8) in connection with and pursuant to permitted Refinancings, replacements of restrictions imposed pursuant to clauses (1), (3), (4) or (7) or this clause (8) of this paragraph that are not more restrictive taken as a whole than those being replaced and do not apply to any other Person or assets than those that would have been covered by the restrictions in the Indebtedness so refinanced;

(9) restrictions on cash or other deposits or net worth imposed by customers, or required by insurance, surety or bonding companies, under contracts entered into in the ordinary course of business;

(10) restrictions imposed by customary provisions in joint venture agreements and similar agreements that restrict the transfer of the interest in the joint venture;

(11) in the case of transfers of assets or property to or on behalf of Titan or any of Titan’s Subsidiaries, restrictions arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of Titan or any Subsidiary in any manner material to Titan or any Subsidiary; and

(12) restrictions contained in any mortgage or construction financing agreement which impose restrictions on the transfer of the property acquired or improved.

Notwithstanding the foregoing, (a) customary provisions restricting subletting or assignment of any lease entered into in the ordinary course of business, consistent with industry practice and (b) any asset subject to a Lien which is not prohibited to exist with respect to such asset pursuant to the terms of the indenture may be subject to customary restrictions on the transfer or disposition thereof pursuant to such Lien.

Limitations on Layering Indebtedness

If the proposed amendments to the indenture become operative, this provision will be deleted. See “The Consent Solicitation — the Proposed Amendments.”

The indenture provides that Titan will not and the Guarantors will not, and neither Titan nor the Guarantors will permit any of Titan’s Subsidiaries to, directly or indirectly, incur, or suffer to exist any Indebtedness that is contractually subordinate in right of payment to any of Titan’s other Indebtedness or any other Indebtedness of a Guarantor unless, by its terms, such Indebtedness is contractually subordinate in right of payment to, or ranks pari passu with, the notes or the Guarantee, as applicable.

Limitation on Liens Securing Indebtedness

If the proposed amendments to the indenture become operative, this provision will be amended. See “The Consent Solicitation — the Proposed Amendments.”

Titan will not and the Guarantors will not, and neither Titan nor the Guarantors will permit any of Titan’s Subsidiaries to, create, incur, assume or suffer to exist any Lien of any kind, other than Permitted Liens, upon any of their respective assets now owned or acquired on or after the date of the indenture or upon any income or profits therefrom securing any of Titan’s Indebtedness or any Indebtedness of any Guarantor unless Titan provides, and causes Titan’s Subsidiaries to provide, concurrently therewith, that the notes and the applicable Guarantees are equally and ratably so secured; provided that if such Indebtedness is Subordinated Indebtedness, the Lien securing such Subordinated Indebtedness shall be contractually subordinate and junior to the Lien securing the notes (and any related applicable Guarantees) with the same relative priority as such Subordinated Indebtedness shall have with respect to the notes (and any related applicable Guarantees).

Limitation on Transactions with Affiliates

If the proposed amendments to the indenture become operative, this provision will be deleted. See “The Consent Solicitation — the Proposed Amendments.”

The indenture provides that neither Titan nor any of Titan’s Subsidiaries are permitted on or after the Issue Date to enter into or suffer to exist any contract, agreement, arrangement or transaction with any Affiliate (an “Affiliate Transaction”), or any series of related Affiliate Transactions (other than Exempted Affiliate Transactions), unless (1) it is determined that the terms of such Affiliate Transaction are fair and reasonable to Titan, and no less favorable to Titan than could have been obtained in an arm’s length transaction with a non-Affiliate, and (2) if involving consideration to either party in excess of $5.0 million, unless such Affiliate Transaction(s) has been approved by a majority of the members of Titan’s Board of Directors who are disinterested in such transaction, if there are any directors who are so disinterested, and (3) if involving consideration to either party in excess of $15.0 million, Titan, prior to the consummation thereof, obtains a written favorable opinion as to the fairness of such transaction to Titan from a financial point of view from an independent investment banking firm of national reputation in the United States or, if pertaining to a matter for which such investment banking firms do not customarily render such opinions, an appraisal or valuation firm of national reputation in the United States. Within 5 days of any Affiliate Transaction(s) involving consideration to either party of $1.0 million or more, Titan shall deliver to the Trustee an Officers’ Certificate addressed to the Trustee certifying that such Affiliate Transaction (or Transactions) complied with clause (1), (2), and (3), as applicable.

Limitation on Merger, Sale or Consolidation

If the proposed amendments to the indenture become operative, this provision will be amended. See “The Consent Solicitation — the Proposed Amendments.”

The indenture provides that Titan will not consolidate with or merge with or into another Person or, directly or indirectly, sell, lease, convey or transfer all or substantially all of Titan’s assets (such amounts to be computed on a consolidated basis), whether in a single transaction or a series of related transactions, to another Person or group of affiliated Persons, unless:

(1) either (a) Titan is the continuing entity or (b) the resulting, surviving or transferee entity is a corporation organized under the laws of the United States, any state thereof or the District of Columbia and expressly assumes by supplemental indenture all of Titan’s obligations in connection with the notes and the indenture;

(2) no Default or Event of Default shall exist or shall occur immediately after giving effect on a pro forma basis to such transaction;

(3) immediately after giving effect to such transaction on a pro forma basis, the consolidated resulting, surviving or transferee entity would immediately thereafter be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant “Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock”; and

(4) each Guarantor, shall have by amendment to its Guarantee and, as applicable the indenture, if necessary, confirmed in writing that its Guarantee shall apply to the obligations of Titan or the surviving entity in accordance with the notes and the indenture.

Upon any consolidation or merger or any transfer of all or substantially all of Titan’s assets in accordance with the foregoing, the successor corporation formed by such consolidation or into which Titan is merged or to which such transfer is made shall succeed to and (except in the case of a lease) be substituted for, and may exercise every right and power of, Titan under the indenture with the same effect as if such successor corporation had been named therein as Titan, and (except in the case of a lease) Titan shall be released from the obligations under the notes and the indenture except with respect to any obligations that arise from, or are related to, such transaction.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of all or substantially all of the properties and assets of one or more Subsidiaries, Titan’s interest in which constitutes all or substantially all of Titan’s properties and assets, shall be deemed to be the transfer of all or substantially all of Titan’s properties and assets.

Subsidiary Guarantors

If the proposed amendments to the indenture become operative, this provision will be deleted. See “The Consent Solicitation — the Proposed Amendments.”

The indenture provides that all of Titan’s present and future Subsidiaries (other than Foreign Subsidiaries and Cayenta) jointly and severally guaranty all principal, premium, if any, and interest on the notes on a senior subordinated basis.

Notwithstanding anything herein or in the indenture to the contrary, if any of Titan’s Subsidiaries (including Foreign Subsidiaries) that is not a Guarantor guarantees any of Titan’s other Indebtedness (other than under the Credit Agreement) or any other Indebtedness of any of Titan’s Subsidiaries, or Titan or any of Titan’s Subsidiaries, individually or collectively, pledges more than 65% of the Voting Equity Interests of a Subsidiary (including Foreign Subsidiaries) that is not a Guarantor to a lender to secure Titan’s Indebtedness or any Indebtedness of any Guarantor, then such Subsidiary must become a Guarantor.

Release of Guarantors

The indenture provides that no Guarantor will consolidate or merge with or into (whether or not such Guarantor is the surviving Person) another Person unless, (1) subject to the provisions of the following paragraph and the other provisions of the indenture, the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) assumes all the obligations of such Guarantor pursuant to a supplemental indenture in form reasonably satisfactory to the Trustee, pursuant to which such Person shall guarantee, on a senior subordinated basis, all of such Guarantor’s obligations under such Guarantor’s Guarantee on the terms set forth in the indenture; and (2) immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default shall have occurred or be continuing. The provisions of the covenant shall not apply to the merger of any Guarantors with and into each other or with or into Titan.

Upon the sale or disposition (including by merger or stock purchase) of a Guarantor (as an entirety) to an entity which is not and is not required to become a Guarantor, or the designation of a Subsidiary to become an Unrestricted Subsidiary, which transaction is otherwise in compliance with the indenture (including, without limitation, the provisions of the covenant “Limitations on Sale of Assets and Subsidiary Stock”), such Guarantor will be deemed released from its obligations under its Guarantee of the notes; provided, however, that any such termination shall occur only to the extent that all obligations of such Guarantor under all of its guarantees of, and under all of its pledges of assets or other security interests which secure, any of Titan’s Indebtedness or any Indebtedness of any other of Titan’s Subsidiaries shall also terminate upon such release, sale or transfer and none of its Equity Interests are pledged for the benefit of any holder of any of Titan’s Indebtedness or any Indebtedness of any of Titan’s Subsidiaries.

Limitation on Status as Investment Company

If the proposed amendments to the indenture become operative, this provision will be deleted. See “The Consent Solicitation — the Proposed Amendments.”

The indenture prohibits Titan and Titan’s Subsidiaries from being required to register as an “investment company” (as that term is defined in the Investment Company Act of 1940, as amended), or from otherwise becoming subject to regulation under the Investment Company Act.

Reports

If the proposed amendments to the indenture become operative, this provision will be amended. See “The Consent Solicitation — the Proposed Amendments.”

The indenture provides that whether or not Titan is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, Titan will deliver to the Trustee and to each Holder and to prospective purchasers of notes, within five days after Titan is or would have been (if Titan were subject to such reporting obligations) required to file such with the Commission, annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports filed with the Commission, if Titan were subject to the requirements of Section 13 or 15(d) of the Exchange Act, including, with respect to annual information only, a report thereon by Titan’s certified independent public accountants as such would be required in such reports to the Commission, and, in each case, together with a management’s discussion and analysis of financial condition and results of operations which would be so required and, unless the Commission will not accept such reports, file with the Commission the annual, quarterly and other reports which it is or would have been required to file with the Commission.

Events of Default and Remedies

If the proposed amendments to the indenture become operative, this provision will be amended. See “The Consent Solicitation — the Proposed Amendments.”

The indenture defines an “Event of Default” as:

(1) Titan’s failure to pay any installment of interest (or Liquidated Damages, if any) on the notes as and when the same becomes due and payable and the continuance of any such failure for 30 days,

(2) Titan’s failure to pay all or any part of the principal, or premium, if any, on the notes when and as the same becomes due and payable at maturity, redemption, by acceleration or otherwise, including, without limitation, payment of the Change of Control Purchase Price or the Asset Sale Offer Price, on notes validly tendered and not properly withdrawn pursuant to a Change of Control Offer or Asset Sale Offer, as applicable,

(3) Titan’s failure or the failure by any of Titan’s Subsidiaries to observe or perform any other covenant or agreement contained in the notes or the indenture and, except for the provisions under “Repurchase of Notes at the Option of the Holder Upon a Change of Control,” “Limitation on Sale of Assets and Subsidiary Stock,” “Limitation on Merger, Sale or Consolidation” and “Limitation on Restricted Payments,” the continuance of such failure for a period of 30 days after written notice is given to Titan by the Trustee or to Titan and the Trustee by the Holders of at least 25% in aggregate principal amount of the notes outstanding,

(4) certain events of bankruptcy, insolvency or reorganization in respect of Titan or any of Titan’s Significant Subsidiaries,

(5) a default in Titan’s Indebtedness or the Indebtedness of any of Titan’s Subsidiaries with an aggregate amount outstanding in excess of $10.0 million (a) resulting from the failure to pay principal at stated maturity or (b) as a result of which the maturity of such Indebtedness has been accelerated prior to its stated maturity,

(6) final unsatisfied judgments not covered by insurance aggregating in excess of $10.0 million, at any one time rendered against Titan or any of Titan’s Subsidiaries and not stayed, bonded or discharged within 60 days, and

(7) any Guarantee of a Guarantor ceases to be in full force and effect or becomes unenforceable or invalid or is declared null and void (other than in accordance with the terms of the Guarantee and the indenture) or any Guarantor denies or disaffirms its Obligations under its Guarantee.

The indenture provides that if a Default occurs and is continuing, the Trustee must, within 90 days after the occurrence of such Default, give to the Holders notice of such Default.

If an Event of Default occurs and is continuing (other than an Event of Default specified in clause (4) above relating to Titan or any of Titan’s Significant Subsidiaries) then in every such case, unless the principal of all of the notes shall have already become due and payable, either the Trustee or the Holders of at least 25% in aggregate principal amount of the notes then outstanding, by notice in writing to Titan (and to the Trustee if given by Holders) (an “Acceleration Notice”), may declare all principal, determined as set forth below, and accrued interest (and Liquidated Damages, if any) thereon to be due and payable immediately. In the event a declaration of acceleration resulting from an Event of Default described in clause (5) above with respect to any Senior Debt outstanding pursuant to the Credit Agreement has occurred and is continuing, such declaration of acceleration shall be automatically annulled if such default is cured or waived or the holders of the Indebtedness which is the subject of such default have rescinded their declaration of acceleration in respect of such Indebtedness within 30 days thereof and the Trustee has received written notice or such cure, waiver or rescission and no other Event of Default described in clause (5) above has occurred that has not been cured or waived within 30 days of the declaration of such acceleration in respect of such Indebtedness. If an Event of Default specified in clause (4), above, relating to Titan or any of Titan’s Significant Subsidiaries occurs, all principal and accrued interest (and Liquidated Damages, if any) thereon will be immediately due and payable on all notes without any declaration or other act on the part of the Trustee or the Holders. The Holders of a majority in aggregate principal amount of notes generally are authorized to rescind such acceleration if all existing Events of Default, other than the non-payment of the principal of, premium, if any, and interest on the notes which have become due solely by such acceleration and except a Default with respect to any provision requiring a supermajority approval to amend, which Default may only be waived by such a supermajority, have been cured or waived.

Prior to the declaration of acceleration of the maturity of the notes, the Holders of a majority in aggregate principal amount of the notes at the time outstanding may waive on behalf of all the Holders any Default, except a Default with respect to any provision requiring a supermajority approval to amend, which Default may only be waived by such a supermajority, and except a Default in the payment of principal of or interest on any note not yet cured or a Default with respect to any covenant or provision which cannot be modified or amended without the consent of the Holder of each note affected. Subject to the provisions of the indenture relating to the duties of the Trustee, the Trustee is under no obligation to exercise any of its rights or powers under the indenture at the request, order or direction of any of the Holders, unless such Holders have offered to the Trustee reasonable security or indemnity.

Subject to all provisions of the indenture and applicable law, the Holders of a majority in aggregate principal amount of the notes at the time outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee.

Legal Defeasance and Covenant Defeasance

The indenture provides that Titan may, at Titan’s option and at any time, elect to discharge Titan’s obligations and the Guarantors’ obligations with respect to the notes (“Legal Defeasance”). If Legal Defeasance occurs, Titan shall be deemed to have paid and discharged all amounts owed under the notes, and the indenture shall cease to be of further effect as to the notes and Guarantees, except that:

(1) Holders will be entitled to receive timely payments for the principal of, premium, if any, and interest (and Liquidated Damages, if any) on the notes, from the funds deposited for that purpose (as explained below);

(2) Titan’s obligations will continue with respect to the issuance of temporary notes, the registration of notes, and the replacement of mutilated, destroyed, lost or stolen notes;

(3) The Trustee will retain its rights, powers, duties, and immunities, and Titan will retain Titan’s obligations in connection therewith; and

(4) Other Legal Defeasance provisions of the indenture will remain in effect.

In addition, Titan may, at Titan’s option and at any time, elect to cause the release of Titan’s obligations and the Guarantors’ with respect to most of the covenants in the indenture (except as described otherwise therein) (“Covenant Defeasance”). If Covenant Defeasance occurs, certain events (not including non-payment and bankruptcy, receivership, rehabilitation and insolvency events) described under “Events of Default” will no longer constitute Events of Default with respect to the notes. Titan may exercise Legal Defeasance regardless of whether Titan previously exercised Covenant Defeasance.

In order to exercise either Legal Defeasance or Covenant Defeasance (each, a “Defeasance”):

(1) Titan must irrevocably deposit with the Trustee, in trust, for the benefit of Holders of the notes, U.S. legal tender, U.S. Government Obligations or a combination thereof, in amounts that are sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the notes on the stated date for payment or any redemption date thereof, and the Trustee must have, for the benefit of Holders of the notes, a valid, perfected, exclusive security interest in the trust;

(2) In the case of Legal Defeasance, Titan must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that:

(A) Titan has received from, or there has been published by the Internal Revenue Service, a ruling or

(B) since the date of the indenture, there has been a change in the applicable federal income tax law, in either case to the effect that Holders of notes will not recognize income, gain or loss for federal income tax purposes as a result of the Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Defeasance had not occurred;

(3) In the case of Covenant Defeasance, Titan must deliver to the Trustee an opinion of counsel in the United States reasonably acceptable to the Trustee confirming that Holders of notes will not recognize income, gain or loss for federal income tax purposes as a result of the Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the Defeasance had not occurred;

(4) No Default or Event of Default may have occurred and be continuing on the date of the deposit. In addition, no Event of Default relating to bankruptcy or insolvency may occur at any time from the date of the deposit to the 91st calendar day thereafter;

(5) The Defeasance may not result in a breach or violation of, or constitute a default under the indenture or any other material agreement or instrument to which Titan or any of Titan’s Subsidiaries are a party or by which Titan or any of Titan’s Subsidiaries are bound;

(6) Titan must deliver to the Trustee an Officers’ Certificate stating that the deposit was not made by Titan with the intent to hinder, delay or defraud any other of Titan’s creditors; and

(7) Titan must deliver to the Trustee an Officers’ Certificate confirming the satisfaction of conditions in clauses (1) through (6) above, and an opinion of counsel confirming the satisfaction of the conditions in clauses (1) (with respect to the validity and perfection of the security interest), (2), (3) and (5) above.

The Defeasance will be effective on the earlier of (i) the 91st day after the deposit, and (ii) the day on which all the conditions above have been satisfied.

If the amount deposited with the Trustee to effect a Defeasance is insufficient to pay the principal of, premium, if any, and interest on the notes when due, or if any court enters an order directing the repayment of the deposit to Titan or otherwise making the deposit unavailable to make payments under the notes when due, then (so long as the insufficiency exists or the order remains in effect) Titan’s and the Guarantors’ obligations under the indenture and the notes will be revived, and the Defeasance will be deemed not to have occurred.

Amendments and Supplements

The indenture contains provisions permitting Titan, the Guarantors and the Trustee to enter into a supplemental indenture for certain limited purposes without the consent of the Holders. With the consent of the Holders of not less than a majority in aggregate principal amount of the notes at the time outstanding, Titan, the Guarantors and the Trustee are permitted to amend or supplement the indenture or any supplemental indenture or modify the rights of the Holders; provided, that no such modification may, without the consent of each Holder affected thereby:

(1) change the Stated Maturity on any note, or reduce the principal amount thereof or the rate (or extend the time for payment) of interest thereon or any premium payable upon the redemption thereof at Titan’s option, or change the city of payment where, or the coin or currency in which, any note or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption at Titan’s option, on or after the Redemption Date), or after an Asset Sale or Change of Control has occurred reduce the Change of Control Purchase Price or the Asset Sale Offer Price with respect to the corresponding Asset Sale or Change of Control or alter the provisions (including the defined terms used therein) regarding Titan’s right to redeem the notes as a right, or at Titan’s option or the provisions (including the defined terms used therein) of the “Repurchase of Notes at the Option of the Holder Upon a Change of Control” covenant in a manner adverse to the Holders, or

(2) reduce the percentage in principal amount of the notes, the consent of whose Holders is required for any such amendment, supplemental indenture or waiver provided for in the indenture, or

(3) modify any of the waiver provisions, except to increase any required percentage or to provide that certain other provisions of the indenture cannot be modified or waived without the consent of the Holder of each note affected thereby.

Governing Law

The indenture provides that it and the notes are governed by, and construed in accordance with, the laws of the State of New York including, without limitation, Sections 5-1401 and 5-1402 of the New York General Obligations Law and New York Civil Practice Laws and Rules 327(b).

No Personal Liability of Partners, Stockholders, Officers, Directors

The indenture provides that no direct or indirect stockholder, employee, officer or director, as such, past, present or future of Titan, the Guarantors or any successor entity shall have any personal liability in respect of Titan’s obligations or the obligations of the Guarantors under the indenture or the notes solely by reason of his or its status as such stockholder, employee, officer or director, except that this provision shall in no way limit the obligation of any Guarantor pursuant to any guarantee of the notes.

Certain Definitions

“Acquired Indebtedness” means Indebtedness (including Disqualified Capital Stock) of any Person existing at the time such Person becomes a Subsidiary of Titan, including by designation, or is merged or consolidated into or with Titan or one of its Subsidiaries; provided that Indebtedness of such Person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of such transaction shall not be Acquired Indebtedness.

“Acquisition” means the purchase or other acquisition of any Person or all or substantially all the assets of any Person by any other Person, whether by purchase, merger, consolidation, or other transfer, and whether or not for consideration.

“Affiliate” means any Person directly or indirectly controlling or controlled by or under direct or indirect common control with Titan. For purposes of this definition, the term “control” means the power to direct the management and policies of a Person, directly or through one or more intermediaries, whether through the ownership of voting securities, by contract, or otherwise; provided, that with respect to ownership interest in Titan and its Subsidiaries, a Beneficial Owner of 10% or more of the total voting power normally entitled to vote in the election of directors, managers or trustees, as applicable, shall for such purposes be deemed to possess control. Notwithstanding the foregoing, Affiliate shall not include Wholly-owned Subsidiaries.

“Average Life” means, as of the date of determination, with respect to any security or instrument, the quotient obtained by dividing (1) the sum of the products (a) of the number of years from the date of determination to the date or dates of each successive scheduled principal (or redemption) payment of such security or instrument and (b) the amount of each such respective principal (or redemption) payment by (2) the sum of all such principal (or redemption) payments.

“Beneficial Owner” or “beneficial owner” for purposes of the definition of Change of Control and Affiliate has the meaning attributed to it in Rules 13d-3 and 13d-5 under the Exchange Act (as in effect on the Issue Date), whether or not applicable.

“Board of Directors” means, with respect to any Person, the board of directors (or if such Person is not a corporation, the equivalent board of managers or members or body performing similar functions for such Person) of such Person or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors of such Person.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Capital Contribution” means any contribution to the equity of Titan from a direct or indirect parent of Titan for which no consideration is paid other than the issuance of Qualified Capital Stock.

“Capitalized Lease Obligation” means, as to any Person, the obligations of such Person under a lease that are required to be classified and accounted for as capital lease obligations under GAAP and, for purposes of this definition, the amount of such obligations at any date shall be the capitalized amount of such obligations at such date, determined in accordance with GAAP.

“Capital Stock” means, with respect to any corporation, any and all shares, interests, rights to purchase (other than convertible or exchangeable Indebtedness that is not itself otherwise capital stock), warrants, options, participations or other equivalents of or interests (however designated) in stock issued by that corporation.

“Cash Equivalent” means:

(1) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided, that the full faith and credit of the United States of America is pledged in support thereof), or

(2) time deposits, certificates of deposit, commercial paper, bankers’ acceptances and money market deposits issued by the parent corporation of, or by, any domestic commercial bank or trust company of recognized standing having capital, surplus and undivided profits aggregating in excess of $500 million, or

(3) commercial paper issued by others rated at least A-2 or the equivalent thereof by Standard & Poor’s Corporation or at least P-2 or the equivalent thereof by Moody’s Investors Service, Inc., or

(4) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (1) above, entered into with an institution meeting the qualifications described in clause (2) above, and in the case of each of (1), (2), and (3) above, maturing within one year after the date of acquisition.

“Cayenta” means Cayenta, Inc., a Delaware corporation.

“Change of Control” means (A) any merger or consolidation of Titan with or into any Person or any sale, transfer or other conveyance, whether direct or indirect, of all or substantially all of Titan’s assets, on a consolidated basis, in one transaction or a series of related transactions, if, immediately after giving effect to such transaction(s), any “person” (including any group that is deemed to be a “person”) is or becomes the “beneficial owner,” directly or indirectly, of more than 35% of the voting power of the aggregate Voting Equity Interests of the transferee(s) or surviving entity or entities, (B) any “person” (including any group that is deemed to be a “person”) is or becomes the “beneficial owner,” directly or indirectly, of more than 35% of the voting power of the aggregate Voting Equity Interests of Titan, (C) the Continuing Directors cease for any reason to constitute a majority of Titan’s Board of Directors then in office, (D) Titan adopts a liquidation or (E) any merger or consolidation of Titan with or into another Person or the merger of another Person with or into Titan, or the sale of all or substantially all of Titan’s assets to another Person, if Titan’s securities that are outstanding immediately prior to such transaction and which represent 100% of the aggregate voting power of Titan’s Voting Equity Interests are changed into or exchanged for, cash, securities or property, unless pursuant to such transaction such securities are changed into or exchanged for, in addition to any other consideration, securities of the Surviving Person or transferee that represent, immediately after such transaction, a majority of the aggregate voting power of the Voting Equity Interests of the Surviving Person or transferee.

“Consolidation” means, with respect to Titan, the consolidation of the accounts of the Subsidiaries with those of Titan, all in accordance with GAAP; provided, that “consolidation” will not include consolidation of the accounts of any Unrestricted Subsidiary with the accounts of Titan. The term “consolidated” has a correlative meaning to the foregoing.

“Consolidated Coverage Ratio” of any Person on any date of determination (the “Transaction Date”) means the ratio, on a pro forma basis, of (a) the aggregate amount of Consolidated Cash Flow of such Person attributable to continuing operations and businesses (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of) for the Reference Period to (b) the aggregate Consolidated Fixed Charges of such Person (exclusive of amounts attributable to operations and businesses permanently discontinued or disposed of, but only to the extent that the obligations giving rise to such Consolidated Fixed Charges would no longer be obligations contributing to such Person’s Consolidated Fixed Charges subsequent to the Transaction Date) during the Reference Period; provided, that for purposes of such calculation:

(1) Acquisitions which occurred during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date shall be assumed to have occurred on the first day of the Reference Period,

(2) transactions giving rise to the need to calculate the Consolidated Coverage Ratio shall be assumed to have occurred on the first day of the Reference Period,

(3) the incurrence or repayment of any Indebtedness (including issuance of any Disqualified Capital Stock) during the Reference Period or subsequent to the Reference Period and on or prior to the Transaction Date (and the application of the proceeds therefrom to the extent used to refinance or retire other Indebtedness) (other than Indebtedness incurred under any revolving credit facility) shall be assumed to have occurred on the first day of the Reference Period, and

(4) the Consolidated Fixed Charges of such Person attributable to interest on any Indebtedness or dividends on any Disqualified Capital Stock bearing a floating interest (or dividend) rate shall be computed on a pro forma basis as if the average rate in effect from the beginning of the Reference Period to the Transaction Date had been the applicable rate for the entire period, unless such Person or any of its Subsidiaries is a party to an Interest Swap or Hedging Obligation (which shall remain in effect for the 12-month period immediately following the Transaction Date) that has the effect of fixing the interest rate on the date of computation, in which case such rate (whether higher or lower) shall be used.

“Consolidated Cash Flow” means, with respect to any Person, for any period, the Consolidated Net Income of such Person for such period adjusted to add thereto (to the extent deducted from net revenues in determining Consolidated Net Income), without duplication, the sum of

(1) Consolidated income tax expense,

(2) Consolidated depreciation and amortization expense,

(3) Consolidated Fixed Charges, and

(4) all other non-cash items reducing Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made), less all non-cash items increasing Consolidated Net Income (it being understood that such items do not include the accrual of revenues in the ordinary course of business), all as determined on a consolidated basis in accordance with GAAP, less the amount of all cash payments made by such Person or any of its Subsidiaries during such period to the extent such payments relate to non-cash charges that were added back in determining Consolidated Cash Flow for such period or any prior period; provided, that consolidated income tax expense and depreciation and amortization of a Subsidiary that is a less than Wholly-owned Subsidiary shall only be added to the extent of the equity interest of Titan in such Subsidiary.

“Consolidated Fixed Charges” of any Person means, for any period, the aggregate amount (without duplication and determined in each case in accordance with GAAP) of:

(a) interest expensed or capitalized, paid, accrued, or scheduled to be paid or accrued (including, in accordance with the following sentence, interest attributable to Capitalized Lease Obligations) of such Person and its Consolidated Subsidiaries during such period, including (1) original issue discount and non-cash interest payments or accruals on any Indebtedness, (2) the interest portion of all deferred payment obligations, and (3) all commissions, discounts and other fees and charges owed with respect to bankers’ acceptances and letters of credit financings and currency and Interest Swap and Hedging Obligations, in each case to the extent attributable to such period; excluding, however, any amount of such interest of any Person if the net income of such Person is excluded in the calculation of Consolidated Net Income pursuant to clause (b) of the definition thereof (but only in the same proportion as the net income of such Person is excluded from the calculation of Consolidated Net Income pursuant to clause (b) of the definition thereof), and

(b) the amount of dividends accrued or payable (or guaranteed) by such Person or any of its Consolidated Subsidiaries in respect of Preferred Stock (other than by Subsidiaries of such Person to such Person or such Person’s Wholly-owned Subsidiaries).

For purposes of this definition, (x) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined in good faith by Titan to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP and (y) interest expense attributable to any Indebtedness represented by the guaranty by such Person or a Subsidiary of such Person of an obligation of another Person shall be deemed to be the interest expense attributable to the Indebtedness guaranteed.

“Consolidated Net Income” means, with respect to any Person for any period, the net income (or loss) of such Person and its Consolidated Subsidiaries (determined on a consolidated basis in accordance with GAAP) for such period, adjusted to exclude (only to the extent included in computing such net income (or loss) and without duplication):

(a) all gains or losses that are either extraordinary (as determined in accordance with GAAP) or are either unusual or non-recurring (including any gain or loss, in each case, on an after-tax basis realized from the sale or other disposition of assets outside the ordinary course of business or from the issuance or sale of any capital stock),

(b) the net income or loss of any Person, other than a Consolidated Subsidiary, in which such Person or any of its Consolidated Subsidiaries has an interest, except to the extent of the amount of any dividends or distributions actually paid in cash to such Person or a Consolidated Subsidiary of such Person during such period, but in any case not in excess of such Person’s pro rata share of such Person’s net income or loss for such period,

(c) the net income, if positive, of any of such Person’s Consolidated Subsidiaries to the extent that the declaration or payment of dividends or similar distributions is not at the time permitted by operation of the terms of its charter or bylaws or any other agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Consolidated Subsidiary, and

(d) one-time cash charges of $3.6 million associated with the optional redemption premium on the HIGH TIDES and $8.0 million in deferred financing fees relating to the HIGH TIDES financing, in each case, which charges were incurred in connection with the HIGH TIDES being redeemed in their entirety.

“Consolidated Subsidiary” means, for any Person, each Subsidiary of such Person (whether now existing or hereafter created or acquired) the financial statements of which are consolidated for financial statement reporting purposes with the financial statements of such Person in accordance with GAAP.

“Continuing Director” means during any period of 12 consecutive months after the Issue Date, individuals who at the beginning of any such 12-month period constituted the Board of Directors of Titan (together with any new directors whose election by such Board of Directors or whose nomination for election by the shareholders of Titan was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved, including new directors designated in or provided for in an agreement regarding the merger, consolidation or sale, transfer or other conveyance, of all or substantially all of the assets of Titan or the Parent, if such agreement was approved by a vote of such majority of directors).

“Credit Agreement” means the Senior Secured Credit Agreement, dated as of May 23, 2002, by and among Titan, as Borrower, the various financial institutions from time to time parties thereto, as Lenders, Wachovia Bank National Association, as administrative agent for the Lenders, The Bank of Nova Scotia, as a syndication agent, Comerica Bank — California, as a syndication agent, Branch Banking and Trust, as a documentation agent and Toronto Dominion (New York), Inc., as a documentation agent providing for (A) an aggregate $350.0 million term loan facility, and (B) an aggregate $135.0 million revolving credit facility, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and/or related documents may be amended, restated, supplemented, renewed, replaced or otherwise modified from time to time whether or not with the same agent, trustee, representative lenders or holders, and, subject to the proviso to the next succeeding sentence, irrespective of any changes in the terms and conditions thereof. Without limiting the generality of the foregoing, the term “Credit Agreement” shall include agreements in respect of Interest Swap and Hedging Obligations with lenders (or Affiliates thereof) party to the Credit Agreement and shall also include any amendment, amendment and restatement, renewal, extension, restructuring, supplement or modification to any Credit Agreement and all refundings, refinancings and replacements of any Credit Agreement, including any credit agreement:

(1) extending the maturity of any Indebtedness incurred thereunder or contemplated thereby,

(2) adding or deleting borrowers or guarantors thereunder, so long as borrowers and issuers include one or more of Titan and its Subsidiaries and their respective successors and assigns,

(3) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder; provided, that on the date such Indebtedness is incurred it would not be prohibited by paragraph (c) of the covenant “Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock,” or

(4) otherwise altering the terms and conditions thereof in a manner not prohibited by the terms of the indenture.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Disqualified Capital Stock” means with respect to any Person, (a) Equity Interests of such Person that, by its terms or by the terms of any security into which it is convertible, exercisable or exchangeable, is, or upon the happening of an event or the passage of time or both would be, required to be redeemed or repurchased including at the option of the holder thereof by such Person or any of its Subsidiaries, in whole or in part, on or prior to 91 days following the Stated Maturity of the notes and (b) any Equity Interests of any Subsidiary of such Person other than any common equity with no preferences, privileges, and no redemption or repayment provisions. Notwithstanding the foregoing, any Equity Interests that would constitute Disqualified Capital Stock solely because the holders thereof have the right to require Titan to repurchase such Equity Interests upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Capital Stock if the terms of such Equity Interests provide that Titan may not repurchase or redeem any such Equity Interests pursuant to such provisions prior to Titan’s purchase of the notes as are required to be purchased pursuant to the provisions of the indenture as described under “Repurchase of Notes at the Option of the Holder Upon a Change of Control” or “Limitation on Sale of Assets and Subsidiary Stock.”

“Equity Interests” means Capital Stock or partnership, participation or membership interests and all warrants, options or other rights to acquire Capital Stock or partnership, participation or membership interests

(but excluding any debt security that is convertible into, or exchangeable for, Capital Stock or partnership, participation or membership interests).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Asset Sales” means all Asset Sales of the business, assets or Equity Interests of the following Subsidiaries: (a) Global Net, Inc., (b) Titan Scan Technologies, Inc., (c) Cayenta Canada, Inc. and (d) assets of Effective Technology Consultants, LLC held by Cayenta.

“Exempted Affiliate Transaction” means (a) customary employee compensation arrangements (including any issuance of securities pursuant to, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, bonus plans, stock option and stock ownership plans) approved by a majority of independent (as to such transactions) members of the Board of Directors of Titan, (b) dividends permitted under the terms of the covenant discussed above under “Limitation on Restricted Payments” above and payable, in form and amount, on a pro rata basis to all holders of common stock of Titan, (c) transactions solely between or among Titan and any of its Consolidated Subsidiaries that are Guarantors or solely among Consolidated Subsidiaries of Titan that are Guarantors, (d) the payment of reasonable and customary fees to Titan’s directors who are not employees of ours and indemnification arrangements entered into by Titan in the ordinary course of business, (e) any Permitted Investments and any Restricted Payments not prohibited by the “Limitation on Restricted Payments” covenant, and (f) any payments or other transactions pursuant to any tax-sharing agreement between Titan and any other Person with which Titan files a consolidated tax return or with which Titan is part of a consolidated group for tax purposes.

“Existing Indebtedness” means the Indebtedness of Titan and its Subsidiaries (other than Indebtedness under the Credit Agreement) in existence on the Issue Date, reduced to the extent such amounts are permanently repaid or retired.

“Foreign Subsidiary” means any Subsidiary of Titan which (i) is not organized under the laws of the United States, any state thereof or the District of Columbia and (ii) conducts substantially all of its business operations outside the United States of America.

“GAAP” means United States generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession in the United States as in effect on the Issue Date.

“Guarantee” means a guarantee by the Guarantors of all or any part of the notes.

“Guarantor” means each of Titan’s present and future Subsidiaries that at the time are guarantors of the notes in accordance with the indenture.

“HIGH TIDES” means the 5 3/4% Convertible Preferred Securities Remarketable Term Income Deferrable Equity Securities of Titan Capital Trust, a former wholly-owned subsidiary of Titan, whose sole assets were the 5 3/4% Convertible Senior Subordinated Debentures due February 15, 2030 of Titan, redeemed in June 2003.

“Indebtedness” of any Person means, without duplication,

(a) all liabilities and obligations, contingent or otherwise, of such Person, to the extent such liabilities and obligations would appear as a liability upon the consolidated balance sheet of such Person in accordance with GAAP, (1) in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of such Person or only to a portion thereof), (2) evidenced by bonds, notes, debentures or similar instruments, (3) representing the balance deferred and unpaid of the purchase price of any property or services, except those incurred in the ordinary course of its business that would constitute ordinarily a trade payable to trade creditors;

(b) all liabilities and obligations, contingent or otherwise, of such Person (1) evidenced by bankers’ acceptances or similar instruments issued or accepted by banks, (2) relating to any Capitalized Lease Obligation, or (3) evidenced by a letter of credit or a reimbursement obligation of such Person with respect to any letter of credit;

(c) all net obligations of such Person under Interest Swap and Hedging Obligations;

(d) all liabilities and obligations of others of the kind described in the preceding clause (a), (b) or (c) that such Person has guaranteed or provided credit support or that is otherwise its legal liability or which are secured by any assets or property of such Person; provided, that in the case of such liabilities and obligations of others that have been secured solely by assets or property of such Person, without any other recourse to such Person or any other assets of such Person, the amount of such Indebtedness shall be the lesser of (i) the fair market value of such assets or property at such date of determination and (ii) the amount of such Indebtedness so secured;

(e) any and all deferrals, renewals, extensions, refinancing and refundings (whether direct or indirect) of, or amendments, modifications or supplements to, any liability of the kind described in any of the preceding clauses (a), (b), (c) or (d), or this clause (e), whether or not between or among the same parties; and

(f) all Disqualified Capital Stock of such Person (measured at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends).

For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to the indenture, and if such price is based upon, or measured by, the Fair Market Value of such Disqualified Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the issuer (or managing general partner of the issuer) of such Disqualified Capital Stock.

The amount of any Indebtedness outstanding as of any date shall be (1) the accreted value thereof, in the case of any Indebtedness issued with original issue discount, but the accretion of original issue discount in accordance with the original terms of Indebtedness issued with an original issue discount will not be deemed to be an incurrence and (2) the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Interest Swap and Hedging Obligation” means any obligation of any Person pursuant to any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate exchange agreement, currency exchange agreement or any other agreement or arrangement designed to protect against fluctuations in interest rates or currency values, including, without limitation, any arrangement whereby, directly or indirectly, such Person is entitled to receive from time to time periodic payments calculated by applying either a fixed or floating rate of interest on a stated notional amount in exchange for periodic payments made by such Person calculated by applying a fixed or floating rate of interest on the same notional amount.

“Investment” by any Person in any other Person means (without duplication):

(a) the acquisition (whether by purchase, merger, consolidation or otherwise) by such Person (whether for cash, property, services, securities or otherwise) of Equity Interests, capital stock, bonds, notes, debentures, partnership or other ownership interests or other securities, including any options or warrants, of such other Person;

(b) the making by such Person of any deposit with, or advance, loan or other extension of credit to, such other Person (including the purchase of property from another Person subject to an understanding or agreement, contingent or otherwise, to resell such property to such other Person) or any commitment to make any such advance, loan or extension (but excluding advances to customers or suppliers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable, prepaid expenses or deposits on Titan’s consolidated balance sheet or endorsements for collection or deposit arising in the ordinary course of business);

(c) other than guarantees of Indebtedness of Titan or any Guarantor to the extent permitted by the covenant “Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock,” the entering into by such Person of any guarantee of, or other credit support or contingent obligation with respect to, Indebtedness or other liability of such other Person;

(d) the making of any capital contribution by such Person to such other Person; and

(e) the designation by the Board of Directors of Titan of any Person to be an Unrestricted Subsidiary.

Titan shall be deemed to make an Investment in an amount equal to the fair market value of the net assets of any subsidiary (or, if neither Titan nor any of its Subsidiaries has theretofore made an Investment in such subsidiary, in an amount equal to the Investments being made), at the time that such subsidiary is designated an Unrestricted Subsidiary, and any property transferred to an Unrestricted Subsidiary from Titan or a Subsidiary of Titan shall be deemed an Investment valued at its fair market value at the time of such transfer. Titan or any of its Subsidiaries shall be deemed to have made an Investment in a Person that is or was required to be a Guarantor if, upon the issuance, sale or other disposition of any portion of Titan’s or the Subsidiary’s ownership in the Capital Stock of such Person, such Person ceases to be a Guarantor. The fair market value of each Investment shall be measured at the time made or returned, as applicable.

“Issue Date” means May 15, 2003.

“Junior Security” means any Qualified Capital Stock and any Indebtedness of Titan or a Guarantor, as applicable, that is contractually subordinated in right of payment to Senior Debt at least to the same extent as the notes or the Guarantee, as applicable, and has no scheduled installment of principal due, by redemption, sinking fund payment or otherwise, on or prior to the Stated Maturity of the notes; provided, that in the case of subordination in respect of Senior Debt under the Credit Agreement, “Junior Security” shall mean any Qualified Capital Stock and any Indebtedness of Titan or the Guarantor, as applicable, that:

(1) has a final maturity date occurring after the final maturity date of, all Senior Debt outstanding under the Credit Agreement on the date of issuance of such Qualified Capital Stock or Indebtedness,

(2) is unsecured,

(3) has an Average Life longer than the security for which such Qualified Capital Stock or Indebtedness is being exchanged, and

(4) by their terms or by law are subordinated to Senior Debt outstanding under the Credit Agreement on the date of issuance of such Qualified Capital Stock or Indebtedness at least to the same extent as the notes.

“Lien” means any mortgage, charge, pledge, lien (statutory or otherwise), privilege, security interest, hypothecation or other encumbrance upon or with respect to any property of any kind, real or personal, movable or immovable, now owned or hereafter acquired.

“Liquidated Damages” means all liquidated damages then owing pursuant to the Registration Rights Agreement.

“Net Cash Proceeds” means the aggregate amount of cash or Cash Equivalents received by Titan in the case of a sale, or Capital Contribution in respect, of Qualified Capital Stock and by Titan and its Subsidiaries in respect of an Asset Sale plus, in the case of an issuance of Qualified Capital Stock upon any exercise, exchange or conversion of securities (including options, warrants, rights and convertible or exchangeable debt) of Titan that were issued for cash on or after the Issue Date, the amount of cash originally received by Titan upon the issuance of such securities (including options, warrants, rights and convertible or exchangeable debt) less, in each case, the sum of all payments, fees, commissions and (in the case of Asset Sales, reasonable and customary), expenses (including, without limitation, the fees and expenses of legal counsel and investment banking fees and expenses) incurred in connection with such Asset Sale or sale of Qualified Capital Stock, and, in the case of an Asset Sale only, less (a) the amount (estimated reasonably and in good faith by Titan) of income, franchise, sales and other applicable taxes required to be paid by Titan or any of its respective Subsidiaries in connection with such Asset Sale in the taxable year that such sale is consummated or in the immediately succeeding taxable year, the computation of which shall take into account the reduction in tax liability resulting from any available operating losses and net operating loss carryovers, tax credits and tax credit carryforwards, and similar tax attributes, and (b) payments made to repay Indebtedness outstanding at the time of such Asset Sale that is secured by a Lien on the asset or assets that were the subject of such Asset Sale, which Indebtedness was required to be repaid in accordance with the terms of such Lien.

“Obligation” means any principal, premium or interest payment, or monetary penalty, or damages, due by Titan or any Guarantor under the terms of the notes or the indenture, including any Liquidated Damages due pursuant to the terms of the Registration Rights Agreement.

“Officers’ Certificate” means the officers’ certificate to be delivered upon the occurrence of certain events as set forth in the indenture.

“Permitted Earn-Out Obligations” means any obligation of Titan or any Guarantor requiring Titan or such Guarantor to make a payment in respect of an adjustment to the purchase price, or any similar obligation, in either case, incurred or assumed in connection with an Acquisition by Titan or such Guarantor.

“Permitted Indebtedness” means that:

(a) Titan and the Guarantors may incur Indebtedness evidenced by the notes and the Guarantees issued pursuant to the indenture up to the amounts being issued on the original Issue Date less any amounts repaid or retired;

(b) Titan and the Guarantors, as applicable, may incur Refinancing Indebtedness with respect to any Existing Indebtedness or any Indebtedness (including Disqualified Capital Stock), described in clause (a) of this definition or incurred pursuant to the Debt Incurrence Ratio test of the covenant “Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock,” or which was refinanced pursuant to this clause (b);

(c) Titan and its Subsidiaries may incur Indebtedness solely in respect of workers’ compensation claims, self insurance obligations, bankers acceptances, letters of credit, performance, surety and similar bonds and completion guaranties (to the extent that such incurrence does not result in the incurrence of any obligation to repay any obligation relating to borrowed money or other Indebtedness), all in the ordinary course of business in accordance with customary industry practices, in amounts and for the purposes customary in Titan’s industry;

(d) Titan may incur Indebtedness owed to (borrowed from) any Guarantor, and any Guarantor may incur Indebtedness owed to (borrowed from) any other Guarantor or Titan; provided, that in the case of Indebtedness of Titan, such obligations shall be unsecured and contractually subordinated in all respects to Titan’s obligations pursuant to the notes and any event that causes such Guarantor no longer to be a Guarantor respectively (including by designation to be an Unrestricted Subsidiary) shall be deemed to be a new incurrence by such issuer of such Indebtedness and any guarantor thereof subject to the covenant “Limitation on Incurrence of Additional Indebtedness and Disqualified Stock;”

(e) any Guarantor may guaranty any Indebtedness of Titan or another Guarantor that was permitted to be incurred pursuant to the indenture, substantially concurrently with such incurrence or at the time such Person becomes a Subsidiary;

(f) Titan and the Guarantors may incur Interest Swap and Hedging Obligations that are incurred for the purpose of fixing or hedging interest rate or currency risk with respect to any fixed or floating rate Indebtedness that is permitted by the indenture to be or any receivable or liability the payment of which is determined by reference to a foreign currency; provided, that the notional amount of any such Interest Swap and Hedging Obligation does not exceed the principal amount of Indebtedness to which such Interest Swap and Hedging Obligation relates;

(g) Titan and the Guarantors may incur Indebtedness arising from Permitted Earn-Out Obligations; provided, that either (1) immediately after giving effect thereto, on a pro forma basis, Titan would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Debt Incurrence Ratio set forth in the covenant “— Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock” or (2) Titan could incur the amount of such Indebtedness under any of clauses (b) or (c) set forth in the covenant “— Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock” (or a combination thereof), and, in such event, such incurrence shall, until such time as the aggregate amount incurred is paid, reduce the amount available under any of such clauses (or a combination thereof), as determined by Titan, in an aggregate amount equal to the Permitted Earn-Out Obligation;

(h) Indebtedness incurred by Foreign Subsidiaries in an aggregate principal amount at any time outstanding not to exceed $5.0 million pursuant to this clause (h).

“Permitted Investment” means:

(a) any Investment in any of the notes;

(b) any Investment in Cash Equivalents;

(c) intercompany notes to the extent permitted under clause (d) of the definition of “Permitted Indebtedness”;

(d) any Investment by Titan or any Subsidiary in (i) Titan or any Guarantor, or (ii) a Person in a Related Business if as a result of such Investment such Person immediately becomes a Guarantor or such Person is immediately merged with or into Titan or a Guarantor;

(e) other Investments in any Person or Persons, provided, that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (e) that are outstanding (after giving effect to any such Investments that are returned to Titan or the Guarantor that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, but only up to the amount of the Investment made under this clause (e) in such Person, at any time does not in the aggregate exceed $15.0 million (measured by the value attributed to the Investment at the time made or returned, as applicable);

(f) any Investment in any Person in exchange for Titan’s Qualified Capital Stock or the Net Cash Proceeds of any substantially concurrent sale of Titan’s Qualified Capital Stock;

(g) any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “Limitation on Sale of Assets and Subsidiary Stock” or any transaction not constituting an Asset Sale by reason of the $1.5 million threshold contained in clause (5) of the fifth paragraph thereof;

(h) Investments by Titan pursuant to the terms of the (i) Senior Secured Credit Facility, dated August 2, 2002, between Titan and SureBeam Corporation and pursuant to the leases guaranteed or held by Titan and scheduled therein, (ii) Loan Agreement dated June 22, 2000 between Hawaii Pride, LLC, a limited liability company, and Webank, and (iii) Absolute and Unconditional Guarantee of Payment by Titan to the extent of ownership, dated June 22, 2000 and Indemnity Agreement, dated June 22, 2000, as such agreements exist on the Issue Date, in each case, without any amendment affecting the dollar amount to be invested thereunder;

(i) Investments by Titan pursuant to the terms of the partnership or limited liability corporation operating agreement as applicable of (i) Titan Investment Partners, L.P. (ii) Hamilton Apex Technology Ventures L.P. and (iii) Virtual Capital of California, L.L.C., in each case, as such agreements exist on the Issue Date, without any amendment affecting the dollar amount to be invested thereunder;

(j) loans and advances to employees of Titan or any of its Subsidiaries in the ordinary course of business, not to exceed $2.5 million at any time outstanding;

(k) an Investment in a Foreign Subsidiary in an aggregate amount at any time outstanding not to exceed $5.0 million pursuant to this clause (k);

(l) Interest Rate and Hedging Obligations that are permitted under the covenant “Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock;”

(m) Investments in any joint venture or similar Person in which Titan beneficially owns at least 20% of the outstanding Voting Equity Interests and the primary business of which is reasonably related, ancillary or complementary to the business of Titan and its Subsidiaries on the date of such Investment; provided, that after giving pro forma effect to each such Investment, the aggregate amount of all such Investments made on and after the Issue Date pursuant to this clause (m) that are outstanding (after giving effect to any such Investments that are returned to Titan or the Guarantor that made such prior Investment, without restriction, in cash on or prior to the date of any such calculation, but only up to the amount of the Investment made under this clause (m) in such Person, at any time does not in the aggregate exceed $10.0 million (measured by the value attributed to the Investment at the time made or returned, as applicable);

(n) Investments constituting (i) accounts receivable arising, (ii) trade debt granted or (iii) deposits made in connection with the purchase price of goods or services, in each case in the ordinary course of business; and

(o) Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with, customers and suppliers, in each case in the ordinary course of business.

“Permitted Lien” means:

(a) Liens existing on the Issue Date;

(b) Liens imposed by governmental authorities for taxes, assessments or other charges not yet subject to penalty or which are being contested in good faith and by appropriate proceedings, if adequate reserves with respect thereto are maintained on the books of Titan in accordance with GAAP;

(c) statutory liens of carriers, warehousemen, mechanics, material men, landlords, repairmen or other like Liens arising by operation of law in the ordinary course of business provided that (1) the underlying obligations are not overdue for a period of more than 60 days, or (2) such Liens are being contested in good faith and by appropriate proceedings and adequate reserves with respect thereto are maintained on the books of Titan in accordance with GAAP;

(d) Liens securing the performance of bids, trade contracts (other than borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(e) easements, rights-of-way, zoning, similar restrictions and other similar encumbrances or title defects which, singly or in the aggregate, do not in any case materially detract from the value of the property, subject thereto (as such property is used by Titan or any of its Subsidiaries) or interfere with the ordinary conduct of the business of Titan or any of its Subsidiaries;

(f) Liens arising by operation of law in connection with judgments, only to the extent, for an amount and for a period not resulting in an Event of Default with respect thereto;

(g) pledges or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security or similar legislation;

(h) Liens securing the notes;

(i) Liens securing Indebtedness of a Person existing at the time such Person becomes a Subsidiary or is merged with or into Titan or a Subsidiary or Liens securing Indebtedness incurred in connection with an Acquisition, provided, that such Liens were in existence prior to the date of such acquisition, merger or consolidation, were not incurred in anticipation thereof, and do not extend to any other assets;

(j) Liens arising from Purchase Money Indebtedness permitted to be incurred pursuant to the covenant “Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock” provided such Liens relate solely to the property which is subject to such Purchase Money Indebtedness and the principal amount of the Purchase Money Indebtedness secured thereby does not exceed 100% of the cost of such assets;

(k) leases or subleases granted to other Persons in the ordinary course of business not materially interfering with the conduct of the business of Titan or any of its Subsidiaries or materially detracting from the value of the relative assets of Titan or any Subsidiary;

(l) Liens arising from precautionary Uniform Commercial Code financing statement filings regarding operating leases entered into by Titan or any of its Subsidiaries in the ordinary course of business;

(m) Liens securing Refinancing Indebtedness incurred to refinance any Indebtedness that was previously so secured in a manner no more adverse to the Holders of the notes than the terms of the Liens securing such refinanced Indebtedness, and provided that the Indebtedness secured is not increased and the Lien is not extended to any additional assets or property that would not have been security for the Indebtedness refinanced; and

(n) Liens securing Senior Debt of Titan or any Guarantor (including under the Credit Agreement) incurred in accordance with the provisions of the covenant “Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock”;

(o) Liens securing Indebtedness of any Foreign Subsidiary incurred in accordance with the provisions of the covenant “Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock”;

(p) Liens securing Interest Rate and Hedging Obligations that are permitted under the covenant “Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock”;

(q) A Lien on the funds or securities deposited with the Trustee under the indenture relating to the notes for the purpose of defeasing or redeeming the notes on or prior to the maturity date to the extent permitted or required by the indenture; and

(r) Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution.

“Person” or “person” means any corporation, individual, limited liability company, joint stock company, joint venture, partnership, limited liability company, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust, municipality or other entity.

“Preferred Stock” means any Equity Interest of any class or classes of a Person (however designated) which is preferred as to payments of dividends, or as to distributions upon any liquidation or dissolution, over Equity Interests of any other class of such Person.

“Pro Forma” or “pro forma” shall have the meaning set forth in Regulation S-X of the Securities Act, unless otherwise specifically stated herein.

“Public Equity Offering” means an underwritten public offering pursuant to a registration statement filed with the SEC in accordance with the Securities Act, of Qualified Capital Stock of Titan.

“Purchase Money Indebtedness” of any Person means any Indebtedness of such Person to any seller or other Person incurred solely to finance the acquisition (including in the case of a Capitalized Lease Obligation, the lease), construction, installation or improvement of any after acquired real or personal tangible property which, in the reasonable good faith judgment of the Board of Directors of Titan, is directly related to a Related Business of Titan and which is incurred concurrently with such acquisition, construction, installation or improvement and is secured only by the assets so financed.

“Qualified Capital Stock” means any Capital Stock of Titan that is not Disqualified Capital Stock.

“Qualified Exchange” means:

(1) any legal defeasance, redemption, retirement, repurchase or other acquisition of Capital Stock, or Indebtedness of Titan issued after the Issue Date with the Net Cash Proceeds received by Titan from the substantially concurrent sale of its Qualified Capital Stock (other than to a Subsidiary), or

(2) any issuance of Qualified Capital Stock of Titan in exchange for any Capital Stock or Indebtedness of Titan issued after the Issue Date.

“Recourse Indebtedness” means Indebtedness (a) as to which neither Titan nor any of its Subsidiaries (1) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (2) is directly or indirectly liable (as a guarantor or otherwise), or (3) constitutes the lender, and (b) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness of Titan or any of its Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity.

“Reference Period” with regard to any Person means the four full fiscal quarters (or such lesser period during which such Person has been in existence) ended immediately preceding any date upon which any determination is to be made pursuant to the terms of the notes or the indenture.

“Refinancing Indebtedness” means Indebtedness (including Disqualified Capital Stock) (a) issued in exchange for, or the proceeds from the issuance and sale of which are used substantially concurrently to repay, redeem, defease, refund, refinance, discharge or otherwise retire for value, in whole or in part, or (b) constituting an amendment, modification or supplement to, or a deferral or renewal of ((a) and (b) above are, collectively, a “Refinancing”), any Indebtedness (including Disqualified Capital Stock) in a principal amount or, in the case of Disqualified Capital Stock, liquidation preference, not to exceed (after deduction of reasonable and customary fees and expenses incurred in connection with the Refinancing plus the amount of any premium paid in connection with such Refinancing) the lesser of (1) the principal amount or, in the case of Disqualified Capital Stock, liquidation preference, of the Indebtedness (including Disqualified Capital Stock) so Refinanced and (2) if such Indebtedness being Refinanced was issued with an original issue discount, the accreted value thereof (as determined in accordance with GAAP) at the time of such Refinancing; provided, that (A) such Refinancing Indebtedness shall only be used to refinance outstanding Indebtedness (including Disqualified Capital Stock) of such Person issuing such Refinancing Indebtedness, (B) such Refinancing Indebtedness shall (x) not have an

Average Life shorter than the Indebtedness (including Disqualified Capital Stock) to be so refinanced at the time of such Refinancing and (y) in all respects, be no less contractually subordinated or junior, if applicable, to the rights of Holders of the notes than was the Indebtedness (including Disqualified Capital Stock) to be refinanced, (C) such Refinancing Indebtedness shall have a final stated maturity or redemption date, as applicable, no earlier than the final stated maturity or redemption date, as applicable, of the Indebtedness (including Disqualified Capital Stock) to be so refinanced or, if sooner, 91 days after the Stated Maturity of the notes, and (D) such Refinancing Indebtedness shall be secured (if secured) in a manner no more adverse to the Holders of the notes than the terms of the Liens (if any) securing such refinanced Indebtedness, including, without limitation, the amount of Indebtedness secured shall not be increased.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, by and among Titan and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.

“Related Business” means the business conducted (or proposed to be conducted) by Titan and its Subsidiaries as of the Issue Date and any and all businesses that in the good faith judgment of the Board of Directors of Titan are materially related businesses.

“Restricted Investment” means, in one or a series of related transactions, any Investment, other than other Permitted Investments.

“Restricted Payment” means, with respect to any Person:

(a) the declaration or payment of any dividend or other distribution in respect of Equity Interests of such Person or any parent of such Person,

(b) any payment (except to the extent with Qualified Capital Stock) on account of the purchase, redemption or other acquisition or retirement for value of Equity Interests of such Person or any parent of such Person (other than any such Equity Interests held by Titan or any of its Subsidiaries),

(c) other than with the proceeds from the substantially concurrent sale of, or in exchange for, Refinancing Indebtedness, any purchase, redemption, or other acquisition or retirement for value of, any payment in respect of any amendment of the terms of or any defeasance of, any Subordinated Indebtedness, directly or indirectly, by such Person or a parent or Subsidiary of such Person prior to the scheduled maturity, any scheduled repayment of principal, or scheduled sinking fund payment, as the case may be, of such Indebtedness and

(d) any Restricted Investment by such Person; provided, however, that the term “Restricted Payment” does not include (1) any dividend, distribution or other payment on or with respect to Equity Interests of an issuer to the extent payable solely in shares of Qualified Capital Stock of such issuer, or (2) any dividend, distribution or other payment to Titan, or to any of its Guarantors, by any Subsidiary of Titan.

“Securities Act” means the Securities Act of 1933, as amended.

“Senior Debt” of Titan or any Guarantor means Indebtedness (including any monetary obligations (including fees, expenses and indemnification obligations) of Titan or such Guarantor in respect of such Indebtedness, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to Titan or such Guarantor at the rate provided for in the documentation with respect thereto, whether or not post-filing interest is allowed in such proceeding) of Titan or such Guarantor arising under the Credit Agreement or that, by the terms of the instrument creating or evidencing such Indebtedness, is expressly designated Senior Debt and made senior in right of payment to the notes or the applicable Guarantee; provided, that in no event shall Senior Debt include (a) Indebtedness to any Subsidiary of Titan or any officer, director or employee of Titan or any Subsidiary of Titan, (b) Indebtedness incurred in violation of the terms of the indenture,

(c) Indebtedness to trade creditors, (d) Disqualified Capital Stock, (e) Capitalized Lease Obligations, and (f) any liability for taxes owed or owing by Titan or such Guarantor.

“Significant Subsidiary” shall have the meaning provided under Regulation S-X of the Securities Act, as in effect on the Issue Date.

“Stated Maturity,” when used with respect to any Note, means May 15, 2011.

“Subordinated Indebtedness” means Indebtedness of Titan or a Guarantor that is subordinated in right of payment by its terms or the terms of any document or instrument or instrument relating thereto (“contractually”) to the notes or such Guarantee, as applicable, in any respect.

“Subsidiary,” with respect to any Person, means (1) a corporation a majority of whose Equity Interests with voting power, under ordinary circumstances, to elect directors is at the time, directly or indirectly, owned by such Person, by such Person and one or more Subsidiaries of such Person or by one or more Subsidiaries of such Person, (2) any other Person (other than a corporation) in which such Person, one or more Subsidiaries of such Person, or such Person and one or more Subsidiaries of such Person, directly or indirectly, at the date of determination thereof has a majority ownership interest, or (3) a partnership in which such Person or a Subsidiary of such Person is, at the time, a general partner. Notwithstanding the foregoing, an Unrestricted Subsidiary shall not be a Subsidiary of Titan or of any Subsidiary of Titan. Unless the context requires otherwise, Subsidiary means each direct and indirect Subsidiary of Titan. “Subsidiary” shall not include Titan Capital Trust.

“Unrestricted Subsidiary” means any subsidiary of Titan that does not directly, indirectly or beneficially own any Capital Stock of, and Subordinated Indebtedness of, or own or hold any Lien on any property of, Titan or any other Subsidiary of Titan and that, at the time of determination, shall be an Unrestricted Subsidiary (as designated by the Board of Directors of Titan); provided, that such Subsidiary at the time of such designation (a) has no Recourse Indebtedness; (b) is not party to any agreement, contract, arrangement or understanding with Titan or any Subsidiary of Titan unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Titan or such Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of Titan; (c) is a Person with respect to which neither Titan nor any of its Subsidiaries has any direct or indirect obligation (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and (d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Titan or any of its Subsidiaries. The Board of Directors of Titan may designate any Unrestricted Subsidiary to be a Subsidiary, provided, that (1) no Default or Event of Default is existing or will occur as a consequence thereof and (2) immediately after giving effect to such designation, on a pro forma basis, Titan could incur at least $1.00 of Indebtedness pursuant to the Debt Incurrence Ratio of the covenant “Limitation on Incurrence of Additional Indebtedness and Disqualified Capital Stock.” Each such designation shall be evidenced by filing with the Trustee a certified copy of the resolution giving effect to such designation and an Officers’ Certificate certifying that such designation complied with the foregoing conditions.

“U.S. Government Obligations” means direct non-callable obligations of, or noncallable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

“Voting Equity Interests” means Equity Interests which at the time are entitled to vote in the election of, as applicable, directors, members or partners generally.

“Wholly-owned Subsidiary” means a Subsidiary all the Equity Interests of which (other than directors’ qualifying Shares) are owned by Titan or one or more Wholly-owned Subsidiaries of Titan or a combination thereof.

Book-Entry; Delivery; Form and Transfer

The notes will initially be in the form of one or more registered global notes without interest coupons (collectively, the “Global Notes”). Upon issuance, the Global Notes will be deposited with the trustee, as custodian for DTC, in New York, New York, and registered in the name of DTC or its nominee for credit to the accounts of DTC’s Direct and Indirect Participants (as defined below). Transfer of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its Direct or Indirect Participants, including, if applicable, those of the Euroclear System and Clearstream, Luxembourg (formerly Cedelbank), which may change from time to time.

The Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee in certain limited circumstances. Beneficial interests in the Global Notes may be exchanged for Notes in certificated form in certain limited circumstances. See “— Transfer of Interests in Global Notes for Certificated Notes” below.

Initially, the trustee will act as Paying Agent and Registrar. The notes may be presented for registration of transfer and exchange at the offices of the Registrar.

Depositary Procedures

DTC has advised Titan that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Direct Participants”) and to facilitate the clearance and settlement of transactions in those securities between Direct Participants through electronic book-entry changes in accounts of Participants. The Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities that clear through or maintain a direct or indirect, custodial relationship with a Direct Participant (collectively, the “Indirect Participants”), including Euroclear and Clearstream, Luxembourg. DTC may hold securities beneficially owned by other persons only through the Direct Participants or Indirect Participants and such other person’s ownership interest and transfer of ownership interest will be recorded only on the records of the Direct Participant and/or Indirect Participant and not on the records maintained by DTC.

DTC has advised Titan that, pursuant to DTC’s procedures, DTC will maintain records of the ownership interests of such Direct Participants in the Global Notes and the transfer of ownership interests by and between Direct Participants. DTC will not maintain records of the ownership interests of, or the transfer of ownership interests by and between, Indirect Participants or other owners of beneficial interests in the Global Notes. Direct Participants and Indirect Participants must maintain their own records of the ownership interests of, and the transfer of ownership interests by and between, Indirect Participants and other owners of beneficial interests in the Global Notes.

Investors in the Global Notes may hold their interests therein directly through DTC if they are Direct Participants in DTC, indirectly through organizations that have accounts with Direct Participants, including Euroclear or Clearstream, Luxembourg, or indirectly through organizations that are participants in Euroclear or Clearstream, Luxembourg. Morgan Guaranty Trust Company of New York, Brussels office is the operator and depository of Euroclear and Clearstream Banking S.A. is the operator and depository of Clearstream, Luxembourg (each a “Nominee” of Euroclear and Clearstream, Luxembourg, respectively). Therefore, they will each be recorded on DTC’s records as the holders of all ownership interests held by them on behalf of Euroclear and Clearstream, Luxembourg, respectively. Euroclear and Clearstream, Luxembourg must maintain on their own records the ownership interests, and transfers of ownership interests by and between, their own customers’ securities accounts. DTC will not maintain such records. All ownership interests in any Global Notes, including those of customers’ securities accounts held through Euroclear or Clearstream, Luxembourg, may be subject to the procedures and requirements of DTC.

The laws of some states in the United States require that certain persons take physical delivery in definitive, certificated form, of securities that they own. This may limit or curtail the ability to transfer beneficial interests in a Global Note to such persons. Because DTC can act only on behalf of Direct Participants, which in turn act on behalf of Indirect Participants and others, the ability of a person having a beneficial interest in a Global Note to pledge such interest to persons or entities that are not Direct Participants in DTC, or to otherwise take actions in respect of such interests, may be affected by the lack of physical certificates evidencing such interests. For certain other restrictions on the transferability of the notes see “— Transfers of Interests in Global Notes for Certificated Notes” below.

Except as described in “— Transfers of Interests in Global Notes for Certificated Notes,” owners of beneficial interests in the Global Notes will not have notes registered in their names, will not receive physical delivery of notes in certificated form and will not be considered the registered owners or holders thereof under the Indenture for any purpose.

Under the terms of the Indenture, Titan, the Guarantors and the trustee will treat the persons in whose names the notes are registered (including notes represented by Global Notes) as the owners thereof for the purpose of receiving payments and for any and all other purposes whatsoever. Payments in respect of the principal, premium, Liquidated Damages, if any, and interest on Global Notes registered in the name of DTC or its nominee will be payable by the trustee to DTC or its nominee as the registered holder under the Indenture. Consequently, neither Titan, the Guarantors, the trustee nor any agent of ours, the Guarantors or the trustee has or will have any responsibility or liability for (i) any aspect of DTC’s records or any Direct Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Direct Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in any Global Note or (ii) any other matter relating to the actions and practices of DTC or any of its Direct Participants or Indirect Participants.

DTC has advised Titan that its current payment practice (for payments of principal, interest and the like) with respect to securities such as the notes is to credit the accounts of the relevant Direct Participants with such payment on the payment date in amounts proportionate to such Direct Participant’s respective ownership interests in the Global Notes as shown on DTC’s records. Payments by Direct Participants and Indirect Participants to the beneficial owners of the notes will be governed by standing instructions and customary practices between them and will not be the responsibility of DTC, the trustee, Titan or the Guarantors. None of Titan, the Guarantors or the trustee will be liable for any delay by DTC or its Direct Participants or Indirect Participants in identifying the beneficial owners of the notes, and Titan and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee as the registered owner of the notes for all purposes.

The Global Notes will trade in DTC’s Same-Day Funds Settlement System and, therefore, transfers between Direct Participants in DTC will be effected in accordance with DTC’s procedures, and will be settled in immediately available funds. Transfers between Indirect Participants (other than Indirect Participants who hold an interest in the Notes through Euroclear or Clearstream, Luxembourg) who hold an interest through a Direct Participant will be effected in accordance with the procedures of such Direct Participant but generally will settle in immediately available funds. Transfers between and among Indirect Participants who hold interests in any Global Notes through Euroclear and Clearstream, Luxembourg will be effected in the ordinary way in accordance with their respective rules and operating procedures.

Cross-market transfers between Direct Participants in DTC, on the one hand, and Indirect Participants who hold interests in the notes through Euroclear or Clearstream, Luxembourg, on the other hand, will be effected by Euroclear’s or Clearstream, Luxembourg’s respective Nominee through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, Luxembourg; however, delivery of instructions relating to cross-market transactions must be made directly to Euroclear or Clearstream, Luxembourg, as the case may be, by the counterparty in accordance with the rules and procedures of Euroclear or Clearstream, Luxembourg and within their established deadlines. Indirect Participants who hold interests in the notes through Euroclear and Clearstream, Luxembourg may not deliver instructions directly to Euroclear or Clearstream, Luxembourg’s Nominee. Euroclear or Clearstream, Luxembourg will, if the transaction meets its settlement requirements, deliver instructions to its respective Nominee to deliver or receive interests on Euroclear’s or Clearstream, Luxembourg’s behalf in the relevant Global Note in DTC, and make or receive payment in accordance with normal procedures for same-day fund settlement applicable to DTC.

Because of time zone differences the securities accounts of an Indirect Participant who holds an interest in the notes through Euroclear or Clearstream, Luxembourg purchasing an interest in a Global Note from a Direct Participant in DTC will be credited and any such crediting will be reported to Euroclear or Clearstream, Luxembourg during the European business day immediately following the settlement date of DTC in New York. Although recorded in DTC’s accounting records as of DTC’s settlement date in New York, Euroclear and Clearstream, Luxembourg customers will not have access to the cash amount credited to their accounts as a result of a sale of an interest in a Global Note to a DTC Participant until the European business day for Euroclear or Clearstream Luxembourg immediately following DTC’s settlement date.

DTC has advised Titan that it will take any action permitted to be taken by a holder of notes only at the direction of one or more Direct Participants to whose account interests in the Global Notes are credited and only in respect of such portion of the aggregate principal amount of the notes as to which such Direct Participant or Direct Participants has or have given direction. However, if there is an Event of Default under the notes, DTC reserves the right to exchange Global Notes (without the direction of one or more of its Direct Participants) for notes in certificated form, and to distribute such certificated forms of Notes to its Direct Participants. See  “— Transfers of Interests in Global Notes for Certificated Notes” below.

Although DTC, Euroclear and Clearstream, Luxembourg have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among Direct Participants, including Euroclear and Clearstream, Luxembourg, they are under no obligation to perform or to continue to perform such procedures, and such procedures may be discontinued at any time. None of Titan, the Guarantors or the trustee shall have any responsibility for the performance by DTC, Euroclear or Clearstream, Luxembourg or their respective Direct and Indirect Participants of their respective obligations under the rules and procedures governing any of their operations.

The information in this section concerning DTC, Euroclear and Clearstream, Luxembourg and their book-entry systems has been obtained from sources that Titan believes to be reliable, but Titan and Lockheed Martin take no responsibility for the accuracy thereof.

Transfers of Interests in Global Notes for Certificated Notes

An entire Global Note may be exchanged for definitive notes in registered, certificated form without interest coupons (“Certificated Notes”) if (1) DTC (x) notifies Titan that it is unwilling or unable to continue as depositary for the Global Notes and Titan thereupon fail to appoint a successor depositary within 90 days or (y) has ceased to be a clearing agency registered under the Exchange Act, (2) Titan at its option, notify the trustee in writing that Titan elects to cause the issuance of Certificated Notes or (3) upon the request of the trustee or Holders of a majority of the outstanding principal amount of notes, after there shall have occurred and be continuing a Default or an Event of Default with respect to the notes. In any such case, Titan will notify the trustee in writing that, upon surrender by the Direct and Indirect Participants of their interest in such Global Note, Certificated Notes will be issued to each person that such Direct and Indirect Participants and DTC identify as being the beneficial owner of the related notes.

Beneficial interests in Global Notes held by any Direct or Indirect Participant may be exchanged for Certificated Notes upon request to DTC, by such Direct Participant (for itself or on behalf of an Indirect Participant), to the trustee in accordance with customary DTC procedures. Certificated Notes delivered in exchange for any beneficial interest in any Global Note will be registered in the names, and issued in any approved denominations, requested by DTC on behalf of such Direct or Indirect Participants (in accordance with DTC’s customary procedures).

None of Titan, the Guarantors or the trustee will be liable for any delay, by the holder of any Global Note or DTC in identifying the beneficial owners of notes, and Titan and the trustee may conclusively rely on, and will be protected in relying on, instructions from the holder of the Global Note or DTC for all purposes.

Same Day Settlement and Payment

The indenture will require that payments in respect of the notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) be made by wire transfer of immediately available same day funds to the accounts specified by the holder of interests in such Global Note. With respect to Certificated Notes, Titan will make all payments of principal, premium, if any, interest and Liquidated Damages, if any, by wire transfer of immediately available same day funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. Titan expects that secondary trading in the Certificated Notes will also be settled in immediately available funds.

CERTAIN UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

The following discussion summarizes, subject to the limitations set forth below, certain U.S. federal income tax consequences to U.S. holders (as defined below) of the exchange offer and the proposed amendments. The discussion is based upon provisions of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), its legislative history, judicial authority, current administrative rulings and practice, and existing and proposed Treasury Regulations, all as in effect and existing on the date hereof. Legislative, judicial or administrative changes or interpretations may be forthcoming that could alter or modify the validity of the statements and conclusions set forth below. Any such changes or interpretations may be retroactive and could adversely affect a noteholder. There can be no assurance that the Internal Revenue Service (the “IRS”) will not challenge one or more of the tax consequences described herein, and Titan has not obtained, nor does it intend to obtain, a ruling from the IRS with respect to the U.S. federal income tax consequences of the exchange offer and the proposed amendments. This discussion assumes that the outstanding notes and the exchange notes are held as capital assets (as defined in Section 1221 of the Code) by the noteholders.

This discussion applies only to U.S. holders. As used herein, the term “U.S. holder” means a beneficial owner of an outstanding note or an exchange note who is, for U.S. federal income tax purposes: (i) a citizen or resident of the United States, (ii) treated as a corporation, partnership or other entity created or organized in or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust that is subject to the primary supervision of a court within the United States and the control of a United States person as described in Section 7701(a)(30) of the Code.

This discussion does not purport to deal with all aspects of U.S. federal income taxation that might be relevant to particular noteholders in light of their personal investment circumstances or status, nor does it discuss the U.S. federal income tax consequences to certain types of noteholders subject to special treatment under the U.S. federal income tax laws, such as certain financial institutions, insurance companies, mutual funds, dealers in securities or foreign currency, tax-exempt organizations, or persons that hold notes that are a hedge against, or that are hedged against, currency risk or that are part of a straddle or conversion transaction, or persons whose functional currency is not the U.S. dollar. Moreover, the effect of any applicable state, local or foreign tax laws is not discussed.

THE FOLLOWING DISCUSSION IS FOR GENERAL INFORMATION ONLY. EACH HOLDER OF OUTSTANDING NOTES IS STRONGLY URGED TO CONSULT WITH ITS OWN TAX ADVISORS TO DETERMINE THE IMPACT OF SUCH NOTEHOLDER’S PERSONAL TAX SITUATION ON THE ANTICIPATED TAX CONSEQUENCES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL AND FOREIGN TAXING JURISDICTIONS, OF THE EXCHANGE OFFER AND THE PROPOSED AMENDMENTS.

Consequences to U.S. Holders if the Merger is Completed

General.    Subject to the discussion below regarding the consent fee, the adoption of the proposed amendments will not result in the recognition of any gain or loss to any U.S. holder if either (i) the notes, both as originally issued and as modified by the proposed amendments, constitute “securities” for federal income tax purposes as discussed below under “Treatment of Notes as Securities,” or (ii) the proposed amendments do not constitute a “significant modification” of the notes for federal income tax purposes as discussed below under “Treatment of Proposed Amendments as a Significant Modification.” If either such condition is satisfied, the noteholder will generally have a tax basis in the modified notes equal to the noteholder’s adjusted tax basis in the notes immediately prior to the modification, and the noteholder’s holding period for the modified notes will include the noteholder’s holding period for the notes prior to the modification. See “Consequences if Notes are not Securities and Proposed Amendments Result in Significant Modification” below for a discussion of the federal income tax consequences to noteholders of the proposed amendments if neither of the conditions described above is met.

Treatment of Notes as Securities.    As noted above, if the notes, both as originally issued and as modified by the proposed amendments, are considered “securities” for federal income tax purposes, then, subject to the discussion below regarding the consent fee, the adoption of the proposed amendments would be treated as a non-recognition event to U.S. holders pursuant to the reorganization provisions of the Code. The term “security” is not defined in the Code or applicable regulations and has not been clearly defined by court decisions. Although there are a number of factors that may affect the determination of whether a debt instrument is a “security,” one of the most important factors is the original term of the instrument, or the length of time between the issuance of the instrument and its maturity. Titan believes that the notes, both as originally issued and as modified by the proposed amendments, should be treated as “securities” for federal income tax purposes. Therefore, Titan believes that U.S. holders should not recognize gain or loss in connection with the modification of the notes resulting from the implementation of the proposed amendments and the completion of the merger. Consistent with the foregoing, Titan and Lockheed Martin intend to take the position, to the extent relevant, that the notes are “securities” for federal income tax purposes. However, there can be no assurance that the IRS might not take a different position or that any such position, if taken, would not be sustained.

Treatment of Proposed Amendments as a Significant Modification.    Even if the notes were not to qualify as “securities,” U.S. holders would not recognize gain or loss (subject to the discussion below regarding the consent fee), unless the proposed amendments resulted in a deemed exchange of the notes for federal income tax purposes. Under applicable Treasury Regulations, the modification of a debt instrument does not result in a deemed exchange of that debt instrument unless the modification is considered “significant” under those Regulations. For this purpose, the term significant modification includes a modification that adds a guarantee on a debt instrument if, as a result of the guarantee, there is a substantial enhancement of the obligor’s capacity to meet the payment obligations under the debt instrument and that capacity (taking into account all sources of payment, including collateral, guarantees, or other credit enhancement) was “primarily speculative” prior to the modification and is adequate after the modification. Similar rules apply to certain substitutions of a new obligor on a debt instrument. Titan believes that its capacity to meet the payment obligations on the notes was not primarily speculative when the notes were originally issued and has not deteriorated since that time, and that its capacity to meet the payment obligations on the notes therefore should not be considered primarily speculative. Other changes to the notes resulting from the consent solicitation, including (i) the elimination of the change of control offer, (ii) the removal of certain restrictive covenants (other than “customary accounting or financial covenants” within the meaning of the regulations) and (iii) the amendments to the registration rights agreement, would cause a significant modification if, taking into account all such changes, the legal rights or obligations that are altered and the degree to which they are altered are economically significant. Titan and Lockheed Martin intend to take the position that the changes to the notes in the aggregate do not result in a significant modification of the notes and thus that there is no deemed exchange of the notes resulting from the implementation of the proposed amendments and completion of the merger. However, there can be no assurance that the IRS might not take a different position or that any such position, if taken, would not be sustained.

Consequences if Notes are not Securities and Proposed Amendments Result in Significant Modification.    If the notes, either as originally issued or as modified by the proposed amendments, were not treated as securities for federal income tax purposes and the proposed amendments were to result in a significant modification, the deemed exchange would be a taxable event to the exchanging holders. A U.S. holder in such case would recognize gain or loss in an amount equal to the difference between (i) the “issue price” of the modified notes (as defined below), and (ii) the holder’s adjusted tax basis in the notes prior to the modification. Such gain or loss would generally be treated as capital gain or loss. However, a holder who purchased the notes at a “market discount” (i.e., at a price below the stated principal amount, subject to a statutory de minimis exception) would be required generally to treat any gain recognized as ordinary income to the extent of the market discount that accrued during the period that such notes were held by the holder, unless the holder made an election to include such market discount in income as it accrued. The determination of the “issue price” of the modified notes would depend upon whether the notes are considered publicly traded (generally meaning, for this purpose, listed on a major securities exchange, appearing on a quotation medium of general circulation or otherwise being readily quotable by dealers, brokers, or traders) at any time during the 60-day period beginning 30 days before the date of the deemed exchange. If the notes are not so publicly traded, the issue price of the modified notes would be their stated principal amount. If the notes are so publicly traded, the issue price of the modified notes generally would be their fair market value on the deemed exchange date. In addition, if the exchange were a taxable event for federal income tax purposes, a holder’s tax basis in the modified note would equal the “issue price” of such note, and the holder’s holding period in the modified note would begin on the day following the day of the deemed exchange.

The Consent Fee.    The federal income tax consequences of a consenting noteholder’s receipt of the consent fee are unclear. The consent fee might properly be treated either as additional consideration received in exchange for outstanding notes or as separate consideration for consenting to the proposed amendments. In the absence of an administrative or judicial decision to the contrary regarding the treatment of such payments, Titan intends to treat the consent fee for U.S. federal income tax purposes as an amount paid to consenting noteholders as a separate fee for consenting to the proposed amendments, which constitutes ordinary income to such noteholders for federal income tax purposes regardless of whether the proposed amendments are treated as a taxable deemed exchange.

Under federal income tax law, in certain circumstances a noteholder may be subject to information reporting requirements of the IRS and backup withholding at a current rate of 28% with respect to the consent fee, unless such noteholder (i) is a corporation or is otherwise exempt and, when required, demonstrates this fact, or (ii) provides a correct taxpayer identification number, certifies as to no loss of exemption from backup withholding and otherwise complies with the applicable requirements of the backup withholding rules. U.S. persons who are required to establish their exempt status generally must provide to their payor a completed IRS Form W-9. Persons in doubt as to the necessity of furnishing this form should consult their own tax advisors. Amounts withheld as backup withholding may be credited against a holder’s U.S. federal income tax liability. A noteholder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the IRS and furnishing any required information.

Consequences to U.S. Holders if the Merger is Not Completed

Titan intends to complete the exchange offer even if the merger is not completed. In that event, the exchange of outstanding notes for exchange notes pursuant to the exchange offer will not constitute a taxable event to tendering U.S. holders. Rather, the exchange notes will be treated as a continuation of the outstanding notes for federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note, and the initial basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange. Similarly, in the event the merger is not completed, the exchange offer will not result in a taxable event to non-tendering U.S. holders. Consequently, upon consummation of the exchange offer, non-tendering U.S. holders will have the same adjusted tax basis in, and holding period for, their notes as the holders had immediately prior to the exchange offer.

Holders are urged to consult their own tax advisors regarding the tax consequences of the exchange offer and the proposed amendments.

PLAN OF DISTRIBUTION

Titan is not using any underwriters for the exchange offer.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of any exchange notes received in exchange for outstanding notes acquired by the broker-dealer as a result of market-making or other trading activities. Titan has agreed that, for a period of up to 180 days after the completion of the exchange offer, Titan will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, during this 180 day or such longer period, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

Titan will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes, or a combination of these methods of resale, at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Any resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker-dealer that participates in a distribution of exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act, and any profit resulting from these resales of exchange notes and any commissions or concessions received by any of these persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of up to 180 days after the completion of the exchange offer, Titan will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests these documents in the letter of transmittal. Titan has agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the outstanding notes and the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Hogan & Hartson L.L.P., counsel to Titan, will issue an opinion about the legality of the exchange notes and the subsidiary guarantees offered by this prospectus. King & Spalding LLP, counsel to Lockheed Martin, will issue an opinion regarding the legality of the Lockheed Martin guarantee described in this prospectus.

EXPERTS

The consolidated financial statements of Lockheed Martin appearing in Lockheed Martin’s Annual Report (Form 10-K) for the year ended December 31, 2002, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

The consolidated financial statements and schedule of Titan as of December 31, 2002 and 2001, and for each of the years in the three-year period ended December 31, 2002, have been incorporated by reference in this prospectus in reliance upon the reports of KPMG LLP, independent accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing. The audit report covering the December 31, 2002 financial statements refers to a change in the method of accounting for goodwill.

The consolidated financial statements of Jaycor, Inc. at January 31, 2002 and 2001 and for the years then ended appearing in a Current Report (Form 8-K) dated March 26, 2002 of Titan, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

Lockheed Martin and Titan file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information filed by Lockheed Martin or Titan at the SEC’s Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You also may obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549, at prescribed rates, or from commercial document retrieval services. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. You also can inspect reports, proxy statements and other information about Lockheed Martin and Titan at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC maintains a website that contains reports, proxy statements and other information, including those filed by Lockheed Martin and Titan, at http://www.sec.gov. You also may access the SEC filings and obtain other information about Lockheed Martin and Titan through the websites maintained by Lockheed Martin and Titan, which are http://www.lockheedmartin.com and http://www.titan.com. The information contained in such websites is not incorporated by reference in this prospectus.

As allowed by SEC rules, this prospectus does not contain all the information you can find in the registration statement on Form S-4, of which this prospectus forms a part, filed by Lockheed Martin and Titan to register the guarantees and the exchange notes offered in the exchange offer and the exhibits to the registration statement. The SEC allows Lockheed Martin and Titan to “incorporate by reference” information in this prospectus, which means that they can disclose important information to you by referring you to other documents filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information in this prospectus. This prospectus incorporates by reference the documents set forth below that Lockheed Martin and Titan have previously filed with the SEC. These documents contain important information about the companies and their financial condition.

Titan filings with the SEC

•	Annual Report on Form 10-K for the year ended December 31, 2002;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

•	Current Reports on Form 8-K filed on April 30, 2003, July 9, 2003, August 11, 2003 and September 17, 2003 and a Current Report on Form 8-K/A filed on June 19, 2003 (amending the Form 8-K filed on August 14, 2002); and

•	The audited consolidated balance sheets of Jaycor, Inc. as of January 31, 2001 and 2002, the audited consolidated statements of operations, stockholders’ equity and cash flows of Jaycor, Inc. for each of the two years in the period ended January 31, 2002, and the notes related thereto and the related auditors’ report thereon included in the Current Report on Form 8-K filed on March 26, 2002.

Lockheed Martin filings with the SEC

•	Annual Report on Form 10-K for the year ended December 31, 2002;

•	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003 and September 30, 2003;

•	Current Reports on Form 8-K filed January 16, 2003, June 10, 2003, June 27, 2003 (as amended by Form 8-K/A filed July 22, 2003), August 8, 2003, August 26, 2003 and September 16, 2003.

All documents filed by Lockheed Martin and Titan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this prospectus to the completion of the exchange offer shall also be deemed to be incorporated herein by reference.

You may also obtain copies of any document incorporated in this prospectus, without charge, by requesting them in writing, by telephone or by e-mail from the appropriate company at the following addresses:

The Titan Corporation	Lockheed Martin Corporation
Investor Relations	Investor Relations
3033 Science Park Road	6801 Rockledge Drive
San Diego, California 92121	Bethesda, Maryland 20817
Telephone: (858) 552-9400	Telephone: (301) 897-6598
email: invest@titan.com	email: investor.relations@lmco.com

Neither Lockheed Martin nor Titan has authorized anyone to give any information or make any representation about the exchange offer and the transactions contemplated thereby that is different from, or in addition to, that contained in this prospectus or in any of the materials that are incorporated by reference in this prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it.

If you are in a jurisdiction where offers to exchange or sell, or solicitations of offers to exchange or purchase, the securities offered by this prospectus are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this prospectus does not extend to you. The information contained in this prospectus speaks only as of the date of this document unless the information specifically indicates that another date applies.

$200,000,000

THE TITAN CORPORATION

Offer to Exchange

8% Senior Subordinated Notes due 2011

that have been registered under the Securities Act of 1933

for

any and all outstanding unregistered 8% Senior Subordinated Notes due 2011 of The Titan Corporation

and

Solicitation of Consents

to the Proposed Amendments to the Indenture

relating to the 8% Senior Subordinated Notes due 2011 of The Titan Corporation

and

LOCKHEED MARTIN CORPORATION

Offer to Guarantee

The exchange agent for this exchange offer and consent solicitation is:

DEUTSCHE BANK TRUST COMPANY AMERICAS

The dealer-manager and solicitation agent for this exchange offer and consent solicitation is:

CREDIT SUISSE FIRST BOSTON LLC

The information agent for this exchange offer and consent solicitation is:

MORROW & CO., INC.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20. Indemnification of Directors and Officers

The Titan Corporation and Subsidiary Guarantor registrants

The bylaws of Titan provide for indemnification, to the fullest extent permitted by law, of directors, officers and other agents of Titan against expenses, judgments, fines and amounts paid in settlements actually and reasonably incurred in connection with any proceeding arising by reason of the fact that such person is, or was, an officer, director, or agent of Titan. Titan also maintains directors and officers’ liability insurance coverage and has entered into indemnification agreements with its directors and officers.

Section 145 of the Delaware General Corporation Law sets forth provisions that define the extent to which a corporation organized under the laws of Delaware may indemnify its directors, officers, employees or agents. Section 145 provides as follows:

“(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

The directors, officers and general partner of each additional registrant listed below may be insured and/or indemnified against liability incurred in their capacity as officers and/or directors and/or general partner pursuant to provisions in the certificate of incorporation, articles of incorporation or certificate of limited partnership (any, the charter) of such additional registrant. The provision(s) of each such additional registrant’s charter providing for insurance or indemnification or a limitation of liability are identified in the table below; are set forth in the exhibits, identified below, to this registration statement; and are incorporated herein by reference.

Name of Registrant	Article(s) of Charter Containing Indemnification and/or Limit of Liability Provisions	Exhibit No.
BTG, Inc.	7	3.4
BTG Technology Resources, Inc.	VI	3.10
BTG Technology Systems, Inc.	5	3.12
Cayenta eUtility Solutions — eMunicipal Solutions, Inc.	VIII	3.14
Datacentric Automation Corporation	8th	3.20
Titan Facilities, Inc.	7	3.30
Titan Africa, Inc.	8th	3.28
Titan Wireless Afripa Holding, Inc.	6.3	3.36
Titan Wireless, Inc.	8th	3.34
Titan Scan Technologies Corporation	VI	3.33

The directors, officers, members, managers and general partner of each additional registrant listed below may be insured and/or indemnified against liability incurred in their capacity as such pursuant to provisions in the bylaws, limited partnership agreement or limited liability company agreement of such additional registrants. The provisions of each such additional registrant’s bylaws providing insurance or indemnification or a limitation of liability are identified in the table below, are set forth in the exhibits, identified below, to this registration statement and are incorporated herein by reference.

Name of Registrant	Articles of Bylaws, Limited Partnership Agreement or Limited Liability Company Agreement Containing Indemnification and/or Limit of Liability Provisions	Exhibit No.
Cayenta Operating LLC	13	3.17
Cayenta eUtility Solutions — eMunicipal Solutions, Inc.	IX	3.15
Linkabit Wireless LLC	13	3.25
Datacentric Automation Corporation	III.13	3.21
International Systems, LLC	XI	3.23
Titan Africa, Inc.	III.13	3.29
Titan Wireless Afripa Holding, Inc.	6	3.37
Titan Wireless, Inc.	III.13	3.35
Titan Scan Technologies Corporation	XI	3.33
Unidyne, LLC	13	3.39

Directors, officers, members, managers and the general partner of each additional registrant may also be insured and/or indemnified against liability incurred in their capacity as such pursuant to the provisions of state law identified below. These provisions are set forth in the exhibits, identified below, to this registration statement and are incorporated herein by reference.

Name of Registrant	Statutory Provisions Regarding Indemnification and/or Limitations of Liability	Exhibit No.
BTG, Inc. BTG Technology Systems, Inc. Concept Automation, Inc. of America Titan Facilities, Inc.	Sections 13.1-692, 13.1-692.1, and 13.1-696 to 13.1-704 of the Virginia Stock Corporation Act	99.7

BTG Technology Resources, Inc.	Sections 607.0202, 607.0831, 607.0834, and 607.0850 of the Florida Business Corporation Act	99.8

Cayenta Operating LLC Linkabit Wireless LLC Unidyne, LLC	Section 18-108 of the Delaware Limited Liability Company Act	99.9

Cayenta eUtility Solutions — eMunicipal Solutions, Inc.	Sections 78.300, 78.7502, 78.751, and 78.752 of the Nevada General Corporation Law	99.10

Datacentric Automation Corporation Titan Africa, Inc. Titan Wireless Afripa Holding, Inc. Titan Wireless, Inc. Titan Scan Technologies Corporation	Sections 102, 145, 172, and 174 of the Delaware General Corporation Law	99.11

Procom Services, Inc.	Sections 204, 204.5, 309, 316, and 317 of the California Corporations Code	99.12

International Systems, LLC	Sections 17101, 17155, 17158, and 17255 of the California Limited Liability Act	99.13

Lockheed Martin Corporation

The Maryland General Corporation Law authorizes Maryland corporations to limit the liability of directors and officers to the corporation or its stockholders for money damages, except (a) to the extent that it is proved that the person actually received an improper benefit or profit in money, property or services, for the amount of the benefit or profit in money, property or services actually received, (b) to the extent that a judgment or other final adjudication adverse to the person is entered in a proceeding based on a finding that the person’s action or failure to act was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in the proceeding or (c) in respect of certain other actions not applicable to the Registrant. Under the Maryland General Corporation Law, unless limited by a corporation’s charter, indemnification is mandatory if a director or an officer has been successful on the merits or otherwise in the defense of any proceeding by reason of his or her service as a director, unless such indemnification is not otherwise permitted as described in the following sentence. Indemnification is permissive unless it is established that (a) the act or omission of the director was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, (b) the director actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director had reasonable cause to believe his or her act or omission was unlawful. In addition to the foregoing, a court of appropriate jurisdiction may under certain circumstances order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer has met the standards of conduct set forth in the preceding sentence or has been adjudged liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the director or officer. If the proceeding was an action by or in the right of the corporation or involved a determination that the director or officer received an improper personal benefit, however, no indemnification may be made if the individual is adjudged liable to the corporation, except to the extent of expenses approved by a court of competent jurisdiction.

Article XI of the charter of Lockheed Martin limits the liability of directors and officers to the fullest extent permitted by the Maryland General Corporation Law. Article XI of the charter of Lockheed Martin also authorizes Lockheed Martin to adopt by-laws or resolutions to provide for the indemnification of directors and officers. Article VI of the By-laws of Lockheed Martin provides for the indemnification of the Lockheed Martin’s directors and officers to the fullest extent permitted by the Maryland General Corporation Law. In addition, Lockheed Martin’s directors and officers are covered by certain insurance policies maintained by Lockheed Martin.

Item 21. Exhibits and Financial Statement Schedules.

2.1	Agreement and Plan of Merger, dated as of September 15, 2003 by and among Lockheed Martin Corporation, LMC Sub One, Inc. and The Titan Corporation.*

2.2	Assignment and Assumption Agreement between LMC Sub One, Inc. and LMC LLC One LLC dated November 18, 2003, incorporated by reference to Exhibit 2.2 of Lockheed Martin’s Registration Statement on Form S-4 filed with the Commission on November 20, 2003.

3.1	The Titan Corporation’s Certificate of Amendment of Restated Certificate of Incorporation dated as of October 21, 1998, incorporated by reference to Exhibit No. 3.1 to The Titan Corporation’s Quarterly Report on Form 10-Q filed with the Commission on November 16, 1998.

3.2	The Titan Corporation’s Certificate of Amendment of Restated Certificate of Incorporation dated as of June 30, 1987, incorporated by reference to Exhibit No. 3.2 to The Titan Corporation’s 1987 Annual Report on Form 10-K filed with the Commission on March 29, 1988.

3.3	The Titan Corporation’s Restated Certificate of Incorporation dated as of November 6, 1986, incorporated by reference to Exhibit No. 3.1 to The Titan Corporation’s 1987 Annual Report on Form 10-K filed with the Commission on March 29, 1988.

3.4	The Titan Corporation’s Bylaws, incorporated by reference to Exhibit No. 3.3 to The Titan Corporation’s 1999 Annual Report on Form 10-K filed with the Commission on March 30, 2000.

3.5	Amendments to the Bylaws of The Titan Corporation, dated March 22, 2000 and August 16, 2000, incorporated by reference to Exhibit 3.4 to The Titan Corporation’s 2001 Annual Report on Form 10-K filed with the Commission on April 1, 2002.

3.6	Charter of Lockheed Martin Corporation, incorporated by reference to Exhibit 3.1 of Lockheed Martin’s Current Report on Form 8-K/A filed with the Commission on July 22, 2003.

3.7	Bylaws of Lockheed Martin Corporation, as amended, incorporated by reference to Exhibit 3 of Lockheed Martin’s Quarterly Report on Form 10-Q filed with the Commission on November 4, 2003.

3.8	Amended and Restated Articles of Incorporation of BTG, Inc.*

3.9	Amended and Restated Bylaws of BTG, Inc.*

3.10	Articles of Incorporation of BTG Technology Resources, Inc. (formerly known as BDS, Inc.).*

3.11	By-Laws of BTG Technology Resources, Inc. (formerly known as BDS, Inc.).*

3.12	Amended and Restated Articles of Incorporation of BTG Technology Systems, Inc.*

3.13	Amended & Restated By-Laws of BTG Technology Systems, Inc.*

3.14	Articles of Incorporation, as amended, of Cayenta eUtility Solutions — eMunicipal Solutions Inc. (formerly known as SFG Technologies (US), Inc.).*

3.15	Bylaws of Cayenta eUtility Solutions — eMunicipal Solutions Inc. (formerly known as SFG Technologies (US), Inc.).*

3.16	Limited Liability Company Certificate of Formation of Cayenta Operating LLC.*

3.17	Limited Liability Company Agreement of Cayenta Operating LLC.*

3.18	Amended and Restated Articles of Incorporation of Concept Automation, Inc. of America.*

3.19	Amended & Restated By-Laws of Concept Automation, Inc. of America.*

3.20	Certificate of Incorporation, as amended, of Datacentric Automation Corporation. (formerly known as Mergeco Inc.).*

3.21	By-Laws of Datacentric Automation Corporation. (formerly known as Mergeco Inc.).*

3.22	Limited Liability Company Articles of Organization of International Systems LLC.*

3.23	Operating Agreement of International Systems, LLC.*

3.24	Certificate of Formation of Linkabit Wireless LLC.*

3.25	Limited Liability Company Agreement of Linkabit Wireless LLC.*

3.26	Articles of Incorporation of Procom Services, Inc.*

3.27	Procom Services, Inc. Bylaws.*

3.28	Certificate of Incorporation, as amended, of Titan Africa, Inc. (formerly known as Titan Afronet, Inc.).*

3.29	By-Laws of Titan Africa, Inc. (formerly known as Titan Afronet, Inc.).*

3.30	Articles of Incorporation, as amended, of Titan Facilities, Inc. (formerly known as Delta Construction Management, Inc.).*

3.31	By-Laws, as amended, of Titan Facilities, Inc. (formerly known as DeltaConstruction Management, Inc.).*

3.32	Certificate of Incorporation, as amended, of Titan Scan Technologies Corporation. (formerly known as Titan Medical Corp.).*

3.33	Bylaws of Titan Scan Technologies Corporation. (formerly known as Titan Medical Corp.).*

3.34	Certificate of Incorporation, as amended, of Titan Wireless, Inc.*

3.35	By-Laws of Titan Wireless, Inc.*

3.36	Certificate of Incorporation, as amended, of Titan Wireless Afripa Holdings, Inc.*

3.37	Titan Wireless Afripa Holdings, Inc. Bylaws.*

3.38	Certificate of Formation of Unidyne LLC.*

3.39	Limited Liability Company Agreement of Unidyne LLC.*

4.1	Indenture, dated as of May 15, 2003 among The Titan Corporation, as issuer of 8% Senior Subordinated Notes due 2011, the Guarantors named therein and Deutsche Bank Trust Company Americas, as trustee.*

4.2	Form of First Supplemental Indenture among The Titan Corporation, Deutsche Bank Trust Company Americas, LMC LLC One, LLC and Lockheed Martin Corporation.

4.3	Specimen form of Rule 144A Global Note for the 8% Senior Subordinated Notes due 2011.*

4.4	Specimen form of Regulation S Global Note for the 8% Senior Subordinated Notes due 2011.*

4.5	Specimen form of Exchange Global Note for the 8% Senior Subordinated Notes due 2011.*

4.6	Registration Rights Agreement dated as of May 15, 2003 by and among the Titan Corporation, the Guarantors named therein and Credit Suisse First Boston LLC, Goldman, Sachs & Co., and Wachovia Securities, Inc.*

5.1	Opinion of Hogan & Hartson L.L.P. as to the legality of the exchange notes and subsidiary guarantees being registered.††

5.2	Opinion of King & Spalding LLP as to the validity of the guarantee of Lockheed Martin Corporation.††

12.1	Computation of Ratio of Earnings to Fixed Charges.†

23.1	Consents of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1).††

23.2	Consent of King & Spalding LLP (included as part of Exhibit 5.2).††

23.3	Consent of Ernst & Young LLP., independent auditors.

23.4	Consent of KPMG LLP, independent auditors.

23.5	Consent of Ernst & Young LLP, independent auditors.

24.1	Powers of Attorney.**

25.1	Statement of Eligibility of Trustee on Form T-1.*

99.1	Form of Letter of Transmittal with Consent.

99.2	Form of Letter of Transmittal without Consent.

99.3	Form of Notice of Guaranteed Delivery.

99.4	Form of Letter from The Titan Corporation to Registered Holders and Depository Trust Company Participants.

99.5	Form of Instructions from Beneficial owners to Registered Holders and Depository Trust Company Participants.

99.6	Form of Letter to Clients.

99.7	Sections 13.1-692, 13.1-692.1, and 13.1-696 to 13.1-704 of the Virginia Stock Corporation Act.

99.8	Sections 607.0202, 607.0831, 607.0834, and 607.0850 of the Florida Business Corporation Act.

99.9	Section 18-108 of the Delaware Limited Liability Company Act.

99.10	Sections 78.300, 78.7502, 78.751, and 78.752 of the Nevada General Corporation Law.

99.11	Sections 102, 145, 172, and 174 of the Delaware General Corporation Law.

99.12	Sections 204, 204.5, 309, 316, and 317 of the California Corporations Code.

99.13	Sections 17101, 17155, 17158, and 17255 of the California Limited Liability Act.

*	Previously filed.
**	Previously filed for The Titan Corporation and the subsidiary guarantors. Filed herewith for Lockheed Martin Corporation.
†	Included as part of the Prospectus.
††	To be filed by amendment.

Item 22. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each of the registrants has duly caused this Post-effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Diego, State of California, on the 20th day of November, 2003.

THE TITAN CORPORATION

By:	/s/ MARK W. SOPP

Mark W. Sopp Senior Vice President

BTG, INC.

By:	/s/ MARK W. SOPP

Mark W. Sopp Senior Vice President

BTG TECHNOLOGY RESOURCES, INC.

By:	/s/ MARK W. SOPP

Mark W. Sopp Senior Vice President

BTG TECHNOLOGY SYSTEMS, INC.

By:	/s/ MARK W. SOPP

Mark W. Sopp Senior Vice President

CAYENTA EUTILITY SOLUTIONS — EMUNICIPAL SOLUTIONS, INC.

By:	/s/ MICHAEL GARDNER

Michael Gardner President

CAYENTA OPERATING LLC

By:	/s/ MARK W. SOPP

Mark W. Sopp Senior Vice President
CONCEPT AUTOMATION, INC. OF AMERICA

By:	/s/ MARK W. SOPP

Mark W. Sopp Senior Vice President

DATACENTRIC AUTOMATION CORPORATION

By:	/s/ MARK W. SOPP

Mark W. Sopp Senior Vice President

INTERNATIONAL SYSTEMS, LLC

By:	/s/ MARK W. SOPP

Mark W. Sopp Senior Vice President

LINKABIT WIRELESS LLC

By:	/s/ MARK W. SOPP

Mark W. Sopp Senior Vice President

PROCOM SERVICES, INC.

By:	/s/ MARK W. SOPP

Mark W. Sopp Senior Vice President

TITAN AFRICA, INC.

By:	/s/ MARK W. SOPP

Mark W. Sopp Senior Vice President

TITAN FACILITIES, INC. (FORMERLY KNOWN AS DELTA CONSTRUCTION MANAGEMENT, INC.)

By:	/s/ MARK W. SOPP

Mark W. Sopp Senior Vice President

TITAN SCAN TECHNOLOGIES CORPORATION

By:	/s/ MARK W. SOPP

Mark W. Sopp Senior Vice President

TITAN WIRELESS, INC.

By:	/s/ MARK W. SOPP

Mark W. Sopp Senior Vice President

TITAN WIRELESS AFRIPA HOLDING, INC.

By:	/s/ MARK W. SOPP

Mark W. Sopp Senior Vice President

UNIDYNE, LLC

By:	/s/ MARK W. SOPP

Mark W. Sopp Senior Vice President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Bethesda, Maryland on the 20th day of November, 2003.

LOCKHEED MARTIN CORPORATION

By:	/s/ RAJEEV BHALLA

Rajeev Bhalla. Vice President and Controller

THE TITAN CORPORATION

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Name	Title	Date

* Gene W. Ray, Ph.D.	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	November 20, 2003

/s/ MARK W. SOPP Mark W. Sopp	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 20, 2003

* Deanna H. Lund	Vice President and Corporate Controller (Principal Accounting Officer)	November 20, 2003

* Michael B. Alexander	Director	November 20, 2003

* Edward H. Bersoff, Ph.D.	Director	November 20, 2003

* Joseph F. Caligiuri	Director	November 20, 2003

* Peter A. Cohen	Director	November 20, 2003

* Daniel J. Fink	Director	November 20, 2003

* Susan Golding	Director	November 20, 2003

* Robert M. Hanisee	Director	November 20, 2003

* Robert E. La Blanc	Director	November 20, 2003

* James Roth	Director	November 20, 2003

* Joseph R. Wright, Jr.	Director	November 20, 2003

*By: /s/ MARK W. SOPP Mark W. Sopp	Attorney-in-fact	November 20, 2003

LOCKHEED MARTIN CORPORATION

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Vance D. Coffman	Chairman and Chief Executive Officer and Director (Principal Executive Officer)	November 20, 2003

* Christopher E. Kubasik	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	November 20, 2003

/s/ RAJEEV BHALLA Rajeev Bhalla	Vice President and Controller (Principal Accounting Officer)	November 20, 2003

The Registration Statement has also been signed on the date indicated by the following directors, who constitute a majority of the Board of Directors:

E.C. Aldridge, Jr.*	Frank Savage*
Nolan D. Archibald*	Anne Stevens*
Norman R. Augustine*	Robert J. Stevens*
Marcus C. Bennett*	James R. Ukropina*
Vance D. Coffman*	Douglas C. Yearley*
Gwendolyn S. King*
Douglas H. McCorkindale*
Eugene F. Murphy*
Joseph W. Ralston*

*By:	/s/ DAVID A. DEDMAN	November 20, 2003
David A. Dedman (Attorney-in-fact**)

**	By authority of Powers of Attorney filed with this Registration Statement.

BTG, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment  No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Gene W. Ray, Ph.D.	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	November 20, 2003

/s/ MARK W. SOPP Mark W. Sopp	Senior Vice President (Principal Financial and Accounting Officer)	November 20, 2003

*By:	/s/ MARK W. SOPP Mark W. Sopp	Attorney-in-fact	November 20, 2003

BTG TECHNOLOGY RESOURCES, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Gene W. Ray, Ph.D.	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	November 20,, 2003

/s/ MARK W. SOPP Mark W. Sopp	Senior Vice President (Principal Financial and Accounting Officer)	November 20, 2003

*By:	/s/ MARK W. SOPP Mark W. Sopp	Attorney-in-fact	November 20, 2003

BTG TECHNOLOGY SYSTEMS, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Gene W. Ray, Ph.D.	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	November 20, 2003

/s/ MARK W. SOPP Mark W. Sopp	Senior Vice President (Principal Financial and Accounting Officer)	November 20, 2003

*By:	/s/ MARK W. SOPP Mark W. Sopp	Attorney-in-fact	November 20, 2003

CAYENTA eUTILITY SOLUTIONS—eMUNICIPAL SOLUTIONS, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Michael Gardner	President and Director (Principal Executive Officer)	November 20, 2003

* Scott A. Meader	Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	November 20, 2003

/s/ MARK W. SOPP Mark W. Sopp	Director	November 20, 2003

*By:	/s/ MARK W. SOPP Mark W. Sopp	Attorney-in-fact	November 20, 2003

CAYENTA OPERATING LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Gene W. Ray, Ph.D.	President and Manager (Principal Executive Officer)	November 20, 2003

/s/ MARK W. SOPP Mark W. Sopp	Senior Vice President (Principal Financial and Accounting Officer)	November 20, 2003

* Robert E. La Blanc	Manager	November 20, 2003

*By:	/s/ MARK W. SOPP Mark W. Sopp	Attorney-in-fact	November 20, 2003

CONCEPT AUTOMATION, INC. OF AMERICA

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment No. 1 to the Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Gene W. Ray, Ph.D.	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	November 20, 2003

/s/ MARK W. SOPP Mark W. Sopp	Senior Vice President (Principal Financial and Accounting Officer)	November 20, 2003

*By:	/s/ MARK W. SOPP Mark W. Sopp	Attorney-in-fact	November 20, 2003

DATACENTRIC AUTOMATION CORPORATION

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Eric P. Weenas	Chairman of the Board and President (Principal Executive Officer)	November 20, 2003

/s/ MARK W. SOPP Mark W. Sopp	Senior Vice President (Principal Financial and Accounting Officer)	November 20, 2003

*By:	/s/ MARK W. SOPP Mark W. Sopp	Attorney-in-fact	November 20, 2003

INTERNATIONAL SYSTEMS, LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment  No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Gene W. Ray, Ph.D.	Manager	November 20, 2003

/s/ MARK W. SOPP Mark W. Sopp	Senior Vice President (Principal Financial and Accounting Officer)	November 20, 2003

*By:	/s/ MARK W. SOPP Mark W. Sopp	Attorney-in-fact	November 20, 2003

LINKABIT WIRELESS LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment  No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Ronald B. Gorda	President and Manager (Principal Executive Officer)	November 20, 2003

/s/ MARK W. SOPP Mark W. Sopp	Senior Vice President (Principal Financial and Accounting Officer)	November 20, 2003

* Gene W. Ray, Ph.D	Manager	November 20, 2003

*By:	/s/ MARK W. SOPP Mark W. Sopp	Attorney-in-fact	November 20, 2003

PROCOM SERVICES, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment  No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Gene W. Ray, Ph.D.	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	November 20, 2003

/s/ MARK W. SOPP Mark W. Sopp	Senior Vice President (Principal Financial and Accounting Officer)	November 20, 2003

*By:	/s/ MARK W. SOPP Mark W. Sopp	Attorney-in-fact	November 20, 2003

TITAN AFRICA, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Owens F. Alexander, Jr.	Chief Executive Officer and President (Principal Executive Officer)	November 20, 2003

/s/ MARK W. SOPP Mark W. Sopp	Senior Vice President (Principal Financial and Accounting Officer)	November 20, 2003

* Gene W. Ray, Ph. D.	Chairman of the Board	November 20, 2003

*By:	/s/ MARK W. SOPP Mark W. Sopp	Attorney-in-fact	November 20, 2003

TITAN FACILITES, INC. (FORMERLY KNOWN AS DELTA CONSTRUCTION MANAGEMENT, INC.)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Gene W. Ray, Ph.D.	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	November 20, 2003

/s/ MARK W. SOPP Mark W. Sopp	Senior Vice President (Principal Financial and Accounting Officer)	November 20, 2003

*By:	/s/ MARK W. SOPP Mark W. Sopp	Attorney-in-fact	November 20, 2003

TITAN SCAN TECHNOLOGIES CORPORATION

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Gene W. Ray, Ph.D.	Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)	November 20, 2003

/s/ MARK W. SOPP Mark W. Sopp	Senior Vice President (Principal Financial and Accounting Officer)	November 20, 2003

*By:	/s/ MARK W. SOPP Mark W. Sopp	Attorney-in-fact	November 20, 2003

TITAN WIRELESS, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Owens F. Alexander, Jr.	Chief Executive Officer and President (Principal Executive Officer)	November 20, 2003

/s/ MARK W. SOPP Mark W. Sopp	Senior Vice President (Principal Financial and Accounting Officer)	November 20, 2003

* Gene W. Ray, Ph.D.	Chairman of the Board	November 20, 2003

*By:	/s/ MARK W. SOPP Mark W. Sopp	Attorney-in-fact	November 20, 2003

TITAN WIRELESS AFRIPA HOLDING, INC.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment  No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* Owens F. Alexander, Jr.	Chief Executive Officer and President (Principal Executive Officer)	November 20, 2003

/s/ MARK W. SOPP Mark W. Sopp	Senior Vice President (Principal Financial and Accounting Officer)	November 20, 2003

* Gene W. Ray, Ph.D.	Chairman of the Board	November 20, 2003

*By:	/s/ MARK W. SOPP Mark W. Sopp	Attorney-in-fact	November 20, 2003

UNIDYNE, LLC

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* David Conner	President and Manager (Principal Executive Officer)	November 20, 2003

/s/ MARK W. SOPP Mark W. Sopp	Senior Vice President (Principal Financial and Accounting Officer)	November 20, 2003

* Gene W. Ray, Ph.D.	Manager	November 20, 2003

*By:	/s/ MARK W. SOPP Mark W. Sopp	Attorney-in-fact	November 20, 2003

EXHIBIT INDEX

2.1	Agreement and Plan of Merger, dated as of September 15, 2003 by and among Lockheed Martin Corporation, LMC Sub One, Inc. and The Titan Corporation.*

2.2	Assignment and Assumption Agreement between LMC Sub One, Inc. and LMC LLC One LLC dated November 18, 2003, incorporated by reference to Exhibit 2.2 of Lockheed Martin’s Registration Statement on Form S-4 filed with the Commission on November 20, 2003.

3.1	The Titan Corporation’s Certificate of Amendment of Restated Certificate of Incorporation dated as of October 21, 1998, incorporated by reference to Exhibit No. 3.1 to The Titan Corporation’s Quarterly Report on Form 10-Q filed with the Commission on November 16, 1998.

3.2	The Titan Corporation’s Certificate of Amendment of Restated Certificate of Incorporation dated as of June 30, 1987, incorporated by reference to Exhibit No. 3.2 to The Titan Corporation’s 1987 Annual Report on Form 10-K filed with the Commission on March 29, 1988.

3.3	The Titan Corporation’s Restated Certificate of Incorporation dated as of November 6, 1986, incorporated by reference to Exhibit No. 3.1 to The Titan Corporation’s 1987 Annual Report on Form 10-K filed with the Commission on March 29, 1988.

3.4	The Titan Corporation’s Bylaws, incorporated by reference to Exhibit No. 3.3 to The Titan Corporation’s 1999 Annual Report on Form 10-K filed with the Commission on March 30, 2000.

3.5	Amendments to the Bylaws of The Titan Corporation, dated March 22, 2000 and August 16, 2000, incorporated by reference to Exhibit 3.4 to The Titan Corporation’s 2001 Annual Report on Form 10-K filed with the Commission on April 1, 2002.

3.6	Charter of Lockheed Martin Corporation, incorporated by reference to Exhibit 3.1 of Lockheed Martin’s Current Report on Form 8-K/A filed with the Commission on July 22, 2003.

3.7	Bylaws of Lockheed Martin Corporation, as amended, incorporated by reference to Exhibit 3 of Lockheed Martin’s Quarterly Report on Form 10-Q filed with the Commission on November 4, 2003.

3.8	Amended and Restated Articles of Incorporation of BTG, Inc.*

3.9	Amended and Restated Bylaws of BTG, Inc.*

3.10	Articles of Incorporation of BTG Technology Resources, Inc. (formerly known as BDS, Inc.).*

3.11	By-Laws of BTG Technology Resources, Inc. (formerly known as BDS, Inc.).*

3.12	Amended and Restated Articles of Incorporation of BTG Technology Systems, Inc.*

3.13	Amended & Restated By-Laws of BTG Technology Systems, Inc.*

3.14	Articles of Incorporation, as amended, of Cayenta eUtility Solutions — eMunicipal Solutions Inc. (formerly known as SFG Technologies (US), Inc.).*

3.15	Bylaws of Cayenta eUtility Solutions — eMunicipal Solutions Inc. (formerly known as SFG Technologies (US), Inc.).*

3.16	Limited Liability Company Certificate of Formation of Cayenta Operating LLC.*

3.17	Limited Liability Company Agreement of Cayenta Operating LLC.*

3.18	Amended and Restated Articles of Incorporation of Concept Automation, Inc. of America.*

3.19	Amended & Restated By-Laws of Concept Automation, Inc. of America.*

3.20	Certificate of Incorporation, as amended, of Datacentric Automation Corporation. (formerly known as Mergeco Inc.).*

3.21	By-Laws of Datacentric Automation Corporation. (formerly known as Mergeco Inc.).*

3.22	Limited Liability Company Articles of Organization of International Systems LLC.*

3.23	Operating Agreement of International Systems, LLC.*

3.24	Certificate of Formation of Linkabit Wireless LLC.*

3.25	Limited Liability Company Agreement of Linkabit Wireless LLC.*

3.28	Articles of Incorporation of Procom Services, Inc.*

3.29	Procom Services, Inc. Bylaws.*

3.32	Certificate of Incorporation, as amended, of Titan Africa, Inc. (formerly known as Titan Afronet, Inc.).*

3.33	By-Laws of Titan Africa, Inc. (formerly known as Titan Afronet, Inc.).*

3.34	Articles of Incorporation, as amended, of Titan Facilities, Inc. (formerly known as Delta Construction Management, Inc.).*

3.35	By-Laws, as amended, of Titan Facilities, Inc. (formerly known as Delta Construction Management, Inc.).*

3.36	Certificate of Incorporation, as amended, of Titan Scan Technologies Corporation. (formerly known as Titan Medical Corp.).*

3.37	Bylaws of Titan Scan Technologies Corporation. (formerly known as Titan Medical Corp.).*

3.38	Certificate of Incorporation, as amended, of Titan Wireless, Inc.*

3.39	By-Laws of Titan Wireless, Inc.*

3.40	Certificate of Incorporation, as amended, of Titan Wireless Afripa Holdings, Inc.*

3.41	Titan Wireless Afripa Holdings, Inc. Bylaws.*

3.42	Certificate of Formation of Unidyne LLC.*

3.43	Limited Liability Company Agreement of Unidyne LLC.*

4.1	Indenture, dated as of May 15, 2003 among The Titan Corporation, as issuer of 8% Senior Subordinated Notes due 2011, the Guarantors named therein and Deutsche Bank Trust Company Americas, as trustee.*

4.2	Form of First Supplemental Indenture among The Titan Corporation, Deutsche Bank Trust Company Americas, LMC LLC One, LLC and Lockheed Martin Corporation.

4.3	Specimen form of Rule 144A Global Note for the 8% Senior Subordinated Notes due 2011.*

4.4	Specimen form of Regulation S Global Note for the 8% Senior Subordinated Notes due 2011.*

4.5	Specimen form of Exchange Global Note for the 8% Senior Subordinated Notes due 2011.*

4.6	Registration Rights Agreement dated as of May 15, 2003 by and among the Titan Corporation, the Guarantors named therein and Credit Suisse First Boston LLC, Goldman, Sachs & Co., and Wachovia Securities, Inc.*

5.1	Opinion of Hogan & Hartson L.L.P. as to the legality of the exchange notes and subsidiary guarantees being registered.††

5.2	Opinion of King & Spalding LLP as to the validity of the guarantee of Lockheed Martin Corporation.††

12.1	Computation of Ratio of Earnings to Fixed Charges.†

23.1	Consents of Hogan & Hartson L.L.P. (included as part of Exhibit 5.1).††

23.2	Consent of King & Spalding LLP (included as part of Exhibit 5.2).††

23.3	Consent of Ernst & Young LLP., independent auditors.

23.4	Consent of KPMG LLP, independent auditors.

23.5	Consent of Ernst & Young LLP, independent auditors.

24.1	Powers of Attorney.**

25.1	Statement of Eligibility of Trustee on Form T-1.*

99.1	Form of Letter of Transmittal with Consent.

99.2	Form of Letter of Transmittal without Consent.

99.3	Form of Notice of Guaranteed Delivery.

99.4	Form of Letter from The Titan Corporation to Registered Holders and Depository Trust Company Participants.

99.5	Form of Instructions from Beneficial owners to Registered Holders and Depository Trust Company Participants.

99.6	Form of Letter to Clients.

99.7	Sections 13.1-692, 13.1-692.1, and 13.1-696 to 13.1-704 of the Virginia Stock Corporation Act.

99.8	Sections 607.0202, 607.0831, 607.0834, and 607.0850 of the Florida Business Corporation Act.

99.9	Section 18-108 of the Delaware Limited Liability Company Act.

99.10	Sections 78.300, 78.7502, 78.751, and 78.752 of the Nevada General Corporation Law.

99.11	Sections 102, 145, 172, and 174 of the Delaware General Corporation Law.

99.12	Sections 204, 204.5, 309, 316, and 317 of the California Corporations Code.

99.13	Sections 17101, 17155, 17158, and 17255 of the California Limited Liability Act.

*	Previously filed.
**	Previously filed for The Titan Corporation and the subsidiary guarantors. Filed herewith for Lockheed Martin Corporation.
†	Included as part of the Prospectus.
††	To be filed by amendment.